UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

AS Capital, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55999	83-2187195
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1206, 12th Floor, 301, 3-17 F, Building 5
Block 1, Hangfeng Road
Fengtai District, Beijing

+86-10-63622901
(Address of principal executive offices) (Registrant’s telephone number, including area code)

3609 Hammerkop Drive

North Las Vegas, Nevada 89084

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.0001	ASIN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to AS Capital, Inc. on a consolidated basis.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On August 6, 2020, AS Capital, Inc. (the “Company” or “ASIN”) and HanJiao International Holding Limited, a private limited liability company incorporated under the laws of the British Virgin Islands (“HJ”) and HJ’s shareholders entered into a Share Acquisition Agreement (the “Share Exchange Agreement”) to acquire up to one hundred (100) Ordinary Shares of HJ held by its five shareholders (the “HJ Shares”), representing 100% of the issued and outstanding securities of HJ, for 86,000,000 shares of our common stock at a per share price of US$0.46, (the “Share Exchange”). The share acquisition was consummated on August 6, 2020. As a result, we entered into the business of selling healthcare and other related products to middle-aged and elderly market segments in the People’s Republic of China (“PRC” or China”) through its online to offline platform, and HJ shareholders received 86,000,000 shares of the Company’s common stock (the “Shares”). It is our understanding that HJ shareholders are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

HJ is engaged in the sale of healthcare and other related products to the middle-aged and elderly market segments in the PRC through its internet platform and offline service centers.

In connection with the acquisition, effective from August 6, 2020, the following individuals were appointed to serve in the capacities set forth next to their names until his or her successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Positions
Tian Xiangyang	Chief Executive Officer, Director and Chairperson of the Board of Director
Shan Yonghua	Chief Financial Officer, and Director
Tian Zhihai	Chief Operating Officer and Director
Yin Jianen	Secretary and Director
Wang Jirui	Director

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Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, HJ and its subsidiaries and affiliated entities will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. HJ is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will be the historical financial statements of HJ, and the Company’s assets, liabilities and results of operations will be consolidated with HJ and subsidiaries, beginning on the acquisition date. HJ was the legal acquiree. The Company was the legal acquirer but HJ is deemed to be the accounting acquirer in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (HJ and subsidiaries). Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the accounting acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

CORPORATE HISTORY

Overview

On August 6, 2020, we consummated the acquisition of One Hundred (100) Shares of HJ, representing 100% of the issued and outstanding stock of HJ. HJ is a holding company that, through its subsidiaries and variable interest entity, is engaged in the business of selling healthcare and other related products to the middle-aged and elderly market segments in the PRC through its internet platform and offline service centers. HJ’s consolidated business is conducted through Beijing Luji Technology Co., Ltd., a variable interest entity formed in Beijing, China on March 27, 2007.

Prior to our acquisition of HJ, we were a shell company with nominal assets and limited operations. Our former business objective was to seek long term growth through one or more business combinations with operating companies.

History

We were incorporated on June 15, 2006 under the laws of the State of Nevada as Jupiter Resources, Inc. 75,000,000 shares of common Stock par value $0.001 and no other classes of stock were authorized. On March 27, 2007, we entered into an agreement with Ms. Helen Louise Robinson of Vernon, British Columbia, whereby she agreed to sell to us one mineral claim located approximately 30 kilometers northwest of Vernon, British Columbia in an area having the potential to contain silver or copper mineralization or deposits. In order to acquire a 100% interest in this claim, we paid $7,500 to Ms. Robinson. However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it lapsed.

On March 25, 2009, the Company’s articles of incorporation were amended to authorize an addition of 10 million preferred shares making a total of 85,000,000 shares authorized (75M common, 10M preferred).

On March 30, 2009, Jupiter Resources, Inc. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with NatProv Holdings, Inc., a British Virgin Islands corporation (“Natprov”). Pursuant to the terms of the Letter of Intent, Natprov and the Company were to commence the negotiation and preparation of a definitive share exchange agreement which contained customary representations, warranties and indemnities as agreed upon by Natprov, the Company and the shareholders of Natprov, whereby the Company, Natprov and the shareholders of Natprov were to complete a share exchange transaction (the “Transaction”) on or before May 26, 2009, subject to certain conditions precedent to the closing of the Transaction.

On April 30, 2009, the Company filed an amendment to change the name of the corporation to Rineon Group, Inc.

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On May 01, 2009, we filed a Certificate of Designation to designate 36,000 shares of Series A Convertible Preferred Stock, out of the 10 million preferred stock. These shares have no votes for matters brought before the common shareholders, only with matters regarding the Series A shares where they will be the only voters. They can convert into common but cannot at anytime convert to hold more than 4.95% of the issued and outstanding common shares of the Company.

On May 14, 2009, we entered into a preferred stock purchase agreement dated as of April 30, 2009 (the “Preferred Stock Purchase Agreement”) under which the Company sold an aggregate of 36,000 shares of its Series A convertible preferred stock (the “Series A Preferred Stock”) to Intigy Absolute Return Ltd., a British Virgin Islands corporation (“Intigy”), for a purchase price of $36,000,000, or $1,000 per share of Series A $0.001 Par Value Preferred Stock. In addition, pursuant to the terms of the stock purchase agreement dated as of May 14, 2009, Rineon agreed to acquire 1,985,834 shares of Amalphis from NatProv Holdings Inc (“NatProv”) for a total consideration of $36,000,000. Of the 2,437,500 shares of Amalphis held by NatProv, 1,985,834 were converted into Class A Preferred non-voting shares, which were then assigned by NatProv to Rineon. As a result, NatProv owned 451,666 Common Shares of Amalphis, representing 100% of the voting shares of Amalphis, and Rineon owned 1,985,834 of Amalphis’ Class A Preferred Shares which have the same rights and privileges as the common shares except that they have a liquidation preference and no voting rights. Amalphis’ Class A Preferred Shares were not convertible into Common Shares.

The transactions consummated as set forth above resulted in a change of control of the Company. In connection with such change in control, on May 14, 2009, the board of directors of the Company authorized a change in the fiscal year end of the Company from May 31 to December 31.

Amalphis Group, Inc., (“Amalphis”) was formed in July 2008 as a British Virgin Islands (BVI) Business Company. Amalphis, through its wholly owned subsidiary Allied Provident, Inc. (“API”), offers customized reinsurance products in markets where traditional reinsurance alternatives are limited. In addition, Amalphis was formed to directly sell a variety of property and casualty insurance products to businesses around the world. In September 2008, Amalphis acquired API, an entity that issues customized reinsurance to a United States insurance carrier that offers automotive insurance coverage to drivers who are unable to obtain insurance from standard carriers. API was formed in Barbados on November 9, 2007 by NatProv Holdings Inc., (“NatProv”) a British Virgin Islands corporation.

There was no business activity between the filing of the Form 15 on November 10, 2010, and prior to August 9, 2018. The Company had Exchange Act disclosure requirements from January 11, 2008 to November 10, 2010. The Company has no knowledge or records related to the assets referenced above and therefor there is some level of uncertainty in the above descriptions.

Prior Company management was unresponsive to shareholders and had refused to respond to requests to meet statutory requirements to get current with the secretary of state and with the required filings of the Securities and Exchange Commission (“SEC”).

On August 9, 2018, XTC, Inc. was appointed to serve as the custodian of the Company in a shareholder filed action with the Eighth Judicial District Court in Clark County, Nevada and was instructed to revive the Company. XTC, Inc. was a shareholder of record as shown in the court documents (500 shares) attached as Exhibit 99.1 to this Current Report. XTC acquired its 500 common shares on June 14, 2018 in the open market at a price of $0.05 per share.

Enclosed as Exhibit 99.1 hereto are the entire court records, from filing to closing documents.

On September 25, 2018, the Company filed a Certificate of Designation whereby the following preferred shares were designated by the Company and the rights, privileges and designations of the Series A Convertible Preferred Stock were amended and restated.

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The number of Series A Convertible Preferred Stock was increased from 36,000 to 1,000,000.

•	3,000,000 Series B Convertible Preferred Stock were created with no voting rights, and conversion rights of 1000:1, with the restriction that holders cannot convert to hold more the 4.95% of issued and outstanding common stock.
•	1,000,000 Series C Convertible Preferred Stock were created. (each Series C shall have 100,000 vote per share, with 1:1 conversion rights.

On September 25, 2018, the Company issued 964,000 shares of Series A Convertible Preferred shares to XRC, LLC at $0.001 per share and 1,000,000 shares of Series C Convertible Preferred shares at $0.001 per share to XRC, LLC, a company controlled by Chris Lotito, in exchange for paying the costs to revive the company with the State of Nevada, giving it voting control.

On September 28, 2018, a shareholders meeting was held wherein the shareholders gave the board authority to reorganize the Company, including making a possible name change, and/or engaging in a reverse stock split. In addition, the Series A shareholders voted to approve a reverse split of 1 preferred share for each 1,000 shares outstanding of the Series A Convertible Preferred and to authorize a new designation.

On October 1, 2018, the Company made filings with the Nevada Secretary of State to change our name to “AS Capital, Inc.” and to exercise a 10-to-1 reverse stock split for the Common stock and a 1,000 to 1 reverse of the Series A Convertible Preferred, with conversion rights of 1 common share for every 12,000 shares of Series A Convertible Preferred Stock held. As a result, the number of issued and outstanding Series A Convertible Preferred Stock was reduced to 1,000 shares.

On December 6, 2018, the Court granted an Order discharging the custodian and approved all actions taken by the custodian.

Change in Control

On June 4, 2019, AS Capital, Inc., a Nevada corporation, XRC, LLC, a Colorado limited liability company (“XRC”) and Gao Xue Ran (“Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which Purchaser agreed to purchase from XRC 11,000,000 shares of common stock of the Company, par value $0.0001, and 964 shares of Series A Convertible Preferred Stock Preferred Stock of the Company, par value $0.001 (collectively, the “Shares”), for aggregate consideration of Four Hundred and Ten Thousand Dollars ($410,000) in accordance with the terms and conditions of the SPA. XRC is the controlling shareholder of the Company. On June 13, 2019, and in anticipation of the sales transaction with Ms. Gao, the Company assigned its line of credit and the current balance due thereunder, including all outstanding principal and accrued interest, to XRC in consideration of 10,000,000 shares of common stock of the Company. At the time of the transfer, $48,595 was due under the item of credit. At the same time XRC converted its 1,000,000 shares of Series C Convertible Preferred Stock into 1,000,000 shares of common stock. Chris Lotito was the managing member of XRC.

The acquisition of the Shares consummated on July 18, 2019, and the Shares were ultimately purchased by the following three individuals using their own personal funds:

Name	No. of Shares	Percentage of Issued and Outstanding	Consideration Paid
Gao Xue Ran	8,581,063 of Common Stock; 964 shares of Series A Preferred Stock	76.61%	$319,840
Zhang Yan Hua	1,935,633 of Common Stock	17.28%	$72,146
Cheung Kwok Chiu Kris	483,304 of Common Stock	4.31%	$18,014
Total	11,000,000 of Common Stock; 964 shares of Series A Preferred Stock	100%

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Ms. Gao holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Chris Lotito, our Chief Executive Officer and sole director, and John Karatzaferis, our President, resigned from all of their positions with the Company, effective July 18, 2019. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Concurrent with such resignations, Gao Xue Ran was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gao will serve in her positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

Acquisition of HJ

On August 6, 2020, we consummated the acquisition of One Hundred (100) Shares of HJ, representing 100% of the issued and outstanding stock of HJ by issuing 86,000,000 shares of the common stock. HJ is a holding company that, through its subsidiaries and variable interest entity, is engaged in the business of selling healthcare and other related products to the middle-aged and elderly market segments in the PRC through its internet platform and offline service centers. HJ’s consolidated business is conducted through Beijing Luji Technology Co., Ltd., a variable interest entity formed in Beijing, China on March 27, 2007.

In connection with the acquisition, effective August 6, 2020, the following individuals were appointed to serve in the capacities set forth next to their names until his or her successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Positions	Number of Shares Held	Percentage of Total Common Equity
Tian Xiangyang	Chief Executive Officer, Director and Chairperson of the Board of Director	68,800,000	70.78%
Shan Yonghua	Chief Financial Officer, and Director	-	-
Tian Zhihai	Chief Operating Officer and Director	4,300,000	4.63%
Yin Jianen	Secretary and Director	-	-
Wang Jirui	Director	-	-

Upon the consummation of the sale of the HJ Shares, Gao Xue Ran resigned from all of her positions with the Company, effective August 6, 2020. Her resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Our principal executive offices are located at Room 1206, 12th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing and our telephone number is +86-10-63622901. We maintain an Internet website at www.lujiguoji.com. The information contained in, or accessible from, our website is not a part of this Current Report.

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DESCRIPTION OF BUSINESS OF BEIJING LUJI TECHNOLOGY CO., LTD.

Beijing Luji Technology Co., Ltd. (“Beijing Luji”), previously known as Beijing Luji Culture Media Co. Ltd., a variable interest entity that we control through contractual arrangements. Beijing Luji was formed in Beijing, China, on March 27, 2007. Originally, Beijing Luji was focused on the provision of services in paper media, publication of magazines and books, and investment in media businesses. Due to the downturn of the paper media industry and the rise of the elderly healthcare services industry, in 2013 Beijing Luji shifted its business focus to the provision of healthcare related products and services through its E-commerce platform to the middle-aged and elderly populations.

In 2016, Beijing Luji expanded its E-commerce operations and introduced its “Fozgo” branded online to offline (O2O) marketplace. The O2O platform integrates its E-commerce platform with physical outlets to connect consumers and merchants in a dynamic marketplace. Its platform not only offers users the convenience of making online purchases, but also provides users the possibility to purchase and receive products at offline service centers. Currently, Beijing Luji’s core product categories include sales of home appliances (such as water purifiers and air purifiers), healthcare products (such as nutrient supplements) and cosmetics products. As of March 31, 2020, Beijing Luji has developed several branch offices with outlets across the PRC with approximately 158,000 users. In 2018, it was granted hi-tech enterprise status in the PRC.

On March 15, 2019, Beijing Luji executed a Share Purchase Agreement with Rongcheng Health Group Co., Ltd. and acquired a 44% equity interest in Rongcheng Tianrun Taxus Co., Ltd. (“Rongcheng Tianrun”) for RMB 79,830,000 (approximately $11.4 million). Rongcheng Tianrun is organized and registered in the PRC, and it is engaged primarily in the cultivation and marketing of Taxus, a type of medicinal plant. The ownership transfer and related registration procedures were completed on June 20, 2019. The foregoing description of the Equity Acquisition Agreement is qualified in its entirety by reference to the Share Purchase Agreement, an English translation of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Corporate Structure

HJ was formed in the British Virgin Islands in July 2018.

Beijing Luji Technology Co., Ltd. (“Beijing Luji”), is our PRC variable interest entity and was formed in March 2007 pursuant to the PRC laws. The organizational chart of the Company as a result of the acquisition is as follows:

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(1)	HanJiao International Holding Limited. (“HJ”) was incorporated on July 5, 2018 in the British Virgin Islands.
(2)	LuJi Technology International Holding Limited (“Luji Technology”) was incorporated on July 5, 2018 in the British Virgin Islands and is wholly owned by HJ.
(3)	Inooka Holding Ltd. was established on July 18, 2018 in Hong Kong and is wholly owned by Luji Technology.
(4)	Beijing Hongtao Management Consulting Co., Ltd. (“Beijing Hongtao”), a Wholly Foreign-Owned Enterprise (“WFOE”), was established in the PRC on October 11, 2018 and is a wholly owned subsidiary of Inooka Holding Ltd. It currently provides consulting and technical services to Beijing Luji Technology Co., Ltd. (“Beijing Luji”).
(5)	Beijing Luji was established in the PRC on March 27, 2007. It is engaged in the business of selling goods in China. Beijing Hongtao controls Beijing Luji via various variable interest contractual arrangements (“VIE agreements”) to realize its economic benefits. Currently, the shareholders of Beijing Luji are Ms. Tian Xiangyang, Mr. Tian Zhihai, Mr. Liu Zexian, Ms. Gao Xuewei and Ms. Li Chunduo, together the “Beijing Luji Shareholders”.
(6)	Guoyi Investment Fund Management (Beijing) Co., Ltd. (“Beijing Guoyi”) was formed on February 19, 2016, and is wholly owned by Beijing Luji. Beijing Guoyi has no business activity as of the date of this Current Report.

Contractual Agreements between Beijing Hongtao, Beijing Luji and Beijing Luji Shareholders

We do not have a direct equity ownership interest in Beijing Luji but rely on a series of contractual arrangements, the variable interest agreements (“VIE Agreements”), to control and receive the economic benefits of Beijing Luji’s business. We rely on contractual arrangements with our variable interest entities to operate our E-commerce business in the PRC and other businesses in which foreign investment is restricted or prohibited.

Beijing Hongtao, Beijing Luji, and its shareholders entered into the VIE Agreements on May 15, 2019.  The VIE agreements are designed to provide Beijing Hongtao with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Beijing Luji, including absolute control rights and the rights to the assets, property and revenue of Beijing Luji.  Each of the VIE Agreements is described in detail below.

Exclusive Consulting and Services Agreement

Pursuant to the Exclusive Consulting and Service Agreement signed on May 15, 2019, between Beijing Hongtao and Beijing Luji, Beijing Hongtao agrees to provide various services exclusively to Beijing Luji including development and research services for business-related software, pre-job and on-the-job training services, technology development and transfer services, public relations services, market research and consulting services, short and medium-term market development and planning services, various technical support services, consulting services related to business compliance, organization and planning services related to marketing and membership activities. For services rendered to Beijing Luji by Beijing Hongtao under this agreement, Beijing Hongtao is entitled to collect 100% of the net income of Beijing Luji.

The Exclusive Consulting and Services Agreement shall remain in effect for ten years from the date of signing unless it is terminated by Beijing Hongtao in advance or upon the mutual agreement of both parties. Beijing Luji may terminate the agreement subject to payment of all service fees for completed services and compensation to Beijing Hongtao for losses. Prior to the termination of this agreement, the parties may extend the term of this agreement in accordance with the requirements of Beijing Hongtao.

The foregoing description of the Exclusive Consulting and Services Agreement is qualified in its entirety by reference to the Consulting and Services Agreement, an English translation of which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

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Business Operation Agreement

Pursuant to the Business Operation Agreement signed on May 15, 2019, by and among the Beijing Luji Shareholders, Beijing Luji and Beijing Hongtao. Beijing Luji agrees not to conduct any transactions that may materially affect its assets, business, personnel, obligations, rights or company operations, without the prior written consent of Beijing Hongtao. Beijing Hongtao agrees to provide advice to Beijing Luji from time to time regarding the appointment and dismissal of employees, daily management and financial management systems. Beijing Luji and Beijing Luji Shareholders also agreed to appoint designees of Beijing Hongtao to serve as Board of directors and on the senior management team of the Beijing Luji. In connection with this agreement, the Beijing Luji Shareholders executed a Power of Attorney at Annex 1 of the Business Operation Agreement in which the Beijing Luji shareholders shall irrevocably authorize the designated personnel of Beijing Hongtao to exercise their shareholders’ rights on their behalf, including voting rights at the shareholders’ meeting in the name of the shareholders. The Beijing Luji Shareholders further agree that they will replace the person authorized in the above Power of Attorney at any time upon Beijing Hongtao’s request. The Business Operation Agreement shall remain in effect for ten years from the date of signing unless earlier terminated by Beijing Hongtao by delivering 30 days prior written notice or upon the mutual agreement of all parties. Beijing Luji and the Beijing Luji Shareholders do not have the right to terminate the agreement unilaterally. Upon the termination of any agreement between Beijing Hongtao and Beijing Luji, Beijing Hongtao shall be entitled to terminate all agreements between such parties.

The foregoing description of the Business Operation Agreement is qualified in its entirety by reference to the Business Operation Agreement, an English translation of which is filed as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Equity Disposal Agreement

Pursuant to the Equity Disposal Agreement signed on May 15, 2019, by and among the Beijing Luji Shareholders, Beijing Luji and Beijing Hongtao, the Beijing Luji Shareholders granted to Beijing Hongtao an exclusive option right to purchase all of their equity interests in Beijing Luji to secure the execution of the Equity Pledge Agreement in which the details are set out below. Under the terms of this agreement, Beijing Hongtao has an exclusive right to purchase, to the extent permitted under the PRC law, at any time, all or any part of the equity interests of the Beijing Luji Shareholders in Beijing Luji or an option to transfer the equity interests in Beijing Luji to any third party designated by Beijing Hongtao. The option price shall be the minimum permitted by the laws and regulations of the PRC. The Equity Disposal Agreement has a term of ten years from the date of signing, and it may be renewed at Beijing Hongtao’s discretion.

The foregoing description of the Equity Disposal Agreement is qualified in its entirety by reference to the Equity Disposal Agreement, an English translation of which is filed as Exhibit 10.5 to this Current Report and incorporated herein by reference.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement signed on May 15, 2019, by and among the Beijing Luji Shareholders and Beijing Hongtao, the Beijing Luji Shareholders pledged all of their equity interests in Beijing Luji to Beijing Hongtao to guarantee the performance of Beijing Luji’s obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operation Agreement.  Under the terms of the agreement, in the event that Beijing Luji or its shareholders breach their respective contractual obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operation Agreement, or upon occurrence of any event of default as set forth in the Equity Pledge Agreement, Beijing Hongtao shall be entitled to exercise its rights under this agreement, subject to certain cure periods. The Beijing Luji Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Beijing Hongtao’s interest.

The Equity Pledge Agreement shall be effective until Beijing Luji and the Beijing Luji Shareholders have performed all of their obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement and the written approval of Beijing Hongtao has been obtained.

The foregoing description of the Equity Pledge Agreement is qualified in its entirety by reference to the Equity Pledge Agreement, an English translation of which is filed as Exhibit 10.6 to this Current Report and incorporated herein by reference.

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Agency Agreement

Pursuant to the Agency Agreement signed on May 15, 2019, among the Beijing Luji Shareholders and Beijing Hongtao, the Beijing Luji Shareholders granted Beijing Hongtao an irrevocable license for the longest period permitted under law the right to exercise the voting rights of the Beijing Luji Shareholders in accordance with the laws of the PRC and the Articles of Association of Beijing Luji. During the term of this Agreement, none of the Beijing Luji Shareholders shall be entitled to transfer its interest in Beijing Luji to any third party other than entities or individuals designated by Beijing Hongtao. This Agency Agreement shall be irrevocable and continuously valid from the date of execution of this Agency Agreement, and it can be terminated at Beijing Hongtao’s discretion.

The foregoing description of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, an English translation of which is filed as Exhibit 10.7 to this Current Report and incorporated herein by reference.

Market Overview

Home Appliances: Water Purifiers and Air Purifiers

The standard of living in China has been steadily rising in the past decade. As a result, domestic consumption standards have also risen, with a focus on health and wellness lifestyle products and services. Because air and water quality and foods have a direct impact on health, we believe that the demand for clean drinking water, air quality and health foods will become an increasingly important issue. We believe that this demand will translate into a demand for domestic water and air purification technology. We anticipate that water purifiers, air purifiers and health foods will eventually become widely used, essential household appliances.

According to the statistics from AskCI Consulting (“ASKCI”), the annual compound growth rate of water purifier units sold in China reached 8.1% from 2011 to 2017. ASKCI expects that the demand for household water purifiers will continue to grow at a rapid pace in coming years, with the market size reaching over RMB 33 billion (approximately USD 4.7 billion) in 2018.

According to the statistics from the Prospective Industry Research Institute, the annual compound growth rate of air purifiers in sales was about 8.4% from 2014 to 2017, with the estimated market size reaching over RMB 11 billion (approximately USD 1.6 billion) in 2018.

Health Food Market

Total sales of health food in China amounted to about RMB 290 billion (approximately USD 41.3 billion) in 2018, and their share in the global market rose from 4.6% in 2010 to 11.6%. As total sales of health food continue to grow, we believe that the market outlook should remain attractive. The market size of health products in China is about 397 billion yuan in 2019. With the continuous growth of the total sales volume of healthy food, we believe that the market prospect will remain attractive.

The health food market in China is dominated by dietary products which make up 55.2% of the market. This is followed in size of market share by health foods with a nourishing function (33.5%), health foods for weight management (6.5%) and health foods for children and athletes (4.8%). It is estimated that the sales revenue of China's health products industry will reach 480.3 billion yuan in 2020. We believe that dietary supplements and health foods with a nourishing function will become increasingly popular among young females and the middle-aged in the future.

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Cosmetics Market

According to the National Bureau of Statistics, China's retail sales of cosmetics reached RMB 261.9 billion in 2018, up 9.6 percent year-on-year, 0.6 percentage points higher than the growth rate of total retail sales of consumer goods in the same period. Retail sales of cosmetics in China reached RMB 28 billion by December 2019, up 11.9% year on year. Retail sales of cosmetics in China reached RMB 299.2 billion from January to December 2019, up 12.6 percent from the same period last year.

Domestic cosmetics brands are performing very well with a market share of approximately 56%, primarily due to their expansion into second- and third-tier markets. They have also been vigorously developing online sales and boosting advertising on new-media platforms (WeChat and Weibo) to raise brand recognition, propagation speed and propagation scale. It is estimated that the scale of Chinese cosmetics market will reach RMB 485.2 billion in 2021.

Smart Home Market

According to the "China Smart home Equipment Industry Market Outlook and Investment Strategy Planning Report" released by Foresight Industry Research Institute, the size of China's smart home market has been growing year by year in recent years. In 2015, the size of China's smart home market only reached US $705 million. By 2018, the size of China's smart home market has grown to approximately US 6.5 billion, and in 2019, the size of China's smart home market is about US $8 billion. It is predicted that the size of China's smart home market will grow to about US $10.5 billion in 2020.

Online to Offline (“O2O”)

In recent years, local lifestyle service O2O has expanded rapidly, with an increasing number of customers purchasing daily goods on the internet, According to China Internet Watch, the gross merchandise volume (“GMV”) of local lifestyle service O2O in China reached over RMB1.5 trillion (approximately US$ 232 billion) in 2018, soaring about 37.5% from a year earlier. According to iResearch Consulting Group, the main reasons of the success of the O2O platforms can be attributed to:

Popularity of smart phones and mobile payment which provides convenient conditions for the development of the Internet in local life;

1.	O2O’s increasing coverage of life service demands meeting consumers’ demand for diversified consumption;
2.	Emergence of a great number of products and de-intermediation that facilitated the use of internet purchasing, which lead to frequent usage.

Although local lifestyle service O2O market has an extensive market, its penetration in the Internet service market is only 12.7%, implying that there is still huge potential for its development.

Products

Beijing Luji is engaged in the business of selling healthcare and other related products to the middle-aged and elderly market segments in China. Beijing Luji sells its own branded “Fozgo” products through its website. It also sells products for other vendors. The Company is focused on creating its national sales network and establishing its marketing channels to capitalize on its brand advantages.

A majority of the products being sold since 2019 were its own brand “Fozgo” nutrition supplements. During the three months ended March 31, 2020, the top products categories were health foods, which accounted for 100 percent of its revenues. During the three months ended March 31, 2019, the top products categories were health foods, household appliances and cosmetics products, representing 76.86%, 8.01% and 5.36% of the revenue, respectively. During the year ended December 31, 2019, the top products categories were health foods, household appliances and cosmetics products, representing 70.92%, 11.38% and 7.32% of the revenue, respectively. During the year ended December 31, 2018, the top product categories were home appliances and cosmetics products, representing 78.8% and 14.0% of the revenue respectively.

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Platform Users

Beijing Luji had approximately 158,400 and 96,900 users as of March 31, 2020 and 2019, respectively, representing an increase of approximately 61,500 users, or approximately 63%. During the year ended December 31, 2019, the number of new users increased by approximately 71,000 users, or 81%, from approximately 87,300 users for the year ended December 31, 2018. The users spread over 27 provinces and cities across the PRC.

The COVID-19 pandemic has adversely affected the operations and projected revenues of Beijing Luji during the first half of 2020. We are actively monitoring its effects on the operations of Beijing Luji and cannot accurately predict our overall financial statements impact of COVID-19 on our full year 2020 results of operations. Beijing Luji intends to focus on reaching more than 300,000 registered users after 18 months of normal operations and hopefully 400,000 registered users by December 31, 2022, through a variety of promotional activities, offline meetings, online community marketing and other network marketing through its Fozgo online mall.

Sales and Marketing

Beijing Luji creates awareness of its brand and products directly through several channels: conferences and events marketing, social media platforms, and cross collaboration with business partners.

•	Conference and events marketing: Beijing Luji believes this can effectively enhance brand awareness of its targeted customers.
•	Social Media Platforms: Beijing Luji promotes its products on various social media platforms such as WeChat, etc.
•	Business Partners: Beijing Luji actively seeks businesses for brand partnerships to cross-promote its brand, products.
•	Referral and Resellers: Beijing Luji actively encourages the development of a community of resellers and outlets that will be incentivized to sell its products. Beijing Luji expects to rely on conferences and events to develop new resellers and new outlets in new provinces across the PRC. Beijing Luji also plans to attract more new users by using WeChat QR code and the Internet.

Strategy for Growth

Beijing Luji is focused on promoting its O2O cloud platform to middle-aged and elderly market segments in the PRC. Its strategies include:

1.	Increase the number of offline service outlets and stores, enhance the user experience in the O2O business model, and continue to increase branches across China. It is expected that by December 31, 2020, the number of branches will reach 12. There will be 15 branches established in China in the next 18 months. It is estimated that by December 31, 2022, there will be 20 branches established in China;
2.	Refining the variety of its product categories to better meet the needs of our users. Beijing Luji plans to develop its products from common products to intelligent health care in the next 18 months;
3.	Beijing Luji intends to cooperate with healthcare institutions, provide door-to-door healthcare services for the middle-aged and elderly people at the same time, and deliver customers in need of Beijing Luji’s healthcare services to its base for on-site experience after preliminary screening.

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In coming years, Beijing Luji intends to provide more personalized services to its targeted group to include the following:

1.	Fozgo online mall: Promote its products and services to its targeted group through its O2O online mall and outlets.
2.	Healthcare institutions: carry out strategic cooperation with healthcare institutions to provide healthcare experience services nationwide. Users can enjoy professional and systematic care with a reasonable price.
3.	Medical examination institutions: strategically cooperate with different medical examination institutions to promote health checkups with full medical examinations at reasonable prices to its users.
4.	In-home elderly care service: introduce community in-home elderly care services so a user can place an order on its platform, and enjoy professional offline door-to-door elderly care services.

The impact of COVID-19 on our results of operations has been significant. We cannot predict the future effects of COVID-19 on Beijing Luji’s operations and financial condition. Assuming resumption of normal operations, we believe that Beijing Luji could generate sufficient cashflow over the next 18 months to implement its current business plans in China.

Company Development Plan

Years	Branches	Service Centers	Total Users
2020	12	200	220,000
2021	15	250	300,000
2022	20	300	400,000

Vendors

Beijing Luji partners with various merchants and manufacturers across the PRC to identify suitable products for sale to our users in the PRC. During the three months ended March 31, 2020 and 2019, Beijing Luji’s major vendors that contributed more than 10% to its total purchases are as follow:

	Three months ended
	March 31,2020
	US$	%
Baoqingmeilai Modern Agriculture Service Co. Ltd.	5,798,000	87.4
Shandong Kangqi Wood Industry Co. Ltd.	754,000	11.4

	Three months ended
	March 31,2019
	US$	%
Harbin Xinyue Science and Technology Co. Ltd.	522,000	82.1

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During the year ended December 31, 2019 and 2018, Beijing Luji’s major vendors that accounted more than 10% of its total purchases are as follow:

	Year ended December 31, 2019
	US$	%
Harbin Xinyue Technology Co., Ltd.	5,772,000	72.4

	Year ended
	December 31, 2018
	US$	%
Guangzhou Olansi Water Treatment Equipment Co., Ltd.	1,233,000	27.8
Harbin Xinyue Technology Co., Ltd.	698,000	15.7
Tianjin Meichen Biotechnology Co., Ltd.	466,000	14.5

INTELLECTUAL PROPERTY AND PATENTS

We rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect the “Fozgo” brand of Beijing Luji. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property increase our business cost and harm our operating results.

The laws of the PRC may not protect our brand and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in our country. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of their intellectual property rights.

Beijing Luji intends to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. Initially, we expect that our revenue will be derived principally from our operations in the PRC where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

Beijing Luji intends to register trademarks as a means of protecting the brand names of our companies and products. We intend to protect our trademarks against infringement and also seek protection of registered design and product patent.

Beijing Luji relies on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of the Company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

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COMPETITION

Our VIE, Beijing Luji, operates in a highly competitive, price and service sensitive household appliances and health food industry. It competes with Hefei Xili Electrical Appliance, Zhejiang Qinyuan Water Treatment Technology, Wanlvcheng Group and Guangdong Youxingzhijia Intelligent Elderly Care Service Co., Ltd., which provide the same or similar products and services in O2O and online marketing fields. We believe that main competitive factors in the market include:

•	Customer loyalty – strong customer loyalty towards the platform with large repeated purchasers and referrals from existing customers
•	Product advantages – products that have a higher added value with good customer experience
•	Services positioning – services that meet rigid demands of precise customers
•	Brand awareness – capability and recognition of propagation speed of the brand

Although we believe we compete favorably on the factors described above, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, a larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond quicker than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

EMPLOYEES

As of March 31, 2020, Beijing Luji has the following employees:

Senior Management	9
Sales and Marketing	6
Merchant	11
Customer Services	5
Business Development	3
Information System Technology	18
Administration / Finance / HR	14
Others	4
Total	70

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All of Beijing Luji’s employees are located in the PRC. None of its employees are members of a trade union. We believe that Beijing Luji maintains good relationships with its employees and has not experienced any strikes or shutdowns and has not been involved in any material labor disputes.

According to the Social Insurance Law of the People’s Republic of China, Beijing Luji is required to make contributions to a pension fund, basic medical insurance, work injury insurance, unemployment insurance and maternity insurance for all of our eligible employees in the PRC. Beijing Luji is required to contribute a specified percentage of the participants’ relevant income based on their wage level. The total contributions were approximately $30,491 and $41,913, for the three months ended March 31, 2020, and 2019, respectively. The total contributions were approximately $189,765 and $124,542, for the years ended December 31, 2019, and 2018, respectively.

Moreover, according to the Regulations on Management of Housing Provident Fund, Beijing Luji is required to make a contribution to the housing provident fund for all of its eligible employees in the PRC based on a certain percentage of their relevant income.

GOVERNMENT AND INDUSTRY REGULATIONS

Business License

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Beijing Luji’s business license covers its present business of technology development, technical services, technology promotion; organizing cultural and artistic exchange activities (excluding performances); sales of daily necessities, clothing, shoes and hats, electronic products, communication equipment, computer software and auxiliary equipment, automobiles, arts and crafts, household appliances; publishing; engaged in Internet cultural activities; sales of foods. We do not expect to conduct business outside the scope of this business license and will update the scope of such business license in accordance with our business development in the future. In the event that we elect to engage in a business outside the scope of such license, we will be required to apply and receive approval from the PRC government.

Value-added Telecommunications Business Permit

Operators of value-added telecommunications services in the PRC must obtain a Value-added Telecommunications Business Permit approved by the telecommunications administration authorities. Provision of value-added telecommunications services in China is regulated by various rules and regulations depending on the varieties of value-added telecommunications services. Beijing Luji holds Value-added Telecommunications Business Permits for the operation of its online platform. In this respect, it is subject to requirements and provisions of the Telecommunications Regulations of the PRC, The Catalogue of Telecommunications Businesses, the Administrative Measures on Telecommunications Business Operating Licenses, the Administrative Measures on Internet Information Services and other value-added telecommunications business related rules and regulations, which set out requirements relating to, among others, application for the permit, information content published or circulated online, and network security.

Network Culture Business Permit

Under the Interim Administrative Provisions on Internet Culture, any commercial entity engaged in Internet culture activities is required to apply to the appropriate local culture authority for an Online Culture Business Permit. Internet culture activities refer to activities carried out for providing Internet culture products and services, which mainly include production, reproduction, import, release or broadcast of Internet culture products, on-line distribution activities of publishing cultural products on internet, or sending cultural products through the internet, mobile communication network and other information networks to customer equipment as well as Internet bar and other Internet online service operating premises available for users to browse, read, appreciate, use or download such contents, as well as the exhibitions and competitions and other similar activities concerning Internet culture products. Internet culture products comprise cultural products produced, spread and distributed through the Internet, including without limitation to online music, online games, online shows (programs), online performance, online arts, and online cartoons. Beijing Luji holds an Online Culture Business Permit for the provision of online culture products on our online platform.

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Employment Laws

Beijing Luji is subject to laws and regulations governing our relationship with its employees, including, among others, wage and hour requirements, working and safety conditions, protection for female and juvenile workers, vocational training, social insurance and welfare. These include local labor laws and regulations, which may require substantial resources for compliance. China’s Labor Law, which became effective on January 1, 1995, and amended on August 27, 2009 and December 29, 2018, and China’s Labor Contract Law, which became effective on January 1, 2008, and amended on December 28, 2012, permit workers in both state and private enterprises in China to bargain collectively. The Labor Law and the Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

Intellectual Property Protection in China

Patent. The PRC has domestic laws for the protection of copyrights, patents, trademarks and trade secrets. The PRC is also signatory to some of the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

•	Paris Convention for the Protection of Industrial Property (March 19, 1985);

•	Patent Cooperation Treaty (January 1, 1994); and

•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law came into effect in 1993, 2001 and 2009.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents — patents for inventions, utility models and designs. The Chinese patent system adopts the principle of first to file, which means that a patent may be granted only to the person who first files an application. Consistent with international practice, the PRC allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability only. For a design to be patentable it cannot be identical with, or similar to, any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

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Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked. The duration of a trademark is 10 years from the date of registration.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations on Tax

PRC Corporate Income Tax

The PRC corporate income tax, or CIT, is calculated based on the taxable income determined under the applicable CIT Law and its implementation rules, which became effective on January 1, 2008 and amended on February 24, 2017 and December 29, 2018 respectively. The CIT Law imposes a uniform corporate income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises. As Beijing Luji is a national high-tech enterprise, 15% of the enterprise income tax is imposed on national high-tech enterprises in accordance with provisions of the Chinese tax law.

Uncertainties exist with respect to how the CIT Law applies to the tax residence status of the Company and our offshore subsidiaries. Under the CIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for corporate income tax purposes. Although the implementation rules of the CIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have made reference to the guidance set forth in Circular 82 to evaluate the tax residence status of the Company and our subsidiaries organized outside the PRC.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC corporate income tax on its worldwide income only if all of the following criteria are met:

•	the primary location of the day-to-day operational management is in the PRC;

•	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

•	50% or more of voting board members or senior executives habitually reside in the PRC.

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We believe that our entities inside China are considered as PRC resident enterprise for PRC tax purposes as defined above. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, as our entity enterprise in China is an state high-tech enterprise, it is possible to be impose 15% enterprise income tax on state high-tech enterprises in accordance with provisions of the Chinese tax law, thus materially reducing our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

Chinese companies operating in the high-technology and software industry that meet relevant requirements may qualify for preferential treatment within the scope of the PRC national plan. For a qualified high and new technology enterprise, the applicable enterprise income tax rate is 15%. The high and new technology enterprise qualification is re-assessed by the relevant authorities every three years.

Value-Added Tax and Business Tax

The Provisional Regulations of the PRC on Value-added Tax (“VAT”) were promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994 which were subsequently amended on November 10, 2008, February 6, 2016 and November 19, 2017. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) were promulgated by the Ministry of Finance and the State Administration of Taxation (“SAT”) on 28 October 2011 and came into effect on November 1, 2011 (collectively, the “VAT Law”). According to the VAT Law, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, and the importation of goods within the territory of the PRC must pay value-added tax. For general VAT taxpayers selling or importing goods other than those specifically listed in the VAT Law, the VAT rate is 17%. Starting from April 1, 2019, the VAT rate for revenue generated from providing products was changed from 16% into 13%. VAT is reported as a deduction of revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable.

On March 23, 2016, the Ministry of Finance and the SAT jointly issued the Circular on Full Implementation of Business Tax to Value-added Tax Reform which has been partially repealed on July 1, 2017 and January 1, 2018, confirms that business tax would be completely replaced by VAT from May 1, 2016.

Regulations Relating to Foreign Exchange and Dividend Distribution

Foreign Exchange Regulations

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiaries.

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In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expense accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

Additionally, pursuant to the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment related Foreign Exchange Administration Policies (“SAFE Notice No. 13”), which was promulgated on February 13, 2015 and became effective on June 1, 2015, the foreign exchange registration in relation to foreign direct investment shall be directly reviewed and handled by qualified banks in accordance with SAFE Notice No. 13, and SAFE and its branches shall perform indirect regulation over the foreign exchange registration via qualified banks.

We typically do not need to use our offshore foreign currency to fund our PRC operations. In the event we need to do so, we will apply to obtain the relevant approvals of, registration or filing with SAFE and other PRC government authorities as necessary.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. On February 13, 2015, SAFE Notice No. 13 was promulgated, pursuant to which the aforementioned registration shall be conducted with and handled by qualified banks.

We have notified substantial beneficial owners of our ordinary shares who we know are PRC residents of their filing obligation, and to the best of our knowledge, those shareholders whom we know are PRC residents have completed the registration or will carry out the registration as required under SAFE Circular 37. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with SAFE Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our PRC subsidiaries or receive dividends or other distributions from our PRC subsidiaries or other proceeds from disposal of our PRC subsidiaries, or we may be penalized by SAFE.

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Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers. We will make efforts to comply with these requirements upon completion of our initial public offering.

Regulation of Dividend Distributions

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations, the Chinese-foreign Cooperative Joint Venture Law and its implementation regulations, and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside a general reserve of at least 10% of their after-tax profit, until the cumulative amount of such reserve reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

INSURANCE

The Company does not have any general business or product liability insurance.

Beijing Luji maintains certain insurance in accordance customary industry practices in the PRC. Under the PRC law it is a requirement that all employers in the city must purchase work injury insurance for all employees to cover their liability in the event that their staff suffers an injury or illness during the normal course of their work.

CORPORATE INFORMATION

Our principal executive and registered offices are located Room 1206, 12th Floor, 301, 3-17 F, Building 5, Block 1,Hangfeng Road, Fengtai District, Beijing, The PRC, telephone number +86 10 63622901.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this Current Report before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

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Risks Relating to our Business

COVID-19 has had an adverse effect that is material on our business and may continue to do so for the next twelve months.

During March 2020, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Hong Kong and China. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures, quarantining suspected COVID-19 patients, extending the Chinese New Year holiday, or capacity limitations. These developments have caused a material adverse impact on the Company’s results of operations, financial condition and cash flows.

In response to the outbreak, our Company and Beijing Luji have taken a series of measures accordingly, including telecommute working for some employees, reducing pay and benefits for remaining employees, and cutting back capital spending and temporary closure of some service centers (offline experience stores). The above measures may reduce our operating capacity and work efficiency, and temporarily have a significantly and adversely impact on product procurement and sales, which may then have a adversely impact on our business performance. The extent to which COVID-19 affects our business performance will depend on the future development of the epidemic, including information about the global severity and new actions taken by governments and businesses to contain the outbreak, which is highly uncertain and unpredictable. In addition, if the Chinese economy as a whole is damaged by the outbreak, our operating performance will also be adversely affected.

For details on the impact of COVID-19 on operating cash flow and business operations, please refer to our operating results for the first quarter of 2020. If COVID-19 continues to adversely affect our business and financial performance, we need not be able to generate sufficient cash flow to meet our daily operating expenses, as well as risks related to our procurement level, late delivery of the logistics system, and merchants' payment settlement level, resulting in increased inventories and difficulties in recruiting technicians. If our suppliers, customers or business partners are affected by the epidemic, our operations may also be seriously affected.

We cannot predict how soon we will be able to fully resume operations as our ability to resume will depend in part on the actions of a number of governmental bodies over which we have no control.  Moreover, once restrictions are lifted, it is unclear how quickly customers will commence operations and resume consuming our products and service, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses. In light of the uncertainty as to when we can resume full operations and the uncertain customer demand environment, we have scheduled a series of marketing and promotional events in the third quarter of 2020. Based on our revised business plan and updated forecast, we believe the Company will have sufficient operating cash flows to operate as a going concern over the next 12 months.

Continued business closures or restrictions on operations due to COVID-19 may adversely our ability to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to continue to operate in the future in the normal course of business. Recently, our ability to operate in the normal course of business has been significantly impacted by government mandated business closures and or limitations on business operations. This in turn has significantly disrupted our ability to generate revenues and cash flow during the first half of 2020. The uncertainty regarding the length of the disruption may also adversely impact our ability to meet our operating and financial targets for the full year 2020. The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on our ability to (a) generate sales during the remainder of 2020; and (b) manage our working capital requirements and liquidity prudently during the second half of 2020.

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We are susceptible to economic conditions in the PRC where our principal business, assets, suppliers, merchants and customers are located.

Our business and assets are primarily located in the PRC. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the PRC government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation;
•	Political and economic disturbance in the PRC;
•	Changes in employment restrictions;
•	Import duties; and
•	Currency revaluation and restrictions.

Our business plans for expansion may make it difficult for us to accurately forecast our operating results and control our business expenses which means we face a higher risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately in light of our expansion plans and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses, like customer acquisition costs, may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses are incurred, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel.

We are dependent upon the continued service of Ms. Tian Xiangyang, CEO, Chairman of the Board, Director and major shareholder, Mr. Shan Yonghua, our CFO and Director, and Mr. Tian Zhihai, our COO and Director. The loss of Ms. Tian, Mr. Shan, Mr. Tian or one or more of our other key personnel would have a material adverse effect on our business, operating results and financial condition. We believe our future success will also depend in a large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We expect to establish an incentive compensation plan for our key personnel to retain their services. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining talents in the future.

Because our Chief Executive Officer, Chairperson of the Board and Director controls a large percentage of our voting securities, she has the ability to influence matters affecting our shareholders.

Ms. Tian Xiangyang, our CEO, Chairman of the Board, Director and shareholder beneficially controls over 70.78% of our outstanding voting securities. As a result, she has the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because she controls such shares, investors may find it difficult to replace our directors and management if they disagree with the way our business is being operated. Because the influence by Ms. Tian could result in management making decisions that are in the best interest of her and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock. See “Securities of Certain Beneficial Owners and Management”.

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The relative lack of United States public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks United States public company experience, which could impair our ability to comply with applicable legal and regulatory requirements. Such responsibilities may include complying with federal securities laws and making required filings and disclosures on a timely basis. Our senior management may be unable to implement programs and policies in an effective and timely manner that adequately responds to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and stock price.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Implementation or remediation of controls, procedures, and policies at the acquired company;
•	Diversion of management time and focus from operating our business to acquisition integration challenges;
•	Cultural challenges associated with integrating employees from the acquired company into our organization;
•	Retention of employees from the businesses we acquire;
•	Integration of the acquired company’s accounting, management information, human resources, and other administrative systems;
•	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
•	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
•	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition and results. Also, the anticipated benefit of our acquisitions or investments may not materialize.

If we are unable to successfully manage and achieve growth, our business and operating results could be adversely affected.

We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure. If we do not effectively manage and achieve growth, the quality of our products and services could suffer, which could negatively affect our reputation and operating results. Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures. These system enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position and results.

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If our relationships with suppliers, especially with single source suppliers of goods, were to terminate or our purchase arrangements were to be disrupted, our business could be interrupted and adversely affected.

We purchase our goods from third-party suppliers and vendors. While there are several product suppliers available, we currently choose to partner with one or a limited number of suppliers for several of our goods and products. Our reliance on a single or limited number of vendors involves a number of risks, including:

•	potential delay in shipments;
•	product performance shortfalls
•	potential insolvency of these vendors; and
•	reduced control over delivery schedules, manufacturing capabilities, quality and costs.

We cannot assure you that there will not be any dispute with our major suppliers or vendors, or that we will be able to maintain business relationships with our existing suppliers or vendors. We have entered into the purchase agreement or distributorship agreement with our suppliers, there is no assurance the relationship will not be unfavorably amended, revoked or terminated, or discontinued in the future. If we cannot locate alternative suppliers for replacement in a timely manner and/or on comparable commercial terms, our business operations may be hindered, which would adversely affect our profitability.

We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the effect of the COVID-19 pandemic, market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future will result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenues will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

A significant disruption in our computer systems and our inability to adequately maintain and update those systems could adversely affect our operations and our ability to maintain user confidence.

We rely extensively on our computer systems to manage and account for inventory, process user transactions, manage and maintain the privacy of user data, communicate with our vendors and other third parties, service accounts, and summarize and analyze results. We also rely on continued and unimpeded access to the Internet to use our computer systems. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses, malicious attacks, security breaches, and catastrophic events. If our systems are damaged or fail to function properly or reliably, we may incur substantial repair or replacement costs, experience data loss or theft and impediments to our ability to manage inventories or process user transactions, engage in additional promotional activities to retain our users, and encounter lost user confidence, which could adversely affect our results of operations.

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We continually invest to maintain and update our computer systems. Implementing significant system changes increases the risk of computer system disruption. The potential problems and interruptions associated with implementing technology initiatives, as well as providing training and support for those initiatives, could disrupt or reduce our operational efficiency, and could negatively impact user experience and user confidence.

If our efforts to protect the security of information about our customers, and other third parties are unsuccessful, we may face additional costly government enforcement actions and private litigation, and our sales and reputation could suffer.

We regularly receive and store information about our customers, merchants, vendors and other third parties. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third parties or through open source solutions may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, and vendors.

To date, we have not encountered any data breach that was material to our consolidated financial statements. If we, our vendors, or other third parties with whom we do business experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation. In addition, our users could lose confidence in our ability to protect their information, which could cause them to discontinue using our services or stop shopping with us altogether.

If we become subject to governmental investigations or compulsory measures, our business operation and reputation could be harmed and our financial condition could be adversely affected.

Governmental authorities may carry out investigations on us by reason of routine administration or complaints or reports made. Besides, they may impose compulsory measures on the object of investigation for the purpose of facilitating the investigation, such as seizure of premises, facilities or other properties, Freezing deposits or remittances, detainment of properties and restrictions on personal freedom of citizens. Any governmental investigation and/or compulsory measure could divert our management’s attention as well as other resources away from our business, and negatively affect our reputation and brand image. In the event that any unfavorable conclusion was drawn after the investigation, we may be subject to administrative orders, penalties, or even criminal charges, which could materially adversely affect our business, financial condition and results of operations.

If we are unable to continue using the properties we lease, our business could be interrupted and adversely affected

We lease properties in the PRC for office and other use. Some of the lessors have refused to provide us with the ownership certificate and/or other authorization supporting documents. Moreover, certain properties have been leased by us for uses that are not in conformity with those registered with or approved by relevant governmental authorities. Therefore, in the event that any of the leases are deemed by a court or administrative authority to be invalid or unenforceable, or we are required to vacate from the leased property, our business could be interrupted and adversely affected, and we may incur additional costs in identifying new premises and relocation.

Moreover, if we fail to register our lease agreements with the relevant PRC governmental authorities, we may be subject to a fine not exceeding RMB10,000 (approximately USD 1,400) for each unregistered lease agreement if the relevant PRC government authorities require us to rectify such non-compliance and we fail to do so within the specific time. If we are subject to such fines, our financial condition and results of operations may be adversely affected.

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Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
•	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
•	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
•	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, hacking, destruction, or interruption of these systems;
•	changes in credit markets impacting our ability to obtain financing for our business operations; or
•	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to Doing Business in the PRC

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

We conduct substantially all of our operations and generate most of our revenue through our VIE in the PRC.  Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects.  The PRC economy is in transition from a planned economy to a market-oriented economy subject to plans adopted by the government that set national economic development goals.  Policies of the PRC government can have significant effects on economic conditions in the PRC. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case.  Our interests may be adversely affected by changes in policies by the PRC government, including:

•	changes in laws, regulations or their interpretation;
•	confiscatory taxation;
•	restrictions on currency conversion, imports or sources of supplies;
•	expropriation or nationalization of private enterprises; and
•	the allocation of resources.

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Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways.  We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

We are a holding company and all of the combined company’s operations are entirely conducted in the PRC. Although the PRC economy has grown in recent years, the pace of growth has slowed, and even that rate of growth may not continue. The annual rate of growth in the PRC declined from 6.9% in 2017 to 6.3% in 2019 according to the National Bureau of Statistics of China. According to a recent national information forecast, China’s economic growth rate in 2020 will slow to 2% to 4% because of the effect of epidemic, its lowest since 1990. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for the combined company’s products and may have a materially adverse effect on our business.

China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors.

The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy or the economy of the region the combined Company serves, which could materially adversely affect the combined Company’s business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in the PRC, which may experience corruption. Our proposed activities may create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have made adequate employee benefit payments. We may be required to make up the contributions for these plans as well as to pay late fees where applicable. In the event that we fail to make a supplementary payment for the social insurance within a specified period designated by the competent government authority, we may be subject to fines, the amount payable of which shall be determined usually 1 to 3 times of the underpaid amount according to the Social Insurance Law of the PRC. If we are subject to supplementary payments, late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE or banks and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for all of our PRC subsidiaries.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries and our agreements with our variable interest entities. We conduct no other business and, as a result, we depend entirely upon our subsidiaries and variable interest entities’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and variable interest entities. Our subsidiaries, variable interest entities and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, appropriation to reserves prescribed by laws and regulations, covering losses in previous years, restrictions on the conversion of local currency into U.S. dollars or other hard currency, completion of relevant procedures with governmental authorities or banks and other regulatory restrictions. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

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If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, unless otherwise provided under relevant tax treaties, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise or whether holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

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Furthermore, our WFOE’s ability to pay dividends may be restricted due to foreign exchange control policies and the availability of its cash balance. Substantially all of the Operating Companies’ operations are conducted in China and all of the revenue we recognize, through our WFOE will be denominated in RMB. RMB is subject to exchange control regulation in China, and, as a result, our WFOE may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

The lack of dividends or other payments from our WFOE may limit our ability to make investments or business combinations that could be beneficial to our business, pay dividends or otherwise fund, and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from our WFOE, our liquidity and financial condition will be materially and adversely affected.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investments in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a tax rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

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PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the combined company seeks to acquire falls into the scope of security review, the combined company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual agreements. The combined company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect our ability to maintain or expand our market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on June 1, 2015. Under Circular 19, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments in securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be utilized as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in the PRC. Moreover, our current directors and officers are Chinese nationals. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon our subsidiaries and variable interest entities or any individuals. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof or be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States or any state thereof. It is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the United States Federal securities laws or otherwise.

Risks Relating to Our Corporate Structure

We conduct our principal business through Beijing Luji, by means of contractual arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the VIE contractual arrangements. The contractual arrangements were entered into among Beijing Hongtao, Beijing Luji and/or its shareholders. We have been advised by our PRC counsel, Jingtian & Gongcheng, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China will not result in any violation of PRC laws or regulations currently in effect, and (ii) the contractual arrangements among Beijing Hongtao, Beijing Luji and its shareholders are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable.

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If we or our ownership structure or the contractual arrangements, are determined to be in violation of any existing or future PRC laws, rules or regulations, or we fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking our business and operating licenses;
•	discontinuing or restricting our operations;
•	imposing conditions or requirements with which we may not be able to comply;
•	requiring us to restructure the relevant ownership structure or operations;
•	restricting or prohibiting our use of the proceeds to finance our business and operations in China; or
•	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct our business and have a material adverse effect on our financial condition, results of operations and prospects.

It is uncertain whether any new PRC laws, rules or regulations relating to the variable interest entity structure will be adopted or if adopted, what they would provide.

The PRC government may determine that our contractual arrangements do not comply with the applicable laws and regulations

There can be no assurance that the VIE contractual arrangements will be deemed by the relevant governmental or judicial authorities to be in compliance with the existing or future applicable PRC laws and regulations, or the relevant governmental or judicial authorities may in the future interpret the existing laws or regulations with the result that the contractual arrangements will be deemed to be in compliance of the PRC laws and regulations.

On 15 March 2019, the National People’s Congress promulgated the Foreign Investment Law of the PRC, the (‘‘Foreign Investment Law’’), which will come into effect on 1 January 2020. The Foreign Investment Law will replace the Law on Sino-Foreign Equity Joint Ventures, the Law on Sino-Foreign Contractual Joint Ventures and the Law on Wholly Foreign-Owned Enterprises to become the legal foundation for foreign investment in the PRC. The Foreign Investment Law stipulates certain forms of foreign investment, which do not include the contractual arrangements as a form of foreign investment. However, the Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our contractual arrangements will be recognized as a foreign investment, whether our contractual arrangements will be deemed to be in violation of the foreign investment access requirements and how our contractual arrangements will be handled are uncertain. Therefore, there is no guarantee that our contractual arrangements and the business of our PRC operating subsidiaries will not be materially and adversely affected in the future.

The Foreign Investment Law provides that a negative list for foreign investments is adopted by government authorities. Whether or not a foreign investment is prohibited or restricted is determined according to the negative list. Under the current negative list, value-added telecommunication services and online culture operation businesses engaged by our PRC operating entities are foreign investment restricted and prohibited businesses.

Considering that a number of existing entities engaged in the value-added telecommunication business and/or online culture operation business, some of which have obtained listing status abroad, are operating under contractual arrangements, our Directors are of the view that it is unlikely, if any interpretation or implementation regulations, rules or measures of the Foreign Investment Law are subsequently promulgated, that the relevant authorities will apply it retrospectively to require relevant enterprises to remove or otherwise unwind their contractual arrangements.

The Board is monitoring and will continue to monitor the development of the Foreign Investment Laws in order to assess its possible impact on the contractual arrangements and the business of Beijing Luji. In case there would be material impact on the Company’s business, the Company will timely publish announcements in relation to material developments of and arising from the Foreign Investment Law.

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Our contractual arrangements may not be as effective as direct ownership in providing control over Beijing Luji.

We rely on the VIE contractual arrangements with Beijing Luji to operate the O2O business and such other related business activities in the PRC. These contractual arrangements may not be as effective in providing control over Beijing Luji as direct ownership.

In the event that any of the Beijing Luji Shareholders or Beijing Luji fails to perform each of their respective obligations under the VIE contractual arrangements, our management may have to take time to ask for rectification and even bring legal proceedings against the relevant defaulting party, which may result in diversion of resources and management’s attention, and therefore materially and adversely affect our business and results of operations.

The Beijing Luji Shareholders may potentially have a conflict of interests with us.

Our control over Beijing Luji is based on the VIE contractual arrangements. Conflict of interests of the Beijing Luji Shareholders therefore could adversely affect the interests of our Company. Pursuant to the Power of Attorney, the Beijing Luji Shareholders will irrevocably authorize designated persons appointed by us as their representatives to exercise their rights as shareholders of Beijing Luji. However, cooperation from the Beijing Luji Shareholders is needed in exercising and performing relevant shareholder’s rights and obligations sometimes, for example in case of registration for changes with governmental authorities or remitting the dividend payable to us. In the event that conflict of interests between the Company and the Beijing Luji Shareholders arises, there can be no assurance that all or any of the Beijing Luji Shareholders will act in our interest. If the Beijing Luji Shareholders act in a way compromising our interest or fail to act, our business, financial conditions and results of operations may be adversely affected.

In addition, the Beijing Luji Shareholders own a significant portion of the Company’s outstanding common stock and are able to vote and direct our operations. The decisions made by these shareholders may not be in your best interest and could negatively affect the value of your investment.

The contractual arrangements may be subject to scrutiny of the PRC tax authorities and transfer pricing adjustments and additional tax may be imposed.

We could face material adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into based on arm’s length negotiations. If the PRC tax authorities determine that these agreements were not entered into on an arm’s length basis, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. A transfer pricing adjustment could adversely affect our financial position by increasing the relevant tax liability, and this could further result in late payment fees and other penalties to the Company for unpaid taxes. As a result, any transfer pricing adjustment could have a material adverse effect on our financial position and results of operations.

A substantial amount of costs and time may be involved in transferring the ownership of Beijing Luji to us under the Equity Disposal Agreement.

The Equity Disposal Agreement grants the WFOE a right to acquire part or all of the equity interest in the registered capital or part or all of the assets of Beijing Luji at the lowest price permitted by PRC law, under which the WFOE or its designated party is entitled to acquire all or part of the equity interest of Beijing Luji from the Beijing Luji Shareholders.

Nevertheless, such rights can only be exercised by the WFOE as and when permitted by the relevant PRC laws and regulations, in particular, when there are no limitations on foreign ownership in PRC companies that are engaged in the value-added telecommunication services and related online business.

In addition, a substantial amount of costs and time may be involved in transferring the ownership or assets of Beijing Luji to the WFOE if it chooses to exercise the exclusive right to acquire all or part of the equity interest in Beijing Luji under the Equity Disposal Agreement, which may have a material adverse impact on our business, prospects and results of operation.

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The Company does not have any insurance which covers the risks relating to the contractual arrangements and the transactions contemplated thereunder.

We do not have insurance that covers the risks relating to the contractual arrangements and the transactions contemplated thereunder and the Company has no intention to purchase any insurance in this regard. If any risk arises from the contractual arrangements in the future, such as those affecting the enforceability of the contractual arrangements and the relevant agreements for the transactions contemplated thereunder and the operation of the Company, our results may be adversely affected. However, we will monitor the relevant legal and operational environment from time to time to comply with the applicable laws and regulations. In addition, we will implement relevant internal control measures to reduce the operational risk.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment results of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainties and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on the OTC Pinksheets is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at your purchase price or at any price. Accordingly, you may have difficulty reselling any shares you purchase.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
•	changes in general economic or business conditions, both domestically and internationally;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve or the PRC Government, or in laws and regulations affecting us;
•	the number of securities analysts covering us;
•	the volatility of the Renminbi and the United States dollar;
•	publication of research reports about us, our competitors, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
•	changes in market valuations or earnings of companies that investors deemed comparable to us;
•	the average daily trading volume of our common stock;
•	future issuances of our common stock or other securities;
•	additions or departures of key personnel;
•	perceptions in the marketplace regarding our competitors and/or us;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors or our core market.

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The stock market has experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Future issuances of our common stock will dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuances, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We may be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be classified as a “penny stock”, which is subject to various regulations involving disclosures to be given to any buyer prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, the broker/dealers must receive the purchaser’s written consent to the transaction prior to the purchase. The broker/dealers must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that usually do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price, if any, of our common shares to obtain a return on their investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize any return on their purchase of our common shares and may lose their entire investment. For this reason, each prospective purchaser of our common shares should read this Form 8-K and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion summarizes significant factors affecting the operating results, financial conditions, liquidity and cash flows of HJ for the years ended December 31, 2019, and December 31, 2018 and its unaudited interim consolidated financial statements for the three months ended March 31, 2020 and March 31, 2019. The discussion and analysis below should be read together with the section entitled “Forward Looking Statements” and our financial statements and notes to the financial statements included elsewhere in this Current Report on Form 8-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

On August 6, 2020, we consummated the acquisition of one hundred (100) Shares of HJ, representing 100% of the issued and outstanding stock of HJ. HJ conducts its business through its variable interest entity, Beijing Luji. As a result, we entered into the business of selling healthcare and other related products to the middle-aged and elderly market segments in the PRC through its online to offline platform.

In 2016, Beijing Luji expanded its E-commerce operations and introduced its “Fozgo” branded online to offline (O2O) marketplace. The O2O platform integrates our E-commerce platform with physical outlets to connect consumers and merchants in a dynamic marketplace. Our platform not only offers users the convenience of making online purchases, but also provides the possibility to purchase and receive products and services offline. Currently, our core product categories include sales of home appliances (such as water purifiers and air purifiers), health foods and cosmetics products. As of March 31, 2020, Beijing Luji has developed several branch offices with outlets across the PRC with approximately 158,300 users. In 2018, we were granted with hi-tech enterprise status in the PRC.

On March 15, 2019, Beijing Luji signed an Share Purchase Agreement with Rongcheng Health Group Co., Ltd. to purchase 44% of total shares of Rongcheng Tianrun Taxus Co., Ltd. for RMB79,830,000, or approximately US$11.6 million. Rongcheng Tianrun Taxus Co., Ltd. is primarily engaged in the cultivation and marketing of Taxus, a type of small evergreen tree or shrub which is believed to purify the air. As of the report date, the transaction has not been completed and is pending registration procedures with the government. The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Equity Acquisition Agreement, an English translation of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

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History

We were incorporated on June 15, 2006 under the laws of the State of Nevada as Jupiter Resources, Inc. 75,000,000 shares of stock was authorized all as common stock with a par value $0.001 and no other classes of stock were authorized. On March 25, 2009, the articles were amended to authorize an addition of 10 million preferred shares making a total of 85,000,000 shares authorized (75M common, 10M preferred). On April 30, 2009 the Company filed an amendment to change the name of the corporation to Rineon Group, Inc. On May 14, 2009, the board of directors of the Company authorized a change in the fiscal year end of the Company from May 31 to December 31.

From inception to November 1, 2018, the date of the filing of the Company’s Form 15, the Company attempted unsuccessfully to enter into business combinations with various target companies. There was no business activity between the filing of the Form 15 and prior to August 9, 2018. The Company had Exchange Act disclosure requirements from January 11, 2008 to November 10, 2010. The Company has no knowledge or records related to the assets referenced above and therefor there is some level of uncertainty in the above descriptions.

Prior Company management was unresponsive to shareholders and had refused to respond to requests to meet statutory requirements to get current with the secretary of state and the Securities and Exchange Commission’s filing requirements. Accordingly, on August 9, 2018, XTC, Inc. was appointed to serve as the custodian of the Company in a shareholder filed action with the Eighth Judicial District Court in Clark County, Nevada and was instructed to revive the company. XTC, Inc. was a shareholder of record as shown in the court documents of 500 common shares attached as Exhibit 99.1 to this Current Report. XTC acquired its 500 common shares on 6/14/18 in the open market at a price of $0.05 per share.

On September 25, 2018, the Company filed a Certificate of Designation whereby the following preferred shares were designated and the rights, privileges and designations of the Series A and C Convertible Preferred Stock were amended and restated.

•	The number of Series A Convertible Preferred was increased from 36,000 to 1,000,000.
•	3,000,000 shares of Series B Convertible Preferred Stock were created with no voting rights, and conversion rights of 1000:1, with the restriction that holders cannot convert to hold more the 4.95% of issued and outstanding common stock.
•	1,000,000 shares of Series C Convertible Preferred Stock were created with each Series C having 100,000 votes per share, with 1:1 conversion rights.

On September 25, 2018, the Company issued 964,000 shares of Series A Convertible Preferred shares to XRC, LLC at $0.001 per share and 1,000,000 shares of Series C Convertible Preferred shares at $0.001 per share to XRC, LLC, a company controlled by Chris Lotito, in exchange for paying the costs to revive the Company with the State of Nevada, giving it voting control.

On September 28, 2018, a shareholders meeting was held wherein the shareholders gave the board authority to reorganize the Company, including making possible a name change, and/or engaging in a reverse stock split. In addition, the Series A shareholders voted to approve a reverse split of the Series A Convertible Preferred and to authorize a new designation.

On October 1, 2018, the Company made filings with the Nevada Secretary of State to change our name to "AS Capital, Inc.” and approve a 1 for 10 reverse stock split for the Common stock and a 1 for 1,000 reverse of the Series A Convertible Preferred, with conversion rights of 1 common share for every 12,000 shares of Series A Convertible Preferred Stock held. As a result, the number of issued and outstanding Series A Convertible Preferred Stock was reduced to 1,000 shares.

On December 6, 2018, the Court granted an Order discharging the custodian and approved all actions taken by the custodian.

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Change in Control

On June 4, 2019, AS Capital, Inc., a Nevada corporation (“we,” “ASIN” or the “Company”), XRC, LLC, a Colorado limited liability company (“XRC”) and Gao Xue Ran (“Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Purchaser agreed to purchase from XRC 11,000,000 shares of common stock of the Company, par value $0.001, and 964 shares of Series A Convertible Preferred Stock of the Company, par value $0.001 (collectively, the “Shares”), for aggregate consideration of Four Hundred and Ten Thousand Dollars ($410,000) in accordance with the terms and conditions of the SPA. XRC was the controlling shareholder of the Company. The acquisition of the Shares was consummated on July 18, 2019, and the Shares were ultimately purchased by the following three individuals using their own personal funds:

Name	No. of Shares	Percentage of Issued and Outstanding	Consideration Paid
Gao Xue Ran	8,581,063 of Common Stock; 964 shares of Series A Preferred Stock	76.61%	$319,840
Zhang Yan Hua	1,935,633 of Common Stock	17.28%	$72,146
Cheung Kwok Chiu Kris	483,304 of Common Stock	4.31%	$18,014

Upon the consummation of the sale of the Shares, Chris Lotito, our Chief Executive Officer and sole director, and John Karatzaferis, our President, resigned from all of their positions with the Company, effective July 18, 2019. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Gao Xue Ran was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gao will serve in her positions without compensation.

Acquisition of HJ

On August 6, 2020, we consummated the acquisition of one hundred (100) Shares of HJ, representing 100% of the issued and outstanding stock of HJ for the issuance of 86,000,000 shares of our common stock. HJ is a holding company that, through its subsidiaries and variable interest entity, is engaged in the business of selling healthcare and other related products to the middle-aged and elderly market segments in the PRC through its internet platform and offline service centers. HJ’s consolidated business is conducted through Beijing Luji Technology Co., Ltd., a variable interest entity formed in Beijing, China on March 27, 2007.

In connection with the acquisition, effective August 6, 2020, the following individuals were appointed to serve in the capacities set forth next to their names until his or her successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Positions
Tian Xiangyang	Chief Executive Officer, Director and Chairperson of the Board of Director
Shan Yonghua	Chief Financial Officer, and Director
Tian Zhihai	Chief Operating Officer and Director
Yin Jianen	Secretary and Director
Wang Jirui	Director

Upon the consummation of the sale of the HJ Shares, Gao Xue Ran resigned from all of her positions with the Company, effective August 6, 2020. Her resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

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Results of Operations for HJ (Acquired Company)

Comparison of The Quarter Ended March 31, 2020 And 2019

The following table sets forth certain financial data for the three months ended March 31, 2020 and 2019

(in thousands)

	Quarters ended March 31,				Percentage
	2020		2019		Change
	Dollars	%	Dollars	%	%
Revenues	$34	100.0	$6,155	100.0	(99.4)
Cost of revenues	(39)	(113.0)	(4,290)	(69.7)	(99.1)
Gross (loss) profit	(5)	(13.0)	1,865	30.3	(100.2)

General and administrative expenses	1,132	3,298.7	1,467	23.8	(22.8)
Selling expenses	1,273	3,707.8	650	10.6	95.9
Finance income, net	(182)	(530.5)	(198)	(3.2)	(8.0)
Total operating expenses	2,223	6,475.9	1,919	31.2	15.8

Operating loss	(2,228)	(6,488.9)	(54)	(0.9)	3,989.5

Other expenses	(2,192)	(6,384.1)	(456)	(7.4)	380.8

Total other (expense) income	(2,192)	(6,384.1)	(456)	(7.4)	380.8

Loss before provision for income taxes	(4,420)	(12,873.0)	(510)	(8.3)	766.0
Provision for income taxes	-		29	0.5	(100.0)

Net loss	$(4,420)	(12,873.0)	$(539)	(8.8)	719.0

Foreign currency translation adjustment	(83)	(244.0)	346	5.6	(124.2)

Comprehensive loss	$(4,503)	(13,117.0)	$(193)	(3.1)	2,232.7

Revenues: Revenues were $34,331 and approximately $6.2 million for the three months ended March 31, 2020, and 2019, respectively. The decrease in revenues of approximately $6.1 million or 99.4% is due primarily to business interruptions arising from COVID-19. We expect COVID-19 related business interruptions and related depressed consumer sentiment to negatively affect our revenues in the next quarter. During the quarters ended March 31, 2020 and 2019, all revenue was generated in the PRC and they were mainly attributable to the sale of health foods, home appliances and cosmetics products. During the quarters ended March 31, 2020 and 2019, no customers accounted for 10% or more of total revenues.

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Cost of revenues: Cost of revenues consists primarily of the cost of merchandise sold, delivery cost, service fees, sales incentives and commissions that are directly attributable to the sale of certain designated products. Cost of revenues of approximately $39,000 for the three months ended March 31, 2020 consisted of provision for slow-moving inventory of approximately $33,000. The decrease in cost of revenues of approximately $4.3 million or 99.1% from the comparable period of 2019 was due mainly to decrease in product sales as a result of COVID-19.

During the three months ended March 31, 2020 and 2019, Beijing Luji’s major vendors that contributed more than 10% to its total purchases are as follow:

	Three months ended
	March 31,2020
	US$	%
Baoqingmeilai Modern Agriculture Service Co. Ltd.	5,798,000	87.4
Shandong Kangqi Wood Industry Co. Ltd.	754,000	11.4

	Three months ended
	March 31,2019
	US$	%
Harbin Xinyue Science and Technology Co. Ltd.	522,000	82.1

Gross (Loss) Profit. Gross loss for the three months ended March 31, 2020 of approximately $5,000 was attributed mainly to the provision for slowing-moving inventory of $33,000. Gross profit for the three months ended March 31, 2019 of approximately $1.9 million was attributed mainly to revenues of approximately $6.2 million.

General and Administrative Expenses. General and administrative expenses (“G&A expenses”) consist primarily of costs in salary and benefits for our general administrative and management staff, facilities costs, depreciation expenses, professional fees, audit fees, and other miscellaneous expenses incurred in connection with general operations. G&A expenses decreased 22.8% or approximately $0.3 million from approximately $1.5 million for the three months ended March 31, 2019 was due primarily to the decrease in advisory fees, salary and benefits.

Selling Expenses. Selling expenses consist mainly of payroll and benefits for employees involved in the sales and distribution functions, meeting/event fees, advertisement, and marketing and selling expenses that are related to events and activities at the Company’s service centers designed to promote product sales. Selling expenses increased by 95.9% or approximately $0.6 million to approximately $1.3 million in the three months ended March 31, 2020 from approximately $650,000 in the same period of 2019. The increase was due mainly to costs incurred in marketing and other promotional activities (such as product exhibition in various regions) in the first quarter of 2020.

Finance Income, net. Finance income represents interest income from bank and related bank products, net of service fees related to the use of third-party online payment platforms. Total net financial income was approximately $182,000 and $198,000 for the three months ended March 31, 2020 and 2019 respectively. The decrease in net financial income was due mainly to lower interest income earned in the three months period ended March 31, 2020.

Operating loss. Operating loss was approximately $2.2 million for the three months ended March 31, 2020, compared to approximately $54,000 for the same period of 2019. The increase in operating loss in 2020 was due primary to the significant decline in revenues in 2020 due to the impact of COVID-19.

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Other (expense) income. Other income consists primarily of income from the administration of Beijing Luji’s online marketplace. Other expenses consist mainly of estimated tax penalties and charitable contributions. Other expense of approximately $2.2 million for the three months ended March 31, 2020 consisted mainly of donation to Binzhou Red Cross Society for approximately $1.4 million and estimated tax penalties related to unpaid VAT and income taxes of approximately $0.7 million.

Provision for income taxes. Provision for income taxes was $0 for the three months ended March 31, 2020, compared to $29,313 for the same period of 2019.

Net loss. As a result of the factors described above, net loss was approximately 4.4 million for the three months ended March 31, 2020, an increase of approximately $3.9 million from approximately $0.5 million for the same period of 2019.

Comprehensive Loss.  Comprehensive loss was approximately $4.5 million for the three months ended March 31, 2020, as compared to other comprehensive income of approximately $0.2 million for the three months ended March 31, 2019.

Results of Operations for the Years Ended December 31, 2019 and 2018

Comparison of the years ended December 31, 2019 and 2018

The following table sets forth certain operational data for the years ended December 31, 2019, and 2018:

(in thousands)

	Years ended December 31,				Percentage
	2019		2018		Change
	Dollars	%	Dollars	%	%
Revenues	$58,233	100.0	$53,445	100.0	9.0
Cost of revenues	41,764	71.7	38,762	72.5	7.7
Gross profit	16,469	28.3	14,683	27.5	12.2

General and administrative expenses	8,111	13.9	3,929	7.4	106.5
Selling expenses	3,596	6.2	1,689	3.2	112.9
Finance expenses (income), net	83	0.1	(29)	(0.1)	391.8
Total operating expenses	11,790	20.2	5,589	10.5	111.0

Operating income	4,679	8.0	9,094	17.0	(48.5)

Other expenses, net	(2,378)	(4.1)	(1,882)	(3.5)	26.4
Loss from equity investment	(31)	(0.1)	0	0.0	0.0

Total other expenses, net	(2,409)	(4.1)	(1,882)	(3.5)	28.0

Income before provision for income taxes	2,270	3.9	7,212	13.5	(68.5)
Provision for income taxes	931	1.6	1,349	2.5	(31.0)

Net income	$1,339	2.3	$5,863	11.0	(77.2)

Foreign currency translation adjustment	(164)	(0.3)	(721)	(1.3)	(77.4)

Comprehensive income	$1,175	2.0	$5,142	9.6	(77.1)

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Revenues. Revenues were approximately $58.2 million and $53.4 million for the year ended December 31, 2019, and 2018, respectively, representing an increase of approximately $4.8 million, or 9.0%. The increase revenues is due mainly to the increase in product sales and increase in the number of platform users. For the years ended December 31, 2019 and 2018, revenues were derived mainly from the sale of home appliances, health foods and cosmetics products in the PRC. During the twelve months ended December 31, 2019, and 2018, no customers accounted for 10% or more of our total net revenues.

Cost of revenues. Cost of revenues consists primarily of the cost of merchandise sold, delivery cost, service fees, sales incentives and commissions that are directly attributable to the sale of certain designated products. Cost of revenues increased to approximately $41.8 million for the year ended December 31, 2019 from $38.8 million for the same period in 2018. An increase of approximately $3 million or 7.7% due mainly higher product cost and commission.

During the year ended December 31, 2019 and 2018, Beijing Luji’s major vendors that accounted more than 10% of its total purchases are as follow:

	Year ended
	December 31, 2019
	US$	%
Harbin Xinyue Technology Co., Ltd.	5,772,000	72.4

	Year ended
	December 31, 2018
	US$	%
Guangzhou Olansi Water Treatment Equipment Co., Ltd.	1,233,000	27.8
Harbin Xinyue Technology Co., Ltd.	698,000	15.7
Tianjin Meichen Biotechnology Co., Ltd.	466,000	14.5

Gross Profit. Gross profit increased from approximately $14.7 million for the year ended December 31, 2018 to approximately $16.5 million for the same period in 2019. Gross profit margin increased from 27.5% for the year ended December 31, 2018 to 28.3% for the same period in 2019 due mainly to favorable product mix.

Selling Expenses.  Selling expenses consist mainly of payroll and benefits for employees involved in the sales and distribution functions, meeting/event fees, advertisement, and marketing and selling expenses that are related to events and activities at the Company’s service centers designed to promote product sales. Selling expenses increased by approximately $1.9 million to $3.6 million in the year ended December 31, 2019 from $1.7 million in the same period of 2018. The increase was due mainly to the increase of promotion and marketing events in 2019.

General and administrative Expenses.  G&A expenses consist primarily of costs in salary and benefits for our general administrative and management staff, facilities costs, depreciation expenses, professional fees, audit fees, and other miscellaneous expenses incurred in connection with general operations. G&A increased by approximately $4.2 million from $3.9 million for the year ended December 31, 2018 to approximately $8.1 million in the same period of 2019. The increase was due mainly to the increase of advisory fees of approximately $1 million and higher bad debt expense of approximately $1.4 million in 2019.

Finance Expenses, net. Finance expenses consist mainly of service fees related to the use of third-party online payment platforms, bank fees and interest expenses related to borrowings; net of interest income from bank and related bank products. The increase in finance expenses was due mainly to increase in the use of third-party online payment platforms in 2019.

Operating Income. Operating income was approximately $4.7 million for the year ended December 31, 2019, compared to approximately $9.1 million for the same period of 2018. The decrease in operating income in 2019 was primary due to the increase in operating expenses.

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Total other expenses, net. Other expenses consist mainly of estimated tax penalties for unpaid VAT and income taxes and charitable contributions. For the year ended December 31, 2019, other expenses consisted mainly of estimated tax penalties. For the year ended December 31, 2018, other expenses consisted mainly of charitable contributions.

Provision for Income Taxes. Provision for income taxes was approximately $0.9 million for the year ended December 31, 2019, compared to $1.3 million for the same period of 2018. The decrease was attributable mainly to lower pre-tax income.

Net Income. As a result of the factors described above, net income was approximately $1.3 million for the year ended December 31, 2019, a decrease of $4.5 million from net income $5.9 million for the same period of 2018.

Comprehensive Income. Comprehensive income was $1.2 million for the year ended December 31, 2019, as compared to comprehensive income of $5.1 million for the year ended December 31, 2018. The decrease was due mainly to higher operating expenses in 2019.

Liquidity and Capital Resources for HJ (Acquired Company)

Three Months Ended March 31, 2020 Compared to Three Months Ended March 31, 2019

As of March 31, 2020 and December 31, 2019, we had cash and cash equivalents of approximately $13.4 million and $28.9 million, respectively.

The following table sets forth a summary of our cash flows for the periods as indicated:

	For the Three Months ended
	March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash (used in) provided by operating activities	$(13,531,812)	$570,415
Net cash (used in) investing activities	$–	$(3,925)
Net cash (used in) financing activities	$(1,722,055)	$(111,615)
Effect of exchange rate changes on cash and cash equivalents	$(216,145)	$446,313
Net (decrease) increase in cash and cash equivalents	$(15,470,012)	$901,188
Cash and cash equivalents at beginning of period	$28,919,817	$18,019,617
Cash and cash equivalents at end of period	$13,449,805	$18,920,805

The following table sets forth a summary of our working capital:

	March 31,	December 31,
	2020	2019	Variation	%
	(Unaudited)	(Unaudited)
Total Current Assets	$22,588,918	$31,095,695	$(8,506,777)	(27.4)
Total Current Liabilities	$28,868,629	$32,354,228	$(3,485,599)	(10.8)
Working Capital	$(6,279,711)	$(1,258,533)	$(5,021,178)	399.0

Working Capital. Total working capital as of March 31, 2020 amounted to approximately negative $6.3 million, as compared to approximately negative $1.3 million as of December 31, 2019. The deterioration in working capital was due mainly to a decline in net assets.

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For the three months ended March 31, 2020, cash provided by operating activities was approximately $13.5 million. For the three months ended March 31, 2019, cash provided by operating activities was approximately $570,000. The change of approximately $14.1 million was due primary to net changes in (1) advances to suppliers of approximately $6.6 million, (2) inventory of approximately $245,000, (3) prepayment and other current assets of approximately $525,000, (4) advances from customers of approximately $568,000, (5) taxes payable of approximately $1.4 million, and (6) accrued expenses of approximately $1.7 million.

Net cash used in investing activities was $0 for the three months ended March 31, 2020, as compared to net cash used in investing activities of $3,925 for the three months ended, 2019.

Net cash used in financing activities was approximately $1.7 million for the three months ended March 31, 2020, as compared to net cash used in investing activities of approximately $112,000 for the three months ended March 31, 2019. The increase was due mainly to increase of repayment of loans of approximately $1 million and increase in dividends paid of approximately $620,000.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

The following table sets forth a summary of our cash flows for the periods as indicated:

	For the Year ended
	December 31,
	2019	2018
	(Audited)	(Audited)
Net cash provided by operating activities	$24,730,684	$12,765,264
Net cash (used in) investing activities	$(11,581,326)	$(188,250)
Net cash (used in) financing activities	$(1,865,742)	$(754,761)
Effect of exchange rate changes on cash and cash equivalents	$(383,416)	$(824,990)
Net increase in cash and cash equivalents	$10,900,200	$10,997,263
Cash and cash equivalents at beginning of year	$18,019,617	$7,022,354
Cash and cash equivalents at end of year	$28,919,817	$18,019,617

The following table sets forth a summary of our working capital:

	December 31,	December 31,
	2019	2018	Variation	%
	(Audited)	(Audited)
Total Current Assets	$31,095,695	$33,101,338	$(2,005,643)	(6.1)
Total Current Liabilities	$32,354,228	$19,344,592	$13,009,636	67.3
Working Capital	$(1,258,533)	$13,756,746	$(15,015,279)	(109.1)

Working Capital. Total working capital as of December 31, 2019 amounted to approximately negative $1.3 million, as compared to approximately negative $13.8 million as of December 31, 2018. The deterioration in working capital was due mainly to higher operating expenses in year 2019.

Net cash generated from operating activities was $24.7 million for the year ended December 31, 2019, and consisted primarily of a net income of $3.1 million, adjusted for depreciation and amortization of $0.2 million, a decrease in advances from customers of $3.5 million, an increase in accrued expenses and other liabilities of $4.3 million, an increase in taxes payable of $9.0 million, a decrease in prepaid expenses and other assets of $1.5 million, an increase in due from related parties of $10.2 million, a decrease in advances to suppliers of $0.3 million.

Net cash generated from operating activities was $12.8 million for the year ended December 31, 2018, and consisted primarily of a net income of $5.1 million, adjusted for depreciation and amortization of $0.1 million, an increase in advances from customers of $3.1 million, an increase in accrued expenses and other liabilities of $5.3 million, an increase in taxes payable of $9.9 million, an increase in prepaid expenses and other assets of $1.5 million, an increase in inventory of $1.1 million, a decrease in due from related parties of $7.7 million, an increase in advances to suppliers of $0.5 million.

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Net cash used in investing activities for the fiscal year ended December 31, 2019, was $11.6 million which was used for purchase of equity investment. Net cash used in investing activities was $0.2 million for the year ended December 31, 2018.

Net cash used in financing activities for the fiscal year ended December 31, 2019, was approximately $1.9 million which was used primarily for the distribution of dividends. Net cash used in financing activities for the fiscal year ended December 31, 2018, was approximately $0.8 million which was used for the distribution of dividends.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain prior year balances have been reclassified to conform to the current year’s presentation.

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of HanJiao, its wholly-owned subsidiaries, WOFE, the VIE and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

VIE Agreements with Beijing Hongtao

The Company does not have a direct equity ownership interest in Beijing Luji but relies on the VIE Agreements to control and receive the economic benefits of Beijing Luji’s business. The Company relies on contractual arrangements with its variable interest entity to operate its online to office (O2O) business in the PRC in which foreign investment is restricted or prohibited. The O2O platform integrates the Company’s e-commerce platform with physical outlets (service centers) to connect consumers and merchants in a dynamic marketplace. Pursuant to the VIE Agreements, HanJiao, through Beijing Hongtao, is able to exercise effective control over, bears the risks of, enjoys substantially all of the economic benefits its VIE and its subsidiary and has an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. The Company’s management concluded that Beijing Luji and its subsidiary are variable interest entities of the Company and Beijing Hongtao is the primary beneficiary of Beijing Luji and its subsidiary. As such, the financial statements of the VIE and its subsidiary are included in the consolidated financial statements of the Company. Each of the VIE Agreements is described in detail below:

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Exclusive Consulting and Services Agreement

Pursuant to the Exclusive Consulting and Services Agreement signed on May 15, 2019, between Beijing Hongtao and Beijing Luji, Beijing Hongtao agrees to provide various services exclusively to Beijing Luji including development and research services for business-related software, pre-job and on-the-job training services, technology development and transfer services, public relations services, market research and consulting services, short and medium-term market development and planning services, various technical support services, consulting services related to business compliance, organization and planning services related to marketing and membership activities. For services rendered to Beijing Luji by Beijing Hongtao under this agreement, Beijing Hongtao is entitled to collect 100% of the net income of Beijing Luji.

The Exclusive Consulting and Services Agreement shall remain in effect for ten years from the date of signing unless it is terminated by Beijing Hongtao in advance or upon the mutual agreement of both parties. Beijing Luji may terminate the agreement subject to payment of all service fees for completed services and compensation to Beijing Hongtao for losses. Prior to the termination of this agreement, the parties may extend the term of this agreement in accordance with the requirements of Beijing Hongtao.

Business Operations Agreement

Pursuant to the Business Operations Agreement signed on May 15, 2019, by and among the Beijing Luji shareholders, Beijing Luji and Beijing Hongtao. Beijing Luji agreed not to conduct any transactions that may materially affect its assets, business, personnel, obligations, rights or company operations, without the prior written consent of Beijing Hongtao. Beijing Hongtao agrees to provide advice to Beijing Luji from time to time regarding the appointment and dismissal of employees, daily management and financial management systems. Beijing Luji and Beijing Luji shareholders also agree to appoint designees of Beijing Hongtao to serve as board of directors and on the senior management team of Beijing Luji. In connection with this agreement, the Beijing Luji shareholders executed a power of attorney of the Business Operations Agreement in which the Beijing Luji shareholders shall irrevocably authorize the designated personnel of Beijing Hongtao to exercise their shareholders’ rights on their behalf, including voting rights at the shareholders' meeting in the name of the shareholders. The Beijing Luji shareholders further agree that they will replace the person authorized in the above power of attorney at any time upon Beijing Hongtao's request. The Business Operations Agreement shall remain in effect for ten years from the date of signing unless earlier terminated by Beijing Hongtao by delivering 30 days prior written notice or upon the mutual agreement of all parties. Beijing Luji and the Beijing Luji shareholders do not have the right to terminate the agreement unilaterally. Upon the termination of any agreement between Beijing Hongtao and Beijing Luji, Beijing Hongtao shall be entitled to terminate all agreements between such parties.

Equity Disposal Agreement

Pursuant to the Equity Disposal Agreement signed on May 15, 2019, by and among the Beijing Luji shareholders, Beijing Luji and Beijing Hongtao, the Beijing Luji shareholders granted to Beijing Hongtao an exclusive option right to purchase all of their equity interests in Beijing Luji to secure the execution of the Equity Pledge Agreement in which the details are set out below. Under the terms of this agreement, Beijing Hongtao has an exclusive right to purchase, to the extent permitted under the PRC law, at any time, all or any part of the equity interests of the Beijing Luji shareholders in Beijing Luji or an option to transfer the equity interests in Beijing Luji to any third party designated by Beijing Hongtao. The option price shall be the minimum permitted by the laws and regulations of the PRC. The Equity Disposal Agreement has a term of ten years from the date of signing, and it may be renewed at Beijing Hongtao’s discretion.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement signed on May 15, 2019, by and among the Beijing Luji shareholders and Beijing Hongtao, the Beijing Luji shareholders pledged all of their equity interests in Beijing Luji to Beijing Hongtao to guarantee the performance of Beijing Luji’s obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement.  Under the terms of the agreement, in the event that Beijing Luji or its shareholders breach their respective contractual obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement, or upon occurrence of any event of default as set forth in the Equity Pledge Agreement, Beijing Hongtao shall be entitled to exercise its rights under this agreement, subject to certain cure periods. The Beijing Luji shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Beijing Hongtao’s interest.

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The Equity Pledge Agreement shall be effective until Beijing Luji and the Beijing Luji shareholders have performed all of their obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement and the written approval of Beijing Hongtao has been obtained.

Agency Agreement

Pursuant to the Agency Agreement signed on May 15, 2019, among the Beijing Luji shareholders and Beijing Hongtao, the Beijing Luji shareholders granted Beijing Hongtao an irrevocable license for the longest period permitted under law the right to exercise the voting rights of the Beijing Luji shareholders in accordance with the laws of the PRC and the Articles of Association of Beijing Luji. During the term of this Agreement, none of the Beijing Luji shareholders shall be entitled to transfer their interest in Beijing Luji to any third party other than entities or individuals designated by Beijing Hongtao. This Agency Agreement shall be irrevocable and continuously valid from the date of execution of this Agency Agreement, and it can be terminated at Beijing Hongtao’s discretion.

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowance for doubtful accounts and slow-moving inventory, and the useful lives of property and equipment. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) FASB ASC Section 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

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Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposit and other highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased. The Company maintains cash with various financial institutions mainly in the PRC. As of December 31, 2019 and 2018, the Company had cash and cash equivalents of approximately $28.9 million and $18.0 million, respectively. The Company’s cash equivalents included approximately $11.6 million (RMB 80 million) and $9.0 million (RMB 63 million) of the bank’s financial products; and approximately $0 and $2.9 million (RMB 20 million) of PRC treasury notes as of December 31, 2019 and 2018, respectively.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environment in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency restrictions. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, changes in the future could affect the Company’s interest in these entities.

Inventories

Inventories consist of finished goods and they are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company periodically evaluates its inventories and will record an allowance for inventories that are either slow-moving, may not be saleable or whose cost exceeds its net realizable value.

Advance to Suppliers

Advances to suppliers consist of payments to suppliers for finished goods that have not been received by the Company. The Company periodically evaluates and reviews its advance to suppliers to determine whether its carrying value has been impaired.

Long-term Investment

Long-term investment consists mainly of the Company’s equity investment for strategic or business development purposes. The Company applies the equity method of accounting to account for an equity investment, according to FASB ASC 323 “Investment—Equity Method and Joint Ventures,” over which it has significant influence but does not own a majority equity interest or otherwise control. Under the equity method, the Company’s share of the profits or losses of the equity investees are recorded in its consolidated statements of income and comprehensive income.

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The Company reviews its investment at least annually to determine whether a decline in fair value to below the carrying value is other-than-temporary. The primary factors the Company considers in its determination are the duration and severity of the decline in fair value; the financial condition, operating performance and the prospects of the equity investee; and other company specific information such as recent financing rounds. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the investment will be written down to its fair value.

No events have occurred that indicated an other-than-temporary decline in fair value for the year ended December 31, 2019.

Property and Equipment, Net

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful lives
Vehicles	10 years
Office equipment	3 years
Furniture and fixtures	3 years
Software	3 years

Long-lived Assets

Finite-lived assets and intangibles are reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property, plant and equipment, land use rights, and long-term prepaid leases. For the years ended December 31, 2019 and 2018, the Company did not recognize any impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted FASB ASC 606, Revenue from Contracts with Customers using the modified retrospective method for all contracts not completed as of the date of adoption. Accordingly, revenue for the year ended December 31, 2019 was presented under ASC 606, while comparative information has not been restated and continues to be reported under the accounting standards in effect for the prior period.

The core principle underlying the revenue recognition standard is that the Company will recognize revenue to represent the transfer of products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of the product or the benefit of the services transfers to the customer. Under the guidance of ASC 606, the Company is required to (a) identify the contract with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the Company satisfies its performance obligations.

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The adoption of ASC 606 did not significantly change (i) the timing and pattern of revenue recognition for the Company’s revenues, and (ii) the presentation of revenues as gross versus net. Therefore, the adoption of ASC 606 did not have a significant impact on the Company’s financial position, results of operations, equity or cash flows as of the adoption date and for the year ended December 31, 2019. Persuasive evidence of an arrangement is demonstrated via sales orders; and the consideration is fixed upon the initiation of the purchase order by the customer.

Product Sales: Beijing Luji is primarily engaged in the sale of healthcare and other related products (such as nutrition or dietary supplements; water or air purifiers) to the middle aged and elderly market segments in the PRC. Beijing Luji sells these products under its own “Fozgo” brand and related healthcare products for other vendors through its internet platform and offline service centers. Revenue from product sales is recognized when control passes to the customer, which generally occurs at a point in time when products are delivered. Allowance for sales returns, that reduces revenues, are estimated based on historical experience. Revenues are recorded net of value-added taxes, business taxes, discounts and surcharges and allowance for returns.

The Company collects cash from customers before or upon delivery of products mainly through banks and third-party online payment platforms (such as Alipay). Cash collected from customers before product delivery is recognized as advance from customers.

Cost of Revenues

Cost of revenues consists primarily of the cost of merchandise sold, delivery cost, service fees, sales incentives and commissions that are directly attributable to the sale of certain designated products.

General and Administrative Expenses

General and administrative expenses consist mainly of payroll and related costs for employees involved in general corporate functions, including accounting, finance, tax, legal and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation and rental expenses.

Selling Expenses

Selling expenses consist mainly of payroll and benefits related costs for employees involved in the sales and distribution functions, meeting/event fees, advertisement and marketing and selling expenses that are related to events and activities at the Company’s service centers designed to promote product sales.

Finance Expenses (Income)

Finance expenses consist mainly of service fees related to the use of third-party online payment platforms, bank fees and interest expenses related to borrowings; net of interest income from bank and related bank products.

Other Income (Expenses)

Other income consists primarily of income from the administration of the online marketplace. Other expenses consist mainly of estimated tax penalties and charitable contributions.

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Income Taxes

The Company follows FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are also recognized for operating losses that are available to offset the future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”, which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under ASC 740-10-25, tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company believes that it does not have any uncertain tax positions. It is not expected that there will be any uncertain tax position within 12 months of December 31, 2019.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or the deferred tax asset valuation allowance. Due to the lack of temporary differences between the tax bases and their financial reporting amounts, the Company has not recognized any deferred tax assets or liabilities as of December 31, 2019 and 2018, respectively.

Enterprise Income Tax

Under the Provisional Regulations of the PRC concerning income tax on enterprises promulgated by the PRC (the “EIT Law”), the Company was qualified as a high and new technology enterprise starting in 2018, and enjoys a preferential tax rate of 15% for 3 years expiring in 2020.An entity can re-apply to be a high and new technology enterprise when the prior certificate expires. Income tax is payable at a rate of 15% of our taxable income for the year ended December 31, 2019 and 2018.

Value-Added Tax

Prior to May 1, 2018, the Company was subject to value-added tax (“VAT”) at rates of 6% and 17% on revenue generated from providing services and products, respectively. Starting from May 1, 2018, the VAT rate for revenue generated from providing products was changed from 17% to 16%. Starting from April 1, 2019, the VAT rate for revenue generated from providing products changed from 16% to 13%. VAT is reported as a reduction of revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The net VAT balance between input VAT and output VAT is recorded in taxes payable.

Foreign Currency Translation

The functional currency of the Company’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The consolidated financial statements are translated into U.S. dollars (“USD”) using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income (loss). Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

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All of the Company’s revenue transactions are transacted in its functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The exchange rates as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and 2018 are as follows:

	December 31,		For the years ended December 31,
	2019	2018	2019	2018
Foreign currency	Balance Sheet	Balance Sheet	Profit/Loss	Profit/Loss
RMB to 1 USD	6.9762	6.8764	6.8985	6.6158

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists entirely of foreign currency translation adjustments resulting from the Company’s translation of its financial statements from its functional currency into USD.

Earnings (loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of ordinary shares plus dilutive potential ordinary shares outstanding during the period. When the Company has a loss, the potential ordinary shares are not included since their inclusion would be anti-dilutive. For the years ended December 31, 2019 and 2018, there were no potential ordinary shares, such as options, warrants or conversion rights, that would have a dilutive effect on the Company’s earnings per share.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Amendments to the ASC 842 Leases. This update requires a lessee to recognize an asset and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Leases with a twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company expects to adopt of ASU 2016-02 when it completes its proposed transaction with a public entity, and does not expect the adoption of ASU 2016-02 to have a material impact on its financial statements.

In June 2016 the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which eliminates the probable initial recognition threshold for credit losses in current U.S. GAAP, and instead requires an organization to record a current estimate of all expected credit losses over the contractual term for financial assets carried at amortized cost. This is commonly referred to as the current expected credit losses (“CECL”) methodology. Expected credit losses for financial assets held at the reporting date will be measured based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 does not change the existing write-off principle in U.S. GAAP or current nonaccrual practices, nor does it change accounting requirements for loans held for sale or certain other financial assets which are measured at the lower of amortized cost or fair value. ASU 2016-13 becomes effective for public companies on January 1, 2020, although early application is permitted for 2019. The Company expects to adopt of ASU 2016-13 in 2020 and does not expect the adoption of ASU 2016-13 to have a material impact on its financial statements.

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In July 2017, the FASB Issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

The Company believes that other recent accounting pronouncement will not have a material effect on the Company’s consolidated financial position, results of operations and cash flows.

PROPERTIES

We maintain our approximately 303 square meter corporate office at Room 1206, 12th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing, The PRC through a sublease with Beijing Hongtao. According to the sublease, we are obligated to pay a monthly rent of approximately RMB 51,713 (approximately US $7,700) during the term of 2 years. The lease expires July 19, 2022. The foregoing description of the lease is qualified in its entirety by reference to the Lease Agreement, an English translation of which is filed as Exhibit 10.8 to this Current Report and incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 6, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown except to the extent voting power may be shared with a spouse. Unless otherwise indicated, the address for each director and executive officer listed is: c/o AS Capital, Inc., Room 1206, 12th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing, China.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)
TIAN Xiangyang (2)	68,800,000	70.78%
TIAN Zhihai (3)	4,300,000	4.63%

All executive officers and directors as a Group	72,300,000	75.41%

5% or Greater Stockholders:
GAO Xue Ran	8,581,063	8.83%

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(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of August 6, 2020. Applicable percentage ownership is based on 97,201,030 shares of common stock outstanding as of August 6, 2020, and any shares that such person or persons has the right to acquire within 60 days of August 6, 2020, is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Rhone Holding Limited, a limited liability company organized under the laws of the British Virgin Islands, is the record holder of such securities. Ms. Tian is the sole shareholder and director of Rhone Holding Limited. Ms. Tian has served as the Chairman, Chief Executive Officer and Director of the Board of Directors of Beijing Luji since July 2018 and was appointed to serve as the Chief Executive Officer and Director of the Company on August 6, 2020.

(3)	Donau Holding Limited, a limited liability company organized under the laws of the British Virgin Islands, is the record holder of such securities. Mr. Tian is the sole shareholder and director of Donau Holding Limited. Mr. Tian has served as the Chief Operating Officer of Beijing Luji since January 2017 and was appointed to serve as the Chief Operating Officer and Director of the Company on August 6, 2020.

Changes In Control

On June 4, 2019, AS Capital, Inc., a Nevada corporation (“we,” “ASIN” or the “Company”), XRC, LLC, a Colorado limited liability company (“XRC”) and Gao Xue Ran (“Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which Purchaser agreed to purchase from XRC 11,000,000 shares of common stock of the Company, par value $0.001, and 964 shares of Series A Convertible Preferred Stock of the Company, par value $0.001 (collectively, the “Shares”), for aggregate consideration of Four Hundred and Ten Thousand Dollars ($410,000) in accordance with the terms and conditions of the SPA. XRC is the controlling shareholder of the Company. The acquisition of the Shares consummated on July 18, 2019, and the Shares were ultimately purchased by the following three individuals using their own personal funds:

Name	No. of Shares	Percentage of Issued and Outstanding	Consideration Paid
Gao Xue Ran	8,581,063 of Common Stock; 964 shares of Series A Preferred Stock	76.61%	$319,840
Zhang Yan Hua	1,935,633 of Common Stock	17.28%	$72,146
Cheung Kwok Chiu Kris	483,304 of Common Stock	4.30%	$18,014

Ms. Gao held a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Chris Lotito, our Chief Executive Officer and sole director, and John Karatzaferis, our President, resigned from all of their positions with the Company, effective July 18, 2019. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Gao Xue Ran was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gao will serve in her positions without compensation.

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Acquisition of HJ

On August 6, 2020, we consummated the acquisition of One Hundred (100) Shares of HJ, representing 100% of the issued and outstanding stock of HJ. HJ is a holding company that, through its subsidiaries and variable interest entity, is engaged in the business of selling healthcare and other related products to the middle-aged and elderly market segments in the PRC through its internet platform and offline service centers. HJ’s consolidated business is conducted through Beijing Luji Technology Co., Ltd., a variable interest entity formed in Beijing, China on March 27, 2007.

In connection with the acquisition, effective August 6, 2020, the following individuals were appointed to serve in the capacities set forth next to their names until his or her successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Tian Xiangyang	Chief Executive Officer, Director and Chairperson of the Board of Director
Shan Yonghua	Chief Financial Officer
Tian Zhihai	Chief Operating Officer and Director
Yin Jianen	Secretary and Director
Wang Jirui	Director

Upon the consummation of the sale of the HJ Shares, Gao Xue Ran resigned from all of her positions with the Company, effective August 6, 2020. Her resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Tian Xiangyang	48	Chief Executive Officer, Director and Chairperson of the Board of Director
Shan Yonghua	52	Chief Financial Officer and Director
Tian Zhihai	44	Chief Operating Officer and Director
Yin Jianen	46	Secretary and Director
Wang Jirui	55	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Ms. Xiangyang Tian, 48 years old, joined Hanjiao international on July 5, 2018 as HJ Chief Executive Officer, Director and Chairperson of the Board. She is one of the founders of Beijing Luji, and has served as an Executive Director of Beijing Luji since March 2007. She has served as a director of HJ since July 2018, and has served as Chief Executive Officer and Chairman of Hanjiao international the board since April 2019, and is responsible for the overall strategic planning and day-to-day operations of Beijing Luji Technology Co., Ltd at the same time. Ms Tian has introduced a business model by creating a cloud platform called "Fozgo" for the elderly.

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Prior to establishing Beijing Luji, Ms. Tian served as the Chief Secretary at Supply and Marketing Agency of Huailai County, Hebei Province from January 2000 to February 2007. From January 1996 to December 1999, she served as the Political Cadre for the Government Office of Tumu Town in Huailai County, Hebei Province. Ms. Tian was the staff for the Zhangbei County Grain Bureau of Hebei Province from July 1991 to December 1995. Ms. Tian graduated from Hebei Provincial Party Collecge, majoring in Economic Management, and EMBA Business Administration at Peking University. She brings to the Board her experience in financial planning, overview and strategic planning.

Mr. Yonghua Shan, 52 years old, has served as Chief Financial Officer of Hanjiao International since March 2020. Mr. Shan has over 31 years working experience in financial management, tax planning, investment and financing management. Prior to joining HJ, Mr. Shan served as the Financial Director of Beijing Luji Technology Co., Ltd. since September 2016. During July 2013 to August 2016, Mr. Shan was the Financial Director of Beijing Beichuang Non-Woven Co. Mr. Shan was the Financial Manager of Beijing Ligao Technology Co., Ltd. from February 2006 to June 2013 and the General Manager Assistant and Investment Manager of Kelon Electric Co., Ltd from August 2000 to January 2006. Mr. Shan obtained his Master degree in Management Engineering from Wuhan University of Technology. Mr. Shan brings to the Board his experience in financial management.

Mr. Zhihai Tian, 44 years old, joined Hanjiao International in July 2018 and has served as Chief Operating Officer and Director of Hanjiao International since April 2020. Mr. Tian joined Beijing Luji in 2008 and has served as Chief Operating Officer of Beijing Luji since July 2018. Mr. Tian is mainly responsible for the daily operation and customer relationship management. He had more than 10 years of experience in company operations, customer development and relationship management. Before joining Beijing Luji, Mr. Tian worked at Hongshu Group from July 2000 to December 2007. Mr. Tian obtained EMBA at the School of Economics and Management, Peking University. Mr. Tian brings to the Board his deep industry operational expertise.

Mr. Jianen Yin, 46 years old, joined Hanjiao international on June, 2020. He has served as HJ Secretary and Director since April 2020. He serves HJ with his management experience, business and social network with investment and financing knowledge. Before joining us, Mr. Yin was the Vice General Manager of Fixed Income Department of Jiuzhou Securities from May 2016 to June 2019 and of Western Securities during August 2009 to April 2016. From April 2002 to June 2007, he served as the Marketing Director for Sumitomo Forestry Machinery. Mr. Yin has obtained the MBA degree from Guanghua School of Management, Peking University and graduated with Hotel Management degree from Beijing Union University. Mr. Yin brings to the Board his management, finance and investment experience.

Mr. Jirui Wang, 55 years old, joined Hanjiao international on June, 2020 and has served as the Director of HJ since April 2020. Mr. Wang has over 23 years working experience in financial industry with extensive knowledge in investment banking and fixed income sectors. Before joining HJ, Mr. Wang worked for Jiuzhou Securities from September 2017 to December 2019 and of Western Securities during April 2016 to September 2017. From June 1995 to December 2016, Mr. Wang served as the Chief Representative of the Southern Representative District of the Beijing Office of South Korea Sincere Chemical Co., Ltd. During October 1987 to May 1995, Mr. Wang was the Purchaser for Hunan Tobacco Company. Mr. Wang graduated from Xiangtan University in Hunan Province in 1987. Mr. Want brings to the Board his expertise in investment banking and finance.

Family Relationships

Ms. Tian Xiangyang is the aunt of Mr. Tian Zhihai. Except as set forth above, there are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

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No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
•

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not formed separate Audit, Corporate Governance, Compensation and Nominating committees. Our entire Board performs the functions of the Audit, Corporate Governance, Compensation and Nominating committees.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2018, and up to the date of this current report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act except as follows: XRC, LLC failed to file Forms 3 and 4 disclosing its ownership of our our securities.

Code of Ethics

We have not yet adopted a Code of Ethics that applies to our directors, officers, and employees. We expect to adopt such a code in the future once we have integrated our acquisition of HJ.

Board Meetings

Our board of directors currently consists of Ms Tian Xiangyang, Mr. Yin Jian’en, Mr. Shan Yonghua, Mr. Tian Zhihai and Mr. Wang Jirui. The board did not hold formal meetings during the year ended December 31, 2019, but took actions via unanimous written consent. We expect our current board to act by written consent or through board meetings in accordance with the provisions of the Nevada Revised Statutes and our Bylaws.

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Nomination Process

Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. We have not adopted advance notice provisions in our bylaws. Our board of directors has determined that it is in the best position to evaluate our Company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors.

Corporate Governance & Board Independence

Our Board of Directors consists of five directors: Ms. Tian Xiangyang, Mr. Yin Jian’en, Mr. Shan Yonghua, Mr. Tian Zhihai and Mr. Wang Jirui. We do not currently have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions. Our board of directors performs the functions of audit, nominating and compensation committees. As of the date of this report, no member of our board of directors qualifies as an “audit committee financial expert” as defined in 17 CFR 229.407(d)(5) promulgated under the Securities Act. We hope to attract a director who qualifies as an “audit committee financial expert” as our business matures.

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary. Our board of directors does not believe that it is necessary to have such committees at the early stage of the Company’s development, and our board of directors believes that the functions of such committees can be adequately performed by the members of our board of directors.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board of Directors is chaired by the Chairman who is also the CEO. The Board believes that the most effective leadership structure at this time is not to separate the roles of Chairman and CEO. A combined structure provides the Company with a single leader who represents our stockholders, regulators, business partners and other stakeholders, among reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

•	This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Ms Tian’s continuation in the combined role of the Chairman and CEO conforms with the best interest of stockholders.
•	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors have played a certain role in risk oversight of the Company. The Chairperson, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

Involvement in Certain Legal Proceedings

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, if any, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

We are not a party to, nor is any of our property the subject of, any legal proceedings. There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Currently, our executive directors and officers receive cash compensation for services in such capacities. We expect to establish an incentive compensation plan as our Company matures. We expect that our executive compensation philosophy will be to create a long-term direct relationship between pay and our performance. Our executive compensation program will be designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives will be to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. We expect the compensation package of our named executive officers to consist of the following main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations;
2.	incentive compensation consisting of stock options, restricted stock and the like; and
3.	discretionary bonus awards payable in cash and or securities of the Company tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

As we do not have Compensation Committee, our Board will be responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. The Board will annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. The Board may award discretionary bonuses to each of the named executives, and reviews and approves the process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, the Board will review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

We expect our Chief Executive Officer to periodically provide the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board will provide an evaluation for the Chief Executive Officer. These evaluations will serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We expect to engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

We expect our executive compensation program to consist of the following elements:

Base Salary

Our base salary structure will be designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer will reflect our past and current operating profits, the named executive officer’s individual contribution to our success throughout their career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board will consider all of these factors, though it will not assign specific weights to any factor. The Board will generally review the base salary for each named executive officer on an annual basis. For each of our named executive officers, we expect to review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

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Discretionary Bonus

The objectives of our bonus awards will be to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Each of our named executive officers will be eligible for consideration for a discretionary cash bonus. The Chief Executive Officer will make recommendations regarding bonus awards for the named executive officers and the Board provides the bonus recommendation for the Chief Executive Officer. However, the Board/Compensation Committee will have sole and final authority and discretion in designating to whom awards are made, the size of the award, if any, and its terms and conditions. The bonus recommendation for each of the named executive officers depends on a number of factors, including (i) the performance of the Company for the year, (ii) the satisfaction of certain individual and corporate performance measures, and (iii) other factors which the Board may deem relevant. The Company did not award any cash bonuses during fiscal year 2019.

Stock Holdings

The Board recognizes the importance of having a portion of the named executive officers’ compensation be paid in the form of equity, to help align the executives’ interests with the interests of the Company’s stockholders. Initially, we expect the Board to emphasize the cash-based portion of our compensation program over a stock program because it believes the discretionary nature of the cash-based compensation gives it the needed flexibility to factor in and reward the attainment of longer-term goals for the Company and the executives, as the Board deems appropriate.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)
Tian Xiangyang (1) (Chief Executive Officer, Director and Chairperson of the Board)	2020Q1	18,810	0	0	46,407	65,217
	2019	74,165	0	0	81,446	155,611
	2018	41,059	0	0	67,941	109,000

(1)	Effective since August 6, 2020, Ms. Tian was appointed to serve as our CEO and Chairman of the Board of Director.

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Narrative Disclosure to Summary Compensation Table

Each of Ms. Tian Xiangyang, Mr. Shan Yonghua, Mr. Tian Zhihai, Mr. Yin Jianen and Mr. Wang Jirui are parties to an employment agreement with Beijing Luji , our VIE, as of the dates and for the salary set forth below:

Name	Position with the Company	Monthly Salary (RMB/ USD)	Effective Date/Expiration Date
Ms Tian Xiangyang	Chief Executive Officer, Director and Chairperson of the Board of Director	100,000 / 14,286	January 1, 2019 / December 31, 2022
Mr. Shan Yonghua	Chief Financial Officer and Director	30,000 / 4,286	January 1, 2017 / December 31, 2021
Mr. Tian Zhihai	Chief Operating Officer and Director	26,000 / 3,714	January 1, 2017 / December 31, 2021
Mr. Yin Jianen	Secretary and Director	0	January 1, 2019 / December 31, 2021
Mr. Wang Jirui	Director	0	January 1, 2019 / December 31, 2021

Employment Contracts

Each executive may terminate his or her employment agreement by giving three months prior written notice thereof. Otherwise, Beijing Luji has the right to deduct the wage, bonus, on-duty fees, etc. that have not been paid if such action causes serious economic loss to Beijing Luji.

Beijing Luji is entitled to reassign duties of Executive in the event that his or her performance does not meet the standards set forth in her performance appraisal for three consecutive months.

Beijing Luji is entitled to terminate this employment agreement upon the occurrence of the following events:

(1) Executive violates labor discipline or the Company’s rules and systems;

(2) Executive commits serious gross negligence or jobbery, which causes serious damage to the Company’s interests; or

(3) Executive is subjected to the investigation of criminal responsibilities as per laws.

Executive is entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with his or her services on our behalf. He or she is also entitled to certain health and welfare benefits, transportation allowances, and relevant professional membership fees and course fees.

The foregoing description of the Employment Agreements of each of Ms. Tian Xiangyang, Mr. Shan Yonghua, Mr. Tian Zhihai, Mr. Yin Jianen and Mr. Wang Jirui is qualified in its entirety by reference to such agreements which are filed as Exhibits 10.9 through and including 10.13 to this Current Report and is incorporated herein by reference.

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Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We expect to establish one or more incentive compensation plans in the future. Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Equity Awards

As of the reported date, there are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended December 31, 2019, we did not provide compensation to any of our employee directors for serving as a director. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

We intend to enter into Director Retainer Agreements which will set forth the terms and conditions upon which our directors will serve on our board. A form of the Director Retainer Agreement is filed as Exhibit 10.14 to this Current Report and is incorporated herein by reference.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

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Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee.

Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Our Bylaws may be amended, altered or repealed by a majority of the directors serving on our Board of Directors.

Our Bylaws also provide that our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. An election of our directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Our current and future executive officers and significant employees serve at the discretion of our board of directors. Our board of directors may also choose to form certain committees, such as a compensation and an audit committee.

Compensation Committee Report

Our Board has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Current Report on Form 8-K. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Current Report on Form 8-K and irrespective of any general incorporation language in such filing.

Submitted by members of the Board of Directors:

Ms. Tian Xiangyang

Mr Yin Jianen

Mr Shan Yonghua

Mr Tian Zhihai

Mr Wang Jirui

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The balance of due from related parties is approximately $33,500, $34,900 and $11.6 million as of March 31, 2020, December 31, 2019 and December 31, 2018 respectively. As of March 31, 2020, December 31, 2019 and December 31, 2018, due from related parties were due from Ms. Tian Xiangyang, the founder of Beijing Luji, Chairperson of the Board and Chief Executive Officer of the Company. Ms. Tian obtained these advances in connection with running the operations of Beijing Luji. Ms. Tian repaid $10.6 million to Beijing Luji in May 2019. Subsequently, on August 10, 2019, Beijing Luji approved dividend distributions of RMB33.7 million (equal to approximately $4.8 million) to Beijing Luji’s shareholders. Subsequently, Ms. Tian paid off the remaining balance of $1.3 million to Beijing Luji. At the date of this filing, there were no balances due from related parties.

As of March 31, 2020, December 31, 2019 and December 31, 2018, the outstanding amounts due from related parties are as follows:

(in thousand)

	March 31,	December 31,	December 31,
	2020	2019	2018
Tian Xiangyang	$33.5	$34.9	$11,609

We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

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Director Independence

Our board of directors currently consists of Tian Xianyang, our CEO, Yin Jian’en, our Secretary, Shan Yonghua, our CFO, Tian Zhihai, our COO, and Wang Jirui. None of our directors qualify as an independent director under the published listing requirements of the NASDAQ Stock Market or the NYSE because they are executive officers of the Company. As of the date hereof, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Shares of our common stock are quoted on the OTC Pink under the symbol “ASIN”. As of August 6, 2020, the last closing price of our securities was $0.22, with little to no quoting activity. Our common stock began quoting on the OTC Pink on January 14, 2019. There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Pink Sheets. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Quarterly period	High	Low
Quarter ended June 30, 2020	$0.30	$0.25
Quarter ended March 31, 2020	$0.55	$0.30
Fiscal year ended December 31, 2019:
Fourth Quarter	$1.09	$0.22
Third Quarter	$1.20	$0.22
Second Quarter	$1.55	$1.20
First Quarter	$1.82	$0.22

(b) Approximate Number of Holders of Common Stock

As of August 6, 2020, there were approximately 46 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

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(c) Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We paid no dividends during the periods reported herein, nor do we anticipate paying any dividends in the foreseeable future.

(d) Equity Compensation Plan Information

None.

(e) Recent Sales of Unregistered Securities

None.

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Articles of Incorporation, as amended, and Amended and Restated Bylaws, or the Restated Bylaws.  We refer you to our Articles of Incorporation, as amended, and Restated Bylaws, copies of which have been filed as exhibits to this report.

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. Effective August 20, 2020, our authorized shares of common stock will increase to 500,000. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our subsidiaries and other holdings and investments. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of statutory reserve requirements in the PRC, restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred shareholders.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors will rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render it more difficult to enter into a merger or other change of control transaction. As of the date of this Current Report, the Board has designated 1,000 Series A Convertible Preferred Stock, 3,000,000 Series B Preferred Stock and 1,000,000 Series C Preferred Stock. As of the date of this Current Report, there are outstanding 1,000 shares of Series A Convertible Preferred Stock and no shares of Series B or Series C Preferred Stock.

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Series A Convertible Preferred Stock

A summary of the Certificate of Designation for the Series A Convertible Preferred Stock is set forth below:

Voting. Except as provided otherwise under law, holders of the Series A Convertible Preferred Stock are entitled to vote only on matters pertaining to the Series A Convertible Preferred Stock and will have no voting rights on matters presented to holders of our Common Stock.

Conversion. Shares of Series A Convertible Preferred Stock is convertible, at any time at the option of the holder, at a ratio of one (1) Common Share for every twelve thousand (12,000) shares of Series A Convertible Preferred Stock. Notwithstanding the foregoing, conversion shall be restricted to prohibit a holder of the Series A Preferred Stock from holding Common Stock in excess of 4.95% of the issued and outstanding shares of our Common Stock.

Dividends. Holders of the Series A Convertible Preferred Stock shall not be entitled to receive dividends.

Liquidation. Holders of the Series A Convertible Preferred Stock then outstanding shall not be entitled to any liquidation preference.

Series B Preferred Stock

A summary of the Certificate of Designation for the Series B Preferred Stock is set forth below:

Voting. Except as required under law, holders of the Series B Preferred Stock are not entitled to vote.

Conversion. Each share of Series B Preferred Stock is convertible, at any time at the option of the holder, into one thousand (1,000) shares of Common Stock. Notwithstanding the foregoing, conversion shall be allowed only if the converting holder of the Series B Preferred Stock does not end up with Common Stock in excess of 4.95% of the issued and outstanding shares of our Common Stock.

Dividends. Holders of the Series B Preferred Stock shall not be entitled to receive dividends.

Liquidation. Holders of the Series B Preferred Stock then outstanding shall not be entitled to any liquidation preference.

Series C Preferred Stock

A summary of the Certificate of Designation for the Series C Preferred Stock is set forth below:

Voting. Except as provided otherwise under law, holders of the Series C Preferred Stock are entitled to vote on matters presented to holders of our Common Stock as if they held one hundred thousand (100,000) shares of Common Stock for each one (1) share of Series C Preferred Stock.

Conversion. Shares of Series C Preferred Stock are convertible, at any time at the option of the holder, at a ratio of one (1) Common Share for every one (1) share of Series C Preferred Stock.

Dividends. Holders of the Series C Preferred Stock shall not be entitled to receive dividends.

Liquidation. Holders of the Series C Preferred Stock then outstanding shall not be entitled to any liquidation preference.

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Anti-takeover Effects of Our Articles of Incorporation, as Amended, and Restated Bylaws

Our Articles of Incorporation, as amended, and Restated Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our board of directors and management. According to our Restated Bylaws and Articles of Incorporation, as amended, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors.

•	No Cumulative Voting. The Nevada Revised Statutes provide that stockholders are not entitled to the right to cumulative votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing its board of directors.
•	Issuance of “Blank Check” Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to additional 9,999,000 shares of “blank check” preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise;
•	Advance Notice Provisions. Our stockholders may not call special meetings of our stockholders unless they hold in excess of 50% of the shares entitled to vote at a meeting of stockholders. Stockholders requesting a special meeting to act on any matter that may properly be considered at a meeting of stockholders must submit a written request to the secretary of the Corporation. Such meeting request must contain all information required pursuant to the Restated Bylaws, be sent to the secretary by registered mail, return receipt requested, and be received by the secretary within 60 days after the record date. The Restated Bylaws include special provisions relating to the mechanics of calling and canceling special meetings of the stockholders; In any annual meeting of our stockholders, stockholders may not act on any matter not properly brought before the meeting. A matter is considered to have been properly brought before a meeting if the stockholder has given timely notice thereof in writing to the secretary of the Corporation and such business is a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required pursuant to the Restated Bylaws and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
•	Special Nomination Procedures. Our stockholders may not nominate persons to our Board unless they comply with certain nomination procedures. A stockholder must deliver notice of its intent to nominate persons to be elected to the Board to the secretary of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must include all information required pursuant to the Restated Bylaws, which shall include information regarding (i) the stockholder, (ii) any person acting in concert with such stockholder, (iii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iv) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any of the persons described in sections (ii) and (iii) above. Such notice shall contain, among other things, a written undertaking certifying that such proposed nominee is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company.

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•	Bylaws Amendments Without Stockholder Approval. Our Amended and Restated Bylaws provide that a majority of the authorized number of directors will generally have the power to adopt, amend or repeal our bylaws without stockholder approval;
•	Broad Indemnity. We are permitted to indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. This provision may make it more difficult to remove directors and officers and delay a change in control of our management.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or
•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Because we have less than 45 shareholders of record, these “business combination” provisions do not currently apply to us. We intend to amend our Amended and Restated Articles of Incorporation to elect not to be governed by the “business combination” provisions.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.

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These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the disinterested stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. Our Amended and Restated Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore such provisions currently do not apply to us.

Options

As of the date of this Report, we had no outstanding options to purchase shares of our common stock.

Transfer Agent and Registrar

Our stock transfer agent is Transhare Securities Transfer and Registrar, located at 2849 Executive Drive, Suite 200, Clearwater, Florida 33762, telephone number (303) 662-1112.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation, as amended, and Restated Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•	We may indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director of the Corporation or of another corporation or enterprise (if such service was at our request);
•	we are authorized to advance expenses incurred by or on behalf of a director, officer or other persons to which we are permitted to provide indemnification in advance of the final disposition of any action or proceeding.
•	The liability of our directors for monetary damages is limited to the fullest extent permitted by Nevada law; and
•	We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as s director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

We intend to enter into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Nevada Revised Statutes. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Bylaws or in any indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We may obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 5.01 Changes in Control of Registrant.

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of an Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

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HanJiao International Holding Limited

Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

F-1

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$13,449,805	$28,919,817
Advance to suppliers	6,720,321	266,237
Inventories, net	1,495,026	1,601,151
Prepayments and other current assets	891,487	196,272
Due from related parties, net	32,279	112,218
Total current assets	22,588,918	31,095,695
Long-term investment, net	11,237,029	11,412,441
Property and equipment, net	230,371	263,640
Deposits	45,129	46,487
Total assets	$34,101,447	$42,818,263

Liabilities and shareholders’ equity
Current liabilities
Taxes payable	$19,021,322	$19,647,502
Dividends payable	–	4,300
Due to related parties	245,201	1,013,396
Accrued expenses	3,052,886	4,823,543
Other payables and other current liabilities	6,549,220	6,865,487
Total current liabilities	28,868,629	32,354,228
Total liabilities	28,868,629	32,354,228

Commitments and contingencies	–	–

Shareholders’ equity
Ordinary shares: par value $1 per share, 50,000 shares authorized; 100 shares issued and outstanding at March 31, 2020 and December 31, 2019 *	100	100
Additional paid-in capital *	7,249,775	7,249,775
Statutory reserves	1,687,125	1,687,125
(Deficit) retained earnings	(3,011,234)	2,136,211
Accumulated other comprehensive loss	(692,948)	(609,176)
Total shareholders’ equity	5,232,818	10,464,035

Total liabilities and shareholders’ equity	$34,101,447	$42,818,263

* Giving retroactive effect to the corporate reorganization effected on September 16, 2019.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the Three Months Ended March 31,
	2020	2019

Revenues	$34,331	$6,154,767
Cost of revenues	(38,781)	(4,289,840)
Gross (loss) profit	(4,450)	1,864,927

Operating expenses:
General and administrative expenses	1,132,466	1,467,663
Selling expenses	1,272,914	649,846
Finance (income), net	(182,138)	(198,109)
Total operating expenses	2,223,242	1,919,400

Operating loss	(2,227,692)	(54,473)

Other income (expenses)
Other expenses, net	(2,191,729)	(455,841)
Total other expenses, net	(2,191,729)	(455,841)

Loss before provision for income taxes	(4,419,421)	(510,314)
Provision for income taxes	–	29,313

Net loss	$(4,419,421)	$(539,627)

Other comprehensive (loss) income
Foreign currency translation adjustment	(83,772)	346,577

Comprehensive loss	$(4,503,193)	$(193,050)

Earnings per ordinary share
Basic and diluted*	$(44,194)	$(5,396)

Weighted average number of ordinary shares outstanding
Basic and diluted*	100	100

* Giving retroactive effect to corporate reorganization effected on September 16, 2019.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares*		Additional			Accumulated other	Total
	Number of shares	Amount	paid-in capital	Statutory reserves	Retained earnings	comprehensive loss	shareholders’ equity
Balance as of December 31, 2018	100	$100	$7,249,775	$1,547,861	$5,855,424	$(445,922)	$14,207,238
Dividends declared	–	–	–	–	(111,616)	–	(111,616)
Net loss	–	–	–	–	(539,627)	–	(539,627)
Foreign currency translation	–	–	–	–	–	346,577	346,577
Balance as of March 31, 2019 (unaudited)	100	$100	$7,249,775	$1,547,861	$5,204,181	$(99,345)	$13,902,572

	Ordinary shares*		Additional		Retained	Accumulated other comprehensive	Total
	Number of shares	Amount	paid-in capital	Statutory reserves	earnings (deficit)	income (loss)	shareholders’ equity
Balance as of December 31, 2019	100	$100	$7,249,775	$1,687,125	$2,136,211	$(609,176)	$10,464,035
Dividends declared	–	–	–	–	(728,024)	–	(728,024)
Net loss	–	–	–	–	(4,419,421)	–	(4,419,421)
Foreign currency translation	–	–	–	–	–	(83,772)	(83,772)
Balance as of March 31, 2020 (unaudited)	100	$100	$7,249,775	$1,687,125	$(3,011,234)	$(692,948)	$5,232,818

* Giving retroactive effect to the corporate reorganization effected on September 16, 2019.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2020	2019

Cash flows from operating activities
Net loss	$(4,419,421)	$(539,627)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	29,661	40,765
Provision for (reversal of) bad debt expense	17,161	(9,418)
Provision for slow-moving inventories	33,859	–
Changes in operating assets and liabilities:
Advance to suppliers	(6,573,489)	73,330
Inventories	48,895	(196,642)
Due from related parties, net	79,403	(74,349)
Prepayments and other current assets	(708,189)	(182,670)
Advance from customers	–	568,248
Taxes payable	(329,120)	1,118,560
Accrued expenses	(1,722,302)	–
Other payables and other current liabilities	11,730	(227,782)
Net cash (used in) provided by operating activities	(13,531,812)	570,415

Cash flows from investing activities
Purchases of property and equipment	–	(3,925)
Net cash (used in) investing activities	–	(3,925)

Cash flows from financing activities
Repayment of loans from related parties	(197,360)	–
Repayment of loans from third parties	(792,373)	–
Dividends paid	(732,322)	(111,615)
Net cash (used in) financing activities	(1,722,055)	(111,615)

Effect of exchange rate changes on cash and cash equivalents	(216,145)	446,313
Net decrease in cash and cash equivalents	(15,470,012)	901,188
Cash and cash equivalents at beginning of period	28,919,817	18,019,617
Cash and cash equivalents at end of period	$13,449,805	$18,920,805

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$62,737	$24,646

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

HanJiao International Holding Limited (“HanJiao”) is a holding company incorporated in the British Virgin Islands on July 5, 2018. HanJiao and its wholly owned subsidiaries, variable interest entity (“VIE”) and its subsidiary (collectively, the “Company”) are primarily engaged in the sale of healthcare and other related products to the middle-aged and elderly market segments in the People’s Republic of China (the “PRC”) through its internet platform and offline service centers.

LuJi Technology International Holding Limited (“Luji Technology”), a holding company incorporated in the British Virgin Islands on July 5, 2018, is wholly owned by HanJiao.

Inooka Holding Ltd. (“Inooka”), a company established in Hong Kong on July 18, 2018, is wholly owned by Luji Technology.

Beijing Hongtao Management Consulting Co., Ltd. (“Beijing Hongtao”), a wholly foreign-owned enterprise (“WFOE”) was established in the PRC on October 11, 2018 and it is a wholly owned subsidiary of Inooka. Beijing Hongtao currently provides consulting and technical services to Beijing Luji Technology Co., Ltd. (“Beijing Luji” or “VIE”) was incorporated in the PRC on March 27, 2007. Beijing Luji established Guoyi Investment Fund Management (Beijing) Co., Ltd. (“Beijing Guoyi”) with registered capital of RMB 50 million (approximately US$973,000) on February 19, 2016.

The following table shows how the Company is organized:

HanJiao International Holding Limited
100%
LuJi Technology International Holding Limited
100%
Inooka Holding Limited
Overseas
100%
The PRC
Beijing Hongtao Management Consulting Co., Ltd.
VIE Agreements
Beijing Luji Technology Co., Ltd.
100%
Guoyi Investment Fund Management (Beijing) Co., Ltd.

Reorganization and Variable Interest Entities

On May 15, 2019, Beijing Hongtao, Beijing Luji and their shareholders entered into a series of contractual arrangements (the “VIE Agreements”) to control and receive the economic benefits of Beijing Luji’s business. The VIE Agreements are designed to provide Beijing Hongtao with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Beijing Luji, including absolute control rights and the rights to the assets, property, revenue and income of Beijing Luji.

F-6

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

To complete the corporate reorganization, the shareholders of Luji Technology transferred their respective ownership interest in Luji Technology in exchange for their respective ownership interest in HanJiao on September 16, 2019 (the “Share Transfer”).

Based on the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (‘ASC’) Topic 805, the VIE Agreements executed between the Beijing Hongtao and Beijing Luji and the Share Transfer constituted a reorganization of entities under common control since all these entities were controlled by the same major shareholders before and after the reorganization. As such, the Company’s consolidated financial statements have been prepared as if the reorganization had occurred retroactively and the existing corporate structure had been in existence throughout all periods presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of the subsidiaries and VIEs. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation of financial position, results of operations and cash flows at the dates and for the periods presented have been included. Interim results are not necessarily indicative of results to be expected for the full year. The information included in this report should be read in conjunction with the information included in the Company’s annual report for the year ended December 31, 2019.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the financial statements of HanJiao, its wholly-owned subsidiaries, WOFE, the VIE and its subsidiary. All inter-company transactions and balances have been eliminated upon consolidation.

VIE Agreements with Beijing Hongtao

The Company does not have a direct equity ownership interest in Beijing Luji but relies on the VIE Agreements to control and receive the economic benefits of Beijing Luji’s business. The Company relies on contractual arrangements with its variable interest entity to operate its online to office (O2O) business in the PRC in which foreign investment is restricted or prohibited. The O2O platform integrates the Company’s e-commerce platform with physical outlets (service centers) to connect consumers and merchants in a dynamic marketplace. Pursuant to the VIE Agreements, HanJiao, through Beijing Hongtao, is able to exercise effective control over, bears the risks of, enjoys substantially all of the economic benefits its VIE and its subsidiary and has an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. The Company’s management concluded that Beijing Luji and its subsidiary are variable interest entities of the Company and Beijing Hongtao is the primary beneficiary of Beijing Luji and its subsidiary. As such, the financial statements of the VIE and its subsidiary are included in the unaudited condensed consolidated financial statements of the Company.

During three months ended March 31, 2019, HanJiao, Luji Technology and Inooka did not have any business activities.

F-7

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include the allowance for doubtful accounts and slow-moving inventory, and the useful lives of property and equipment. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) FASB ASC Section 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposit and other highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased. The Company maintains cash with various financial institutions mainly in the PRC. As of March 31, 2020 and December 31, 2019, the Company had cash and cash equivalents of approximately $13.4 million and $28.9 million, respectively. The Company’s cash equivalents included approximately $0 and $11.6 million (RMB 80 million) of the bank’s financial products as of March 31, 2020 and December 31, 2019, respectively.

F-8

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environment in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency restrictions. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, changes in the future could affect the Company’s interest in these entities.

The outbreak of the novel coronavirus (COVID-19) starting from late January 2020 in the PRC has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic and has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China and the U.S. for the past few months. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of the Company’s business operations and its workforce are concentrated in China, the Company’s business, results of operations, and financial condition for the first half of 2020 have been adversely affected.

Inventories

Inventories consist of finished goods and they are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company periodically evaluates its inventories and will record an allowance for inventories that are either slow-moving, may not be saleable or whose cost exceeds its net realizable value.

Advance to Suppliers

Advances to suppliers consist of payments to suppliers for finished goods that have not been received by the Company. The Company periodically evaluates and reviews its advance to suppliers to determine whether its carrying value has been impaired.

Long-term Investment

Long-term investment consists mainly of the Company’s equity investment for strategic or business development purposes. The Company applies the equity method of accounting to account for an equity investment, according to FASB ASC 323 “Investment—Equity Method and Joint Ventures,” over which it has significant influence but does not own a majority equity interest or otherwise control. Under the equity method, the Company’s share of the profits or losses of the equity investees are recorded in its consolidated statements of comprehensive income (loss).

The Company reviews its investment at least annually to determine whether a decline in fair value to below the carrying value is other-than-temporary. The primary factors the Company considers in its determination are the duration and severity of the decline in fair value; the financial condition, operating performance and the prospects of the equity investee; and other company specific information such as recent financing rounds. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the investment will be written down to its fair value.

No events have occurred that indicated an other-than-temporary decline in fair value for the three months ended March 31, 2020.

F-9

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Property and Equipment, Net

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful lives
Vehicles	10 years
Office equipment	3 years
Furniture and fixtures	3 years
Software	3 years

Long-lived Assets

Finite-lived assets and intangibles are reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property, plant and equipment, land use rights, and long-term prepaid leases. For the three months ended March 31, 2020 and 2019, the Company did not recognize any impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted FASB ASC 606, Revenue from Contracts with Customers using the modified retrospective method for all contracts not completed as of the date of adoption. Accordingly, revenue for three months ended March 31, 2020 and 2019 was presented under ASC 606.

The core principle underlying the revenue recognition standard is that the Company will recognize revenue to represent the transfer of products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of the product or the benefit of the services transfers to the customer. Under the guidance of ASC 606, the Company is required to (a) identify the contract with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the Company satisfies its performance obligations.

Product Sales: Beijing Luji is primarily engaged in the sale of healthcare and other products (such as nutrition or dietary supplements; water or air purifiers) to the middle aged and elderly market segments in the PRC. Beijing Luji sells these products under its own “Fozgo” brand and related healthcare products for other vendors through its internet platform and offline service centers. Revenue from product sales is recognized when control passes to the customer, which generally occurs at a point in time when products are delivered. Allowance for sales returns, that reduces revenues, are estimated based on historical experience. Revenues are recorded net of value-added taxes, business taxes, discounts and surcharges and allowance for returns.

F-10

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

The Company collects cash from customers before or upon delivery of products mainly through banks and third-party online payment platforms (such as Alipay). Cash collected from customers before product delivery is recognized as advance from customers.

Cost of Revenues

Cost of revenues consists primarily of the cost of merchandise sold, delivery cost, service fees, sales incentives and commissions that are directly attributable to the sale of certain designated products.

General and Administrative Expenses

General and administrative expenses consist mainly of payroll and related costs for employees involved in general corporate functions, including accounting, finance, tax, legal and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation and rental expenses.

Selling Expenses

Selling expenses consist mainly of payroll and benefits for employees involved in the sales and distribution functions, meeting/event fees, advertisement, marketing and selling expenses that are related to events and activities at the Company’s service centers designed to promote product sales.

Finance Expenses (Income)

Finance expenses consist mainly of service fees related to the use of third-party online payment platforms, bank fees and interest expenses related to borrowings; net of interest income from bank and related bank products.

Other Income (Expenses)

Other income consists primarily of income from the administration of Beijing Luji’s online marketplace. Other expenses consist mainly of estimated tax penalties and charitable contributions.

Income Taxes

The Company follows FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are also recognized for operating losses that are available to offset the future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-11

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

The Company follows FASB ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”, which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under ASC 740-10-25, tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company believes that it does not have any uncertain tax positions. It is not expected that there will be any uncertain tax position within twelve months of March 31, 2020.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or the deferred tax asset valuation allowance. Due to the lack of temporary differences between the tax bases and their financial reporting amounts, the Company has not recognized any deferred tax assets or liabilities as of March 31, 2020 and December 31, 2019.

Enterprise Income Tax

Under the Provisional Regulations of the PRC concerning income tax on enterprises promulgated by the PRC (the “EIT Law”), the Company was qualified as a high and new technology enterprise starting in 2018, and enjoys a preferential tax rate of 15% for 3 years expiring in 2020. An entity can re-apply to be a high and new technology enterprise when the prior certificate expires. Income tax is payable at a rate of 15% of our taxable income for three months ended March 31, 2020 and 2019.

Value-Added Tax

Prior to May 1, 2018, the Company was subject to value-added tax (“VAT”) at rates of 6% and 17% on revenue generated from providing services and products, respectively. Starting from May 1, 2018, the VAT rate for revenue generated from providing products was changed from 17% to 16%. Starting from April 1, 2019, the VAT rate for revenue generated from providing products changed from 16% to 13%. VAT is reported as a reduction of revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The net VAT balance between input VAT and output VAT is recorded in taxes payable.

Foreign Currency Translation

The functional currency of the Company’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The condensed consolidated financial statements are translated into U.S. dollars (“USD”) using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income (loss). Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

F-12

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

All of the Company’s revenue transactions are transacted in its functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The exchange rates as of March 31, 2020 and December 31, 2019 and for three months ended March 31, 2020 and 2019 are as follows:

	March 31,	December 31,	Three months ended March 31,
	2020	2019	2020	2019
Foreign currency	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	7.0851	6.9762	6.9790	6.7464

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists entirely of foreign currency translation adjustments resulting from the Company’s translation of its financial statements from its functional currency into USD.

Earnings (loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of ordinary shares plus dilutive potential ordinary shares outstanding during the period. When the Company has a loss, the potential ordinary shares are not included since their inclusion would be anti-dilutive. For three months ended March 31, 2020 and 2019, there were no potential ordinary shares, such as options, warrants or conversion rights, that would have a dilutive effect on the Company’s earnings per share.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Amendments to the ASC 842 Leases. This update requires a lessee to recognize an asset and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Leases with a twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company expects to adopt of ASU 2016-02 when it completes its proposed transaction with a public entity, and does not expect the adoption of ASU 2016-02 to have a material impact on its unaudited condensed consolidated financial statements.

F-13

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

In July 2017, the FASB Issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The Company does not believe the adoption of this ASU would have a material effect on the Company’s unaudited condensed consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its unaudited condensed consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3 – INVENTORIES, NET

	March 31,	December 31,
	2020	2019
	(Unaudited)
Finished goods	$1,803,093	$1,880,155
Less: allowance for slow-moving inventories	(308,067)	(279,004)
Inventories, net	$1,495,026	$1,601,151

The Company reviews its inventories periodically to determine if any reserves are necessary for slow-moving inventory or if a write-down is necessary when the carrying value exceeds net realizable value. For three months ended March 31, 2020 and 2019, provision for slow-moving inventory amounted to $33,859 and $0, respectively.

NOTE 4 – ADVANCE TO SUPPLIERS

As of March 31, 2020 and December 31, 2019, advances to suppliers were $6,720,321 and $266,237, respectively. The increase was due mainly to advances to two major suppliers during the first quarter of 2020:

•	Approximately $5,650,000 to Baoqing Meilai Modern Agricultural Service Co., Ltd for the purchase of specialty rice with selenium; and

•	Approximately $734,000 to Shandong Kangqi Wood Industry Co., Ltd. for the purchase of specialty phonograph machines.

Both products are intended to be sold to the Company’s target consumers.

F-14

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
Business advance to employees	$115,735	$94,034
Prepaid service fees	87,901	91,146
Other receivable	687,851	11,092
Total Prepaid Expenses and Other Current Assets	$891,487	$196,272

As of March 31, 2020, other receivable consists mainly of a refund due from a supplier for approximately $677,000 (RMB 4.8 million). The Company believes that the receivable is fully collectible.

NOTE 6 – LONG-TERM INVESTMENT

On March 15, 2019, Beijing Luji executed an Equity Acquisition Agreement with Rongcheng Health Group Co., Ltd. and acquired a 44% equity interest in Rongcheng Tianrun Taxus Co., Ltd. (“Rongcheng Tianrun”) for RMB 79,830,000 (approximately $11.4 million). Rongcheng Tianrun is organized and registered in the PRC, and it is engaged primarily in the cultivation and marketing of Taxus, a type of medicinal plant. The ownership transfer and related registration procedures were completed on June 20, 2019.

NOTE 7 – PROPERTY AND EQUIPMENT, NET

At March 31, 2020 and December 31, 2019, property and equipment is as follows:

	March 31,	December 31,
	2020	2019
	(Unaudited)
Office furniture	$89,599	$90,998
Computer equipment	81,600	82,874
Vehicles	214,588	217,938
Software	302,607	307,331
	688,394	699,141
Less: accumulated depreciation and amortization	(458,023)	(435,501)
Property and equipment, net	$230,371	$263,640

For three months ended March 31, 2020 and 2019, depreciation and amortization expense amounted to $29,661 and $40,765, respectively.

F-15

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 8 – RELATED PARTY BALANCES AND TRANSACTIONS

As of March 31, 2020 and December 31, 2019, due from related parties is as follows:

	March 31,	December 31,
	2020	2019
	(Unaudited)
Zhuang Richun (1)	32,279	112,218
Total	$32,279	$112,218

(1)	This represents a loan receivable from Mr. Zhuang Richun, marketing director of the Company. The loan agreement was executed on February 28, 2019; the loan was non-interest bearing and due on February 28, 2020. The loan was extended on February 28, 2020 with an understanding that Mr. Zhuang will repay the loan before December 31, 2020.

As of March 31, 2020 and December 31, 2019, due to related parties is as follows:

	March 31,	December 31,
	2020	2019
	(Unaudited)
Niu Jianxin (3)	$–	$566,928
Zhuang Rihong (4)	211,712	215,017
Tian Xiangdong (5)	–	137,611
Beijing Chunduo Technology Co., Ltd. (6)	–	43,002
Tian Xiangyang (2)	33,489	34,904
Gao Xue wei (7)	–	15,934
Total	$245,201	$1,013,396

(2)	This represents a loan from Ms. Tian Xiangyang, the Company’s founder and chairwoman, to the Company for working capital purposes. The loan is due on demand with no interest.

(3)	This represents a non-interest bearing loan from Mr. Niu Jianxin to the Company which was paid directly to Ms. Tian Xiangyang to settle the Company’s dividends payable to Ms. Tian in 2019. Mr Niu was a former member of senior management of the Company who resigned in February 2020. On March 15, 2020, Mr. Niu executed an agreement with Mr. Zhang Hongbin, an unrelated third-party, to transfer this loan receivable of RMB 3,955,000 to Mr. Zhang. The payable to Mr. Niu is classified as an other payable as of March 31, 2020 (see Note 11). On April 9, 2020, Mr. Zhang filed a lawsuit against the Company (see Note 16).

(4)	Ms. Zhuang Rihong is the sister of Mr. Zhuang Richun. The loan was for working capital purposes and it is due on demand with no interest.

F-16

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

(5)	Mr. Tian Xiangdong is the brother of Ms. Tian Xiangyang. The loan was for working capital purposes and it is due on demand with no interest. The loan was repaid in full in January 2020.

(6)	Beijing Chunduo Technology Co., Ltd. (“Beijing Chunduo”) is controlled by Ms. Li Chunduo, a shareholder of the Company. The loan was for working capital purposes and is due on demand. The loan is due on demand with no interest. It was repaid in full in January 2020.

(7)	Mr. Gao Xuewei is a shareholder of the Company. The loan was for working capital purposes and is due on demand with no interest. The loan was repaid in full in January 2020.

NOTE 9 – TAXES PAYABLE

At March 31, 2020 and December 31, 2019, taxes payable is as follows:

	March 31,	December 31,
	2020	2019
	(Unaudited)
VAT payable	$16,011,948	$16,431,683
Income tax payable	1,073,331	1,153,677
Other taxes payable	1,936,043	2,062,142
Total	$19,021,322	$19,647,502

Under PRC tax rules that are in effect, Beijing Luji, the Company’ VIE, is subject to penalties for any unpaid VAT and income taxes. The Company has accrued and recorded the related estimated penalties for unpaid VAT and income taxes as of March 31, 2020 and December 31, 2019, respectively in other current liabilities (see Note 11).

Other taxes payable consisted mainly of tax obligations related to the city construction tax, education fund and withholding taxes related to dividends distributed to the Company’s shareholders.

NOTE 10 – ACCRUED EXPENSES

At March 31, 2020 and December 31, 2019, accrued expenses consisted of the following:

	March 31,	December 31,
	2020	2019
	(Unaudited)
Incentive awards	$3,052,886	$4,823,543

Incentive awards represents performance-based incentives to be paid to qualified service centers.

F-17

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 11 – OTHER PAYABLES AND OTHER CURRENT LIABILITIES

At March 31, 2020 and December 31, 2019, other payables and other current liabilities are as follows:

	March 31,	December 31,
	2020	2019
	(Unaudited)
Payroll and benefits	$1,118,391	$1,389,090
Payable to suppliers	562,608	1,846,105
Payable to Niu Jianxin	558,214	–
Commissions payable	271,504	275,748
Other current liabilities	4,038,503	3,354,544
Total	$6,549,220	$6,865,487

Other current liabilities consist mainly of estimated penalties related to unpaid VAT and income taxes related to Beijing Luji, which is calculated at 0.05% per day from the day tax payment is due under applicable PRC laws and regulations. For three months ended March 31, 2020, the Company recorded an estimated penalty of approximately $731,000 and $0 for unpaid VAT and income taxes, respectively.

NOTE 12 – DIVIDENDS PAYABLE

In the first quarter of 2020, in accordance with a board resolution dated January 21, 2020, the Company recorded dividends payable of $728,024 (RMB 5,080,900), The dividends were paid in the first quarter of 2020.

In the first quarter of 2019, in accordance with a board resolution dated March 19, 2019, the Company recorded dividends payable of $111,000 (RMB 753,000). The dividends were paid in the first quarter of 2019.

NOTE 13– STATUTORY RESERVES

Pursuant to the laws in the PRC, entities must make appropriations from after-tax profit to a non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the statutory surplus reserve fund requires annual appropriations of 10% of after-tax profit (as determined under accounting principles generally accepted in the PRC) until the aggregated appropriations reach 50% of the registered capital.

As of March 31, 2020 and December 31, 2019, the balance of the statutory reserves was $1,687,125.

NOTE 14 – INCOME TAXES

The entities within the Company file separate tax returns in the respective tax jurisdictions in which they operate.

F-18

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

British Virgin Islands

HanJiao is a tax-exempt entity incorporated in the British Virgin Islands.

Hong Kong

Inooka was incorporated in Hong Kong and does not conduct any substantial operations of its own. No provision for Hong Kong profits tax has been made in the unaudited condensed consolidated financial statements as Inooka Holding Ltd has no assessable profits for the three months ended March 31, 2020 and 2019.

PRC

The entities incorporated in the PRC are governed by the income tax law of the PRC and are subjected to the PRC enterprise income tax (“EIT”). The EIT rate of the PRC is 25%, which applies to both domestic and foreign invested enterprises. Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC (the “EIT Law”), Beijing Luji qualified as a high and new technology enterprise starting in 2018, and enjoys a preferential tax rate of 15% for 3 years expiring in 2020. Beijing Luji can re-apply as a high and new technology enterprise when the prior certificate expires. Income tax is payable at a rate of 15% of our taxable income for the three months ended March 31, 2020 and 2019.

	For the three months ended March 31
	2020	2019
	(Unaudited)	(Unaudited)
Non-PRC operations	$–	$–
PRC operations	(4,419,421)	(510,314)
Net loss before provision for income taxes	$(4,419,421)	$(510,314)

Provision for income taxes comprised of the followings:

	For the three months ended March 31
	2020	2019
	(Unaudited)	(Unaudited)
Current tax expense
PRC	$–	$29,313
Deferred tax expense
PRC	–	–
Total provision for income taxes	$–	$29,313

F-19

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 15 – VARIABLE INTEREST ENTITY

On May 15, 2019, Beijing Hongtao entered into VIE Agreements with Beijing Luji and its shareholders. The accounts of Beijing Luji and its subsidiary are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation.

The carrying amounts of the VIEs’ consolidated assets and liabilities are as follows:

	March 31,	December 31,
	2020	2019
	(Unaudited)
Current assets	$22,588,818	$31,095,595
Property and equipment, net	230,371	263,640
Other noncurrent assets	11,282,158	11,458,928
Total assets	34,101,347	42,818,163
Total liabilities	(28,868,629)	(32,354,228)
Net assets	$5,232,718	$10,463,935

	March 31,	December 31,
	2020	2019
	(Unaudited)
Current liabilities:
Other payables and accrued liabilities	$9,602,106	$11,693,330
Other payables – related parties	245,201	1,013,396
Taxes payable	19,021,322	19,647,502
Total liabilities	$28,868,629	$32,354,228

The summarized operating results of the VIEs are as follows:

	For the three Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Operating revenues	$34,331	$6,154,767
Loss from operations	$(2,227,692)	$(54,473)
Net loss	$(4,419,421)	$(539,627)

F-20

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Amounts accrued, as well as the total amount of possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of the WFOE and the VIEs are in compliance with existing PRC laws and regulations in all material respects. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot assure that the PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion. If the current corporate structure of the Company or the VIE Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

Lease Obligations

The Company leases certain office premises and apartments for employees under operating lease agreements with various terms. Future minimum lease payments under the operating lease agreements is as follows:

Amount
Twelve months ending March 31,
2021	$270,857
2022	34,364
Total	$305,221

Rental expense for three months ended March 31, 2020 and 2019 was $155,171 and $66,648, respectively.

F-21

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Legal Matters

Beijing Luji, the Company’s VIE, is involved in the following legal matter:

•	As of March 31, 2020, the Company has a payable to Mr. Niu Jianxin for RMB 3,955,000 (approximately $558,000). Upon Mr. Niu’s departure from Beijing Luji in February 2020, Mr. Niu had allegedly transferred his rights to Mr. Zhang Hongbin. On April 9, 2020, Mr. Zhang Hongbin filed a lawsuit with the people's Court of Fengtai District, Beijing, on the basis of that Beijing Luji did not repay the amount that is due to him. This legal matter is still pending.

The Company evaluates all pending legal matters periodically and establishes reserves when it is probable that they will result in a negative outcome, and that the amount of the loss could be reasonably estimated. The Company does not have any legal reserves as of March 31, 2020 and December 31, 2019, respectively.

NOTE 17 - CONCENTRATION OF RISK

Concentration of credit risk

The Company places its cash with a financial institution with high-credit ratings and quality. Cash and cash equivalents for three months ended March 31, 2020 was approximately $13,450,000. A depositor has up to RMB 500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”) if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2020 approximately $12,391,000 was deposited with a third party platform fund account located in the PRC. This balance is not covered by insurance. While management believes that these financial institutions and third party fund holder are of high credit quality, it also continually monitors their credit worthiness.

Foreign currency risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

Concentration of supplier risk

The Company’s utilizes various suppliers. There were two suppliers that accounted for more than 10% of total purchases, for the three months ended March 31, 2020 and 2019. Two suppliers of 84% and 11%, accounted for 95%, and two suppliers of 68%, 11% accounted for 79% for the three months ended March 31, 2020 and 2019, respectively. There was no accounts payable balances owed to these suppliers as of March 31, 2020 and December 31, 2019.

Major customers

There was no customer whose revenue accounts for more than 10% of total revenue for three months ended March 31, 2020 and 2019.

NOTE 18 – SUBSEQUENT EVENTS

The Company is negotiating a reverse merger with AS Capital Inc., a public company listed on the OTC.

F-22

HanJiao International Holding Limited

Consolidated Financial Statements

For the Year Ended December 31, 2019 and 2018

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

HanJiao International Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HanJiao International Holding Limited and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenues on January 1, 2019 due to the adoption of Accounting Standards Codification Topic 606, using the modified retrospective method.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

Flushing, New York

August 5, 2020

We have served as the Company’s auditor since 2018.

F-24

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$28,919,817	$18,019,617
Advance to suppliers	266,237	608,708
Inventories, net	1,601,151	1,107,492
Prepayments and other current assets	196,272	1,756,321
Due from related parties, net	112,218	11,609,200
Total current assets	31,095,695	33,101,338
Long-term investment, net	11,412,441	–
Property and equipment, net	263,640	419,785
Deposits	46,487	30,707
Total assets	$42,818,263	$33,551,830

Liabilities and shareholders’ equity
Current liabilities
Advance from customers	$–	$3,534,967
Taxes payable	19,647,502	10,874,177
Dividends payable	4,300	–
Due to related parties	1,013,396	–
Accrued expenses	4,823,543	1,883,241
Other payables and other current liabilities	6,865,487	3,052,207
Total current liabilities	32,354,228	19,344,592
Total liabilities	32,354,228	19,344,592

Commitments and contingencies	–	–

Shareholders’ equity
Ordinary shares: par value $1 per share, 50,000 shares authorized; 100 shares issued and outstanding at December 31, 2019 and 2018 *	100	100
Additional paid-in capital *	7,249,775	7,249,775
Statutory reserves	1,687,125	1,547,861
Retained earnings	2,136,211	5,855,424
Accumulated other comprehensive loss	(609,176)	(445,922)
Total shareholders’ equity	10,464,035	14,207,238

Total liabilities and shareholders’ equity	$42,818,263	$33,551,830

* Giving retroactive effect to the corporate reorganization effected on September 16, 2019.

The accompanying notes are an integral part of these consolidated financial statements.

F-25

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2019	2018

Revenues	$58,233,055	$53,444,905
Cost of revenues	(41,763,786)	(38,762,238)
Gross profit	16,469,269	14,682,667

Operating expenses:
General and administrative expenses	8,110,916	3,928,505
Selling expenses	3,595,934	1,689,186
Finance expenses (income), net	83,409	(28,588)
Total operating expenses	11,790,259	5,589,103

Operating income	4,679,010	9,093,564

Other income (expenses)
Other expenses, net	(2,378,313)	(1,881,534)
Loss from equity investment	(31,098)	–
Total other expenses, net	(2,409,411)	(1,881,534)

Income before provision for income taxes	2,269,599	7,212,030
Provision for income taxes	931,201	1,349,274

Net income	$1,338,398	$5,862,756

Other comprehensive income (loss)
Foreign currency translation adjustment	(163,254)	(720,631)

Comprehensive income	$1,175,144	$5,142,125

Earnings per ordinary share
Basic and diluted*	$13,384	$58,628

Weighted average number of ordinary shares outstanding
Basic and diluted*	100	100

* Giving retroactive effect to corporate reorganization effected on September 16, 2019.

The accompanying notes are an integral part of these consolidated financial statements.

F-26

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares*		Additional			Accumulated other comprehensive	Total
	Number of shares	Amount	paid-in capital	Statutory reserves	Retained earnings	income (loss)	shareholders’ equity
Balance as of December 31, 2017	100	$100	$7,249,775	$938,665	$1,356,627	$274,709	$9,819,876
Dividends declared	–	–	–	–	(754,763)	–	(754,763)
Net income	–	–	–	–	5,862,756	–	5,862,756
Foreign currency translation	–	–	–	–	–	(720,631)	(720,631)
Appropriation to statutory reserves	–	–	–	609,196	(609,196)	–	–
Balance as of December 31, 2018	100	100	7,249,775	1,547,861	5,855,424	(445,922)	14,207,238
Dividends declared	–	–	–	–	(4,918,347)		(4,918,347)
Net income	–	–	–	–	1,338,398	–	1,338,398
Foreign currency translation	–	–	–	–	–	(163,254)	(163,254)
Appropriation to statutory reserves	–	–	–	139,264	(139,264)	–	–
Balance as of December 31, 2019	100	$100	$7,249,775	$1,687,125	$2,136,211	$(609,176)	$10,464,035

* Giving retroactive effect to the corporate reorganization effected on September 16, 2019.

The accompanying notes are an integral part of these consolidated financial statements.

F-27

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018

Cash flows from operating activities
Net income	$1,338,398	$5,862,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	161,007	131,139
Equity investment loss	31,098	–
(Reversal of) provision for bad debt expense	(7,383	2,457
Provision for slow-moving inventories	282,148	–
Changes in operating assets and liabilities:
Advance to suppliers	337,529	(533,961)
Inventories	(797,386	(1,063,840)
Due from related parties, net	10,236,862	(7,656,973)
Prepayments and other current assets	1,543,217	(1,491,538)
Advance from customers	(3,523,686	3,074,945
Taxes payable	9,029,446	9,925,350
Accrued expenses	3,000,671	1,957,435
Other payables and other current liabilities	3,098,763	2,557,494
Net cash provided by operating activities	24,730,684	12,765,264

Cash flows from investing activities
Purchases of property and equipment	(9,172	(188,250)
Purchase of equity investment	(11,572,154	–
Net cash (used in) investing activities	(11,581,326	(188,250)

Cash flows from financing activities
Loans from related parties	442,803	–
Loans from third parties	801,629	–
Dividends paid	(3,110,174	(754,761)
Net cash (used in) financing activities	(1,865,742	(754,761)

Effect of exchange rate changes on cash and cash equivalents	(383,416	(824,990)
Net increase in cash and cash equivalents	10,900,200	10,997,263
Cash and cash equivalents at beginning of year	18,019,617	7,022,354
Cash and cash equivalents at end of year	$28,919,817	$18,019,617

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$31,071	$938,779
Supplemental non-cash financing information:
Offset receivable from related party against dividends due to such party	$1,221,810	$–
Loan from a related party to pay dividends	$582,014	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-28

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

HanJiao International Holding Limited (“HanJiao”) is a holding company incorporated in the British Virgin Islands on July 5, 2018. HanJiao and its wholly owned subsidiaries, variable interest entity (“VIE”) and its subsidiary (collectively, the “Company”) are primarily engaged in the sale of healthcare and other related products to the middle-aged and elderly market segments in the People’s Republic of China (the “PRC”) through its internet platform and offline service centers.

LuJi Technology International Holding Limited (“Luji Technology”), a holding company incorporated in the British Virgin Islands on July 5, 2018, is wholly owned by HanJiao.

Inooka Holding Ltd. (“Inooka”) a company established in Hong Kong on July 18, 2018, is wholly owned by Luji Technology.

Beijing Hongtao Management Consulting Co., Ltd. (“Beijing Hongtao”), a wholly foreign-owned enterprise (“WFOE”) was established in the PRC on October 11, 2018 and it is a wholly owned subsidiary of Inooka. Beijing Hongtao currently provides consulting and technical services to Beijing Luji Technology Co., Ltd. (“Beijing Luji” or “VIE”) was incorporated in the PRC on March 27, 2007. Beijing Luji established Guoyi Investment Fund Management (Beijing) Co., Ltd. (“Beijing Guoyi”) with registered capital of RMB 50 million (approximately US$973,000) on February 19, 2016.

The following table shows how the Company is organized:

F-29

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Reorganization and Variable Interest Entities

On May 15, 2019, Beijing Hongtao, Beijing Luji and their shareholders entered into a series of contractual arrangements (the “VIE Agreements”) to control and receive the economic benefits of Beijing Luji’s business. The VIE Agreements are designed to provide Beijing Hongtao with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Beijing Luji, including absolute control rights and the rights to the assets, property, revenue and income of Beijing Luji.

To complete the corporate reorganization, the shareholders of Luji Technology transferred their respective ownership interest in Luji Technology in exchange for their respective ownership interest in HanJiao on September 16, 2019 (the “Share Transfer”).

Based on the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (‘ASC’) Topic 805, the VIE Agreements executed between the Beijing Hongtao and Beijing Luji and the Share Transfer constituted a reorganization of entities under common control since all these entities were controlled by the same major shareholders before and after the reorganization. As such, the Company’s consolidated financial statements have been prepared as if the reorganization had occurred retroactively and the existing corporate structure had been in existence throughout all periods presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain prior year balances have been reclassified to conform to the current year’s presentation.

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of HanJiao, its wholly-owned subsidiaries, WOFE, the VIE and its subsidiary. All inter-company transactions and balances have been eliminated upon consolidation.

VIE Agreements with Beijing Hongtao

The Company does not have a direct equity ownership interest in Beijing Luji but relies on the VIE Agreements to control and receive the economic benefits of Beijing Luji’s business. The Company relies on contractual arrangements with its variable interest entity to operate its online to office (O2O) business in the PRC in which foreign investment is restricted or prohibited. The O2O platform integrates the Company’s e-commerce platform with physical outlets (service centers) to connect consumers and merchants in a dynamic marketplace. Pursuant to the VIE Agreements, HanJiao, through Beijing Hongtao, is able to exercise effective control over, bears the risks of, enjoys substantially all of the economic benefits its VIE and its subsidiary and has an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. The Company’s management concluded that Beijing Luji and its subsidiary are variable interest entities of the Company and Beijing Hongtao is the primary beneficiary of Beijing Luji and its subsidiary. As such, the financial statements of the VIE and its subsidiary are included in the consolidated financial statements of the Company. Each of the VIE Agreements is described in detail below:

F-30

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Exclusive Consulting and Services Agreement

Pursuant to the Exclusive Consulting and Services Agreement signed on May 15, 2019, between Beijing Hongtao and Beijing Luji, Beijing Hongtao agrees to provide various services exclusively to Beijing Luji including development and research services for business-related software, pre-job and on-the-job training services, technology development and transfer services, public relations services, market research and consulting services, short and medium-term market development and planning services, various technical support services, consulting services related to business compliance, organization and planning services related to marketing and membership activities. For services rendered to Beijing Luji by Beijing Hongtao under this agreement, Beijing Hongtao is entitled to collect 100% of the net income of Beijing Luji.

The Exclusive Consulting and Services Agreement shall remain in effect for ten years from the date of signing unless it is terminated by Beijing Hongtao in advance or upon the mutual agreement of both parties. Beijing Luji may terminate the agreement subject to payment of all service fees for completed services and compensation to Beijing Hongtao for losses. Prior to the termination of this agreement, the parties may extend the term of this agreement in accordance with the requirements of Beijing Hongtao.

Business Operations Agreement

Pursuant to the Business Operations Agreement signed on May 15, 2019, by and among the Beijing Luji shareholders, Beijing Luji and Beijing Hongtao. Beijing Luji agreed not to conduct any transactions that may materially affect its assets, business, personnel, obligations, rights or company operations, without the prior written consent of Beijing Hongtao. Beijing Hongtao agrees to provide advice to Beijing Luji from time to time regarding the appointment and dismissal of employees, daily management and financial management systems. Beijing Luji and Beijing Luji shareholders also agree to appoint designees of Beijing Hongtao to serve as board of directors and on the senior management team of Beijing Luji. In connection with this agreement, the Beijing Luji shareholders executed a power of attorney of the Business Operations Agreement in which the Beijing Luji shareholders shall irrevocably authorize the designated personnel of Beijing Hongtao to exercise their shareholders’ rights on their behalf, including voting rights at the shareholders' meeting in the name of the shareholders. The Beijing Luji shareholders further agree that they will replace the person authorized in the above power of attorney at any time upon Beijing Hongtao's request. The Business Operations Agreement shall remain in effect for ten years from the date of signing unless earlier terminated by Beijing Hongtao by delivering 30 days prior written notice or upon the mutual agreement of all parties. Beijing Luji and the Beijing Luji shareholders do not have the right to terminate the agreement unilaterally. Upon the termination of any agreement between Beijing Hongtao and Beijing Luji, Beijing Hongtao shall be entitled to terminate all agreements between such parties.

Equity Disposal Agreement

Pursuant to the Equity Disposal Agreement signed on May 15, 2019, by and among the Beijing Luji shareholders, Beijing Luji and Beijing Hongtao, the Beijing Luji shareholders granted to Beijing Hongtao an exclusive option right to purchase all of their equity interests in Beijing Luji to secure the execution of the Equity Pledge Agreement in which the details are set out below. Under the terms of this agreement, Beijing Hongtao has an exclusive right to purchase, to the extent permitted under the PRC law, at any time, all or any part of the equity interests of the Beijing Luji shareholders in Beijing Luji or an option to transfer the equity interests in Beijing Luji to any third party designated by Beijing Hongtao. The option price shall be the minimum permitted by the laws and regulations of the PRC. The Equity Disposal Agreement has a term of ten years from the date of signing, and it may be renewed at Beijing Hongtao’s discretion.

F-31

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement signed on May 15, 2019, by and among the Beijing Luji shareholders and Beijing Hongtao, the Beijing Luji shareholders pledged all of their equity interests in Beijing Luji to Beijing Hongtao to guarantee the performance of Beijing Luji’s obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement.  Under the terms of the agreement, in the event that Beijing Luji or its shareholders breach their respective contractual obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement, or upon occurrence of any event of default as set forth in the Equity Pledge Agreement, Beijing Hongtao shall be entitled to exercise its rights under this agreement, subject to certain cure periods. The Beijing Luji shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Beijing Hongtao’s interest.

The Equity Pledge Agreement shall be effective until Beijing Luji and the Beijing Luji shareholders have performed all of their obligations under the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement and the Business Operations Agreement and the written approval of Beijing Hongtao has been obtained.

Agency Agreement

Pursuant to the Agency Agreement signed on May 15, 2019, among the Beijing Luji shareholders and Beijing Hongtao, the Beijing Luji shareholders granted Beijing Hongtao an irrevocable license for the longest period permitted under law the right to exercise the voting rights of the Beijing Luji shareholders in accordance with the laws of the PRC and the Articles of Association of Beijing Luji. During the term of this Agreement, none of the Beijing Luji shareholders shall be entitled to transfer their interest in Beijing Luji to any third party other than entities or individuals designated by Beijing Hongtao. This Agency Agreement shall be irrevocable and continuously valid from the date of execution of this Agency Agreement, and it can be terminated at Beijing Hongtao’s discretion.

During the year ended December 31, 2019, HanJiao, Luji Technology and Inooka did not have any business activities.

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowance for doubtful accounts and slow-moving inventory, and the useful lives of property and equipment. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) FASB ASC Section 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-32

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposit and other highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased. The Company maintains cash with various financial institutions mainly in the PRC. As of December 31, 2019 and 2018, the Company had cash and cash equivalents of approximately $28.9 million and $18.0 million, respectively. The Company’s cash equivalents included approximately $11.6 million (RMB 80 million) and $9.0 million (RMB 63 million) of the bank’s financial products; and approximately $0 and $2.9 million (RMB 20 million) of PRC treasury notes as of December 31, 2019 and 2018, respectively.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environment in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency restrictions. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, changes in the future could affect the Company’s interest in these entities.

Inventories

Inventories consist of finished goods and they are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company periodically evaluates its inventories and will record an allowance for inventories that are either slow-moving, may not be saleable or whose cost exceeds its net realizable value.

F-33

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Advance to Suppliers

Advances to suppliers consist of payments to suppliers for finished goods that have not been received by the Company. The Company periodically evaluates and reviews its advance to suppliers to determine whether its carrying value has been impaired.

Long-term Investment

Long-term investment consists mainly of the Company’s equity investment for strategic or business development purposes. The Company applies the equity method of accounting to account for an equity investment, according to FASB ASC 323 “Investment—Equity Method and Joint Ventures,” over which it has significant influence but does not own a majority equity interest or otherwise control. Under the equity method, the Company’s share of the profits or losses of the equity investees are recorded in its consolidated statements of comprehensive income.

The Company reviews its investment at least annually to determine whether a decline in fair value to below the carrying value is other-than-temporary. The primary factors the Company considers in its determination are the duration and severity of the decline in fair value; the financial condition, operating performance and the prospects of the equity investee; and other company specific information such as recent financing rounds. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the investment will be written down to its fair value.

No events have occurred that indicated an other-than-temporary decline in fair value for the year ended December 31, 2019.

Property and Equipment, Net

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Classification	Estimated useful lives
Vehicles	10 years
Office equipment	3 years
Furniture and fixtures	3 years
Software	3 years

Long-lived Assets

Finite-lived assets and intangibles are reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property, plant and equipment, land use rights, and long-term prepaid leases. For the years ended December 31, 2019 and 2018, the Company did not recognize any impairment of its long-lived assets.

F-34

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Revenue Recognition

On January 1, 2019, the Company adopted FASB ASC 606, Revenue from Contracts with Customers using the modified retrospective method for all contracts not completed as of the date of adoption. Accordingly, revenue for the year ended December 31, 2019 was presented under ASC 606, while comparative information has not been restated and continues to be reported under the accounting standards in effect for the prior period.

The core principle underlying the revenue recognition standard is that the Company will recognize revenue to represent the transfer of products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of the product or the benefit of the services transfers to the customer. Under the guidance of ASC 606, the Company is required to (a) identify the contract with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the Company satisfies its performance obligations.

The adoption of ASC 606 did not significantly change (i) the timing and pattern of revenue recognition for the Company’s revenues, and (ii) the presentation of revenues as gross versus net. Therefore, the adoption of ASC 606 did not have a significant impact on the Company’s financial position, results of operations, equity or cash flows as of the adoption date and for the year ended December 31, 2019. Persuasive evidence of an arrangement is demonstrated via sales orders; and the consideration is fixed upon the initiation of the purchase order by the customer.

Product Sales: Beijing Luji is primarily engaged in the sale of healthcare products (such as nutrition or dietary supplements; water or air purifiers) to the middle aged and elderly market segments in the PRC. Beijing Luji sells these products under its own “Fozgo” brand and related healthcare products for other vendors through its internet platform and offline service centers. Revenue from product sales is recognized when control passes to the customer, which generally occurs at a point in time when products are delivered. Allowance for sales returns, that reduces revenues, are estimated based on historical experience. Revenues are recorded net of value-added taxes, business taxes, discounts and surcharges and allowance for returns.

The Company collects cash from customers before or upon delivery of products mainly through banks and third-party online payment platforms (such as Alipay). Cash collected from customers before product delivery is recognized as advance from customers.

Cost of Revenues

Cost of revenues consists primarily of the cost of merchandise sold, delivery cost, service fees, sales incentives and commissions that are directly attributable to the sale of certain designated products.

General and Administrative Expenses

General and administrative expenses consist mainly of payroll and related costs for employees involved in general corporate functions, including accounting, finance, tax, legal and human resources, professional fees and other general corporate expenses as well as costs associated with the use by these functions of facilities and equipment, such as depreciation and rental expenses.

F-35

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Selling Expenses

Selling expenses consist mainly of payroll and benefits for employees involved in the sales and distribution functions, meeting/event fees, advertisement, and marketing and selling expenses that are related to events and activities at the Company’s service centers designed to promote product sales.

Finance Expenses (Income)

Finance expenses consist mainly of service fees related to the use of third-party online payment platforms, bank fees and interest expenses related to borrowings; net of interest income from bank and related bank products.

Other Income (Expenses)

Other income consists primarily of income from the administration of Beijing Luji’s online marketplace. Other expenses consist mainly of estimated tax penalties and charitable contributions.

Income Taxes

The Company follows FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are also recognized for operating losses that are available to offset the future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”, which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under ASC 740-10-25, tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company believes that it does not have any uncertain tax positions. It is not expected that there will be any uncertain tax position within 12 months of December 31, 2019.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or the deferred tax asset valuation allowance. Due to the lack of temporary differences between the tax bases and their financial reporting amounts, the Company has not recognized any deferred tax assets or liabilities as of December 31, 2019 and 2018.

F-36

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Enterprise Income Tax

Under the Provisional Regulations of the PRC concerning income tax on enterprises promulgated by the PRC (the “EIT Law”), the Company was qualified as a high and new technology enterprise starting in 2018, and enjoys a preferential tax rate of 15% for 3 years expiring in 2020. An entity can re-apply to be a high and new technology enterprise when the prior certificate expires. Income tax is payable at a rate of 15% of our taxable income for the year ended December 31, 2019 and 2018.

Value-Added Tax

Prior to May 1, 2018, the Company was subject to value-added tax (“VAT”) at rates of 6% and 17% on revenue generated from providing services and products, respectively. Starting from May 1, 2018, the VAT rate for revenue generated from providing products was changed from 17% to 16%. Starting from April 1, 2019, the VAT rate for revenue generated from providing products changed from 16% to 13%. VAT is reported as a reduction of revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The net VAT balance between input VAT and output VAT is recorded in taxes payable.

Foreign Currency Translation

The functional currency of the Company’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The consolidated financial statements are translated into U.S. dollars (“USD”) using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into USD are included in determining comprehensive income (loss). Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in its functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The exchange rates as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and 2018 are as follows:

	December 31,		For the years ended December 31,
	2019	2018	2019	2018
Foreign currency	Balance Sheet	Balance Sheet	Profit/Loss	Profit/Loss
RMB to 1 USD	6.9762	6.8764	6.8985	6.6158

F-37

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists entirely of foreign currency translation adjustments resulting from the Company’s translation of its financial statements from its functional currency into USD.

Earnings (loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of ordinary shares plus dilutive potential ordinary shares outstanding during the period. When the Company has a loss, the potential ordinary shares are not included since their inclusion would be anti-dilutive. For the years ended December 31, 2019 and 2018, there were no potential ordinary shares, such as options, warrants or conversion rights, that would have a dilutive effect on the Company’s earnings per share.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Amendments to the ASC 842 Leases. This update requires a lessee to recognize an asset and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Leases with a twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company expects to adopt of ASU 2016-02 when it completes its proposed transcation with a public company, and does not expect the adoption of ASU 2016-02 to have a material impact on its financial statements.

In June 2016 the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which eliminates the probable initial recognition threshold for credit losses in current U.S. GAAP, and instead requires an organization to record a current estimate of all expected credit losses over the contractual term for financial assets carried at amortized cost. This is commonly referred to as the current expected credit losses (“CECL”) methodology. Expected credit losses for financial assets held at the reporting date will be measured based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 does not change the existing write-off principle in U.S. GAAP or current nonaccrual practices, nor does it change accounting requirements for loans held for sale or certain other financial assets which are measured at the lower of amortized cost or fair value. ASU 2016-13 becomes effective for public companies on January 1, 2020, although early application is permitted for 2019. The Company expects to adopt of ASU 2016-13 in 2020 and does not expect the adoption of ASU 2016-13 to have a material impact on its financial statements.

F-38

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

In July 2017, the FASB Issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

The Company believes that other recent accounting pronouncement will not have a material effect on the Company’s consolidated financial position, results of operations and cash flows

NOTE 3 – INVENTORIES, NET

	As of December 31,
	2019	2018
Finished goods	$1,880,155	$1,107,492
Less: allowance for slow-moving inventories	(279,004)	–
Inventories, net	$1,601,151	$1,107,492

The Company reviews its inventories periodically to determine if any reserves are necessary for slow-moving inventory or if a write-down is necessary when the carrying value exceeds net realizable value. For the years ended December 31, 2019 and 2018, provision for slow-moving inventory amounted to $279,004 and $0, respectively.

NOTE 4 – PREPAYMENTS AND OTHER CURRENT ASSETS

	As of December 31,
	2019	2018
Business advance to employees	$94,034	$47,350
Prepaid service fees	91,146	54,012
Prepaid commissions	–	1,531,707
Prepaid rent	–	61,487
Others	11,092	61,765
Total Prepaid Expenses and Other Current Assets	$196,272	$1,756,321

During 2018, commissions were determined and paid based on receipt of cash payments from customer orders. This payment practice was revised in early 2019 as commission was determined and paid based on revenue earned.

F-39

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 5 – LONG-TERM INVESTMENT

On March 15, 2019, Beijing Luji executed an Equity Acquisition Agreement with Rongcheng Health Group Co., Ltd. and acquired a 44% equity interest in Rongcheng Tianrun Taxus Co., Ltd. (“Rongcheng Tianrun”) for RMB 79,830,000 (approximately $11.4 million). Rongcheng Tianrun is organized and registered in the PRC, and it is engaged primarily in the cultivation and marketing of Taxus, a type of medicinal plant. The ownership transfer and related registration procedures were completed on June 20, 2019.

During the year ended December 31, 2019, the Company’s recorded a loss from equity investment of $31,098, representing its share of the equity loss in Rongcheng Tianrun’s net loss.

NOTE 6 – PROPERTY AND EQUIPMENT, NET

At December 31, 2019 and 2018, property and equipment is as follows:

	As of December 31,
	2019	2018
Office furniture	$90,998	$92,318
Computer equipment	82,874	74,875
Vehicles	217,938	221,100
Software	307,331	311,789
	699,141	700,082
Less: accumulated depreciation and amortization	(435,501)	(280,297)
Property and equipment, net	$263,640	$419,785

For the year ended December 31, 2019 and 2018, depreciation and amortization expense amounted to $161,007 and $131,139, respectively.

NOTE 7 – RELATED PARTY BALANCES AND TRANSACTIONS

As of December 31, 2019 and 2018, due from related parties is as follows:

	As of December 31,
	2019	2018
Tian Xiangyang (1)	$–	$11,609,200
Zhuang Richun (2)	112,218	–
Total	$112,218	$11,609,200

(1)	This represents a specific business advance to Ms. Tian Xiangyang, the Company’s founder and chairwoman of the board, designated for strategic investment purposes. The advance amounted to approximately $11.6 million and it was intended to facilitate Ms. Tian’s negotiation with Rongcheng Tianrun for a strategic investment in Rongcheng Tianrun (see Note 5). The investment in Rongcheng Tianrun was ultimately made by the Company and Ms. Tian repaid approximately $10.4 million to the Company in May 2019. The remaining balance of approximately $1.2 million was offset against a dividend payable due to her (see Note 11) in 2019.

(2)	This represents a loan receivable from Mr. Zhuang Richun, marketing director of the Company. The loan agreement was executed on February 28, 2019; the loan was non-interest bearing and due on February 28, 2020. The loan was extended on February 28, 2020 with an understanding that Mr. Zhuang will repay the loan before December 31, 2020.

F-40

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

As of December 31, 2019 and 2018, due to related parties is as follows:

	As of December 31,
	2019	2018
Niu Jianxin (4)	$566,928	$–
Zhuang Rihong (5)	215,017	–
Tian Xiangdong (6)	137,611	–
Beijing Chunduo Technology Co., Ltd. (7)	43,002	–
Tian Xiangyang (3)	34,904	–
Gao Xue wei (8)	15,934	–
Total	$1,013,396	$–

(3)	This represents a loan from Ms. Tian Xiangyang, the Company’s founder and chairwoman, to the Company for working capital purposes. The loan is due on demand with no interest. The loan was fully repaid in January 2020.

(4)	This represents a non-interest bearing loan from Mr. Niu Jianxin to the Company which was paid directly to Ms. Tian Xiangyang to settle the Company’s dividends payable to Ms. Tian in 2019. Mr Niu was a former member of senior management of the Company who resigned in February 2020. On March 15, 2020, Mr. Niu executed an agreement with Mr. Zhang Hongbin, an unrelated third-party, to transfer this loan receivable of RMB 3,955,000 to Mr. Zhang. On April 9, 2020, Mr. Zhang filed a lawsuit against the Company (see Note 15).

(5)	Ms. Zhuang Rihong is the sister of Mr. Zhuang Richun. The loan was for working capital purposes and it is due on demand with no interest.

(6)	Mr. Tian Xiangdong is the brother of Ms. Tian Xiangyang. The loan was for working capital purposes and it is due on demand with no interest. The loan was repaid in full in January 2020.

(7)	Beijing Chunduo Technology Co., Ltd. (“Beijing Chunduo”) is controlled by Ms. Li Chunduo, a shareholder of the Company. The loan was for working capital purposes and is due on demand with no interest. It was repaid in full in January 2020.

(8)	Mr. Gao Xuewei is a shareholder of the Company. The loan was for working capital purposes and is due on demand with no interest. The loan was repaid in full in January 2020.

NOTE 8 – TAXES PAYABLE

At December 31, 2019 and 2018, taxes payable is as follows:

	As of December 31,
	2019	2018
VAT payable	$16,431,683	$9,443,967
Income tax payable	1,153,677	336,682
Other taxes payable	2,062,142	1,093,528
Total	$19,647,502	$10,874,177

F-41

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Under PRC tax rules that are in effect, Beijing Luji, the Company’ VIE, is subject to penalties for any unpaid VAT and income taxes. The Company has accrued and recorded the related estimated penalties for unpaid VAT and income taxes as of December 31, 2019 and 2018, respectively in other current liabilities (see Note 10).

Other taxes payable consisted mainly of tax obligations related to the city construction tax, education fund and withholding taxes related to dividends distributed to the Company’s shareholders.

NOTE 9 – ACCRUED EXPENSES

At December 31, 2019 and 2018, accrued expenses consisted of the following:

	As of December 31,
	2019	2018
Incentive awards	$4,823,543	$1,883,241

Incentive awards represents performance-based incentives to be paid to qualified service centers. The incentive awards for the years ended December 31, 2019 and 2018 were RMB 33.65 million (approximately $4.82 million) and RMB 12,950,000 (approximately $1.88 million), respectively.

NOTE 10 – OTHER PAYABLES AND OTHER CURRENT LIABILITIES

At December 31, 2019 and 2018, other payables and other current liabilities are as follows:

	As of December 31,
	2019	2018
Payroll and benefits	$1,389,090	$142,720
Payable to suppliers	1,846,105	1,502,247
Commissions payable	275,748	426,241
Other current liabilities	3,354,544	980,999
Total	$6,865,487	$3,052,207

Other current liabilities consist mainly of estimated penalties related to unpaid VAT and income taxes related to Beijing Luji, which is calculated at 0.05% per day from the day tax payment is due under applicable PRC laws and regulations. For the year ended December 31, 2019, the Company recorded an estimated penalty of approximately $3,318,000 and $36,000 for unpaid VAT and income taxes, respectively. For the year ended December 31, 2018, the Company recorded an estimated penalty of approximately $980,000 and $0 for unpaid VAT and income taxes, respectively.

F-42

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 11 – DIVIDENDS PAYABLE

In 2018, in accordance with a board resolution dated December 30, 2018, the Company recorded dividends payable of $754,763; and the dividends were distributed in the same year.

In 2019, the board declared to distribute dividends for RMB 33,929,000 (approximately $4,918,000) in total.

During 2019, total dividends for RMB 33,899,000 (approximately $4,914,000) were distributed, consisted mainly of the following:

•	RMB 20,100,000 (approximately $2,914,000) was distributed to Ms. Tian Xiangyang through an accounting offset;

•	RMB 8,278,000 (approximately $1,200,000) of dividends payable to Ms. Tian Xiangyang was offset against the balance due from her;

•	RMB 3,955,000 (approximately $567,000) was paid by Mr. Niu Jianxin to Ms. Tian Xiangyang via a related party loan to the Company;

•	RMB 1,250,000 (approximately $181,000) was distributed to Ms. Tian Xiangyang.

As a result, the Company has a dividends payable of $4,300 (RMB 30,000) as of December 31, 2019, which amount was distributed in the first quarter of 2020.

NOTE 12– STATUTORY RESERVES

Pursuant to the laws in the PRC, entities must make appropriations from after-tax profit to a non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the statutory surplus reserve fund requires annual appropriations of 10% of after-tax profit (as determined under accounting principles generally accepted in the PRC) until the aggregated appropriations reach 50% of the registered capital.

As of December 31, 2019 and 2018, the balance of the statutory reserves was $1,687,125 and $1,547,861, respectively.

NOTE 13 – INCOME TAXES

The entities within the Company file separate tax returns in the respective tax jurisdictions in which they operate.

British Virgin Islands

HanJiao is a tax-exempt entity incorporated in the British Virgin Islands.

Hong Kong

Inooka was incorporated in Hong Kong and does not conduct any substantial operations of its own. No provision for Hong Kong profits tax has been made in the consolidated financial statements as Inooka Holding Ltd has no assessable profits for the years ended December 31, 2019 and 2018.

F-43

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

PRC

The entities incorporated in the PRC are governed by the income tax law of the PRC and are subjected to the PRC enterprise income tax (“EIT”). The EIT rate of the PRC is 25%, which applies to both domestic and foreign invested enterprises. Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC (the “EIT Law”), Beijing Luji qualified as a high and new technology enterprise starting in 2018, and enjoys a preferential tax rate of 15% for 3 years expiring in 2020. Beijing Luji can re-apply as a high and new technology enterprise when the prior certificate expires. Income tax is payable at a rate of 15% of our taxable income for the year ended December 31, 2019 and 2018.

The following is a reconciliation of provision for income taxes at the effective rate to provision for income taxes at the calculated statutory rates:

	For the years ended December 31
	2019	2018
Non-PRC operations	$–	$–
PRC operations	2,269,599	7,212,030
Net income before provision for income taxes	$2,269,599	$7,212,030

Provision for income taxes comprised of the followings:

	For the years ended December 31
	2019	2018
Current tax expense
PRC	$931,201	$1,349,274
Deferred tax expense
PRC	–	–
Total provision for income taxes	$931,201	$1,349,274

	For the years ended December 31,
	2019	2018
PRC statutory tax rate	25.0%	25.0%
Permanent differences	26.0%	3.7%
Tax holiday effect	(10.0%)	(10.0%)
Effective tax rate	41.0%	18.7%

F-44

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Below is a breakdown of key components that make up the permanent differences.

	For the years ended December 31,
	2019	2018
Penalties related to unpaid VAT and income taxes	15.7%	2.0%
Non-deductible expenses/donation	9.5%	1.8%
Others	0.8%	(0.1%)
Total	26.0%	3.7%

NOTE 14 – VARIABLE INTEREST ENTITY

On May 15, 2019, Beijing Hongtao entered into VIE Agreements with Beijing Luji and its shareholders. The significant terms of these VIE Agreements are summarized in Note 1 above. As a result, the Company classifies Beijing Luji and its subsidiary as VIEs.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Beijing Hongtao is deemed to have a controlling financial interest and is the primary beneficiary of Beijing Luji because it has both of the following characteristics:

1)	The power to direct activities at Beijing Luji that most significantly impact such entity’s economic performance; and

2)	The obligation to absorb losses of, and the right to receive benefits from Beijing Luji that could potentially be significant to such entity.

Accordingly, the accounts of Beijing Luji and its subsidiary are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation.

The carrying amounts of the VIEs’ consolidated assets and liabilities are as follows:

	As of December 31,
	2019	2018
Current assets	$31,095,595	$33,101,238
Property and equipment, net	263,640	419,785
Other noncurrent assets	11,458,928	30,707
Total assets	42,818,163	33,551,730
Total liabilities	(32,354,228)	(19.344.592)
Net assets	$10,463,935	$14,207,138

F-45

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

	As of December 31,
	2019	2018
Current liabilities:
Other payables and accrued liabilities	$11,693,330	$8,470,415
Other payables – related parties	1,013,396	–
Taxes payable	19,647,502	10,874,177
Total liabilities	$32,354,228	$19.344.592

The summarized operating results of the VIEs are as follows:

	For the Years Ended December 31,
	2019	2018
Operating revenues	$58,233,055	$53,444,905
Income from operations	$4,536,817	$9,018,029
Net income	$1,338,398	$5,862,756

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Amounts accrued, as well as the total amount of possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of the WFOE and the VIEs are in compliance with existing PRC laws and regulations in all material respects. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot assure that the PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion. If the current corporate structure of the Company or the VIE Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

F-46

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

Lease Obligations

The Company leases certain office premises and apartments for employees under operating lease agreements with various terms. Future minimum lease payments under the operating lease agreements is as follows:

Amount
Twelve months ending December 31,
2020	$352,548
2021	78,364
Total	$430,912

Rental expense for the year ended December 31, 2019 and 2018 was $251,565 and $143,516, respectively.

Legal Matters

Beijing Luji, the Company’s VIE, is involved in the following legal matters:

•	According to an administrative ruling issued by The People's Court of Yinan County in Shandong Province, Beijing Luji was investigated by the Yinan County Administration for Market Regulation (the “Yinan Administration”) in July 2019 for organizing and planning pyramid selling. As a result of the investigation, Beijing Luji’s bank deposit of RMB 90 million at the Agricultural Bank of China was frozen until the investigation was completed. The Yinan Administration found that Mr. Liu Yuangui, regional partner of Beijing Luji, had used the network platform of Beijing Luji from April 2017 to November 2018 to develop members and his behavior was determined to be pyramid selling. Based on its investigation, the Yinan Administration imposed an administrative fine of approximately RMB 20 million to Mr. Liu. According to the administrative ruling, Mr. Liu negotiated with Beijing Luji, and Beijing Luji (on behalf of Ms. Tian Xiangyang) agreed to pay the fine in the case on Mr. Liu’s behalf. Ms. Tian subsequently settled this payable to Beijing Luji via an accounting offset of a dividend payable that was due to her in 2019 (see Note 11). On November 17, 2019, the Yinan Administration concluded that Beijing Luji's business did not constitute organization and planning pyramid selling. The related bank account of Beijing Luji at the Agriculture Bank of China was unfrozen.

•	As of December 31, 2019, the Company has a due to related party, Mr. Niu Jianxin, for RMB 3,955,000 (approximately $567,000). Upon Mr. Niu departure from Beijing Luji in February 2020, Mr. Niu had allegedly transferred this rights to Mr. Zhang Hongbin. On April 9, 2020, Mr. Zhang Hongbin filed a lawsuit with the people's Court of Fengtai District, Beijing, on the basis of that Beijing Luji did not repay the amount that is due to him. This legal matter is still pending.

The Company evaluates all pending legal matters periodically and establishes reserves when it is probable that they will result in a negative outcome, and that the amount of the loss could be reasonably estimated. The Company does not have any legal reserves as of December 31, 2019 and 2018, respectively.

F-47

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

NOTE 16 - CONCENTRATION OF RISK

Concentration of credit risk

The Company places its cash with a financial institution with high-credit ratings and quality. Cash and cash equivalents for the year ended December 31, 2019 and 2018 was $28,919,817and $18,019,617 respectively. A depositor has up to RMB 500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2019 and 2018, $27,844,733 and $17,583,345 was deposited with a third party platform fund account located in the PRC. These balances are not covered by insurance. While management believes that these financial institutions and third party fund holder are of high credit quality, it also continually monitors their credit worthiness.

Foreign currency risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

Concentration of supplier risk

The Company’s utilizes various suppliers. There were two and four suppliers that accounted for more than 10% of total purchases, for the year ended December 31, 2019 and 2018, respectively. Two suppliers accounted for 68% and 11% in 2019, and four suppliers accounted for 22%, 21%, 20% and 35% total purchases for 2018. There was $4,644 and $nil accounts payable balances owed to these suppliers as of December 31, 2019 and 2018.

Major customers

There was no customer whose revenue accounts for more than 10% of total revenue for the year ended December 31, 2019 and 2018.

NOTE 17 – SUBSEQUENT EVENTS

In January 2020, the World Health Organization declared a global health emergency as the coronavirus outbreak (“COVID-19”) continues to spread beyond the PRC. On March 11, 2020, the World Health Organization declared the COVID-19 a global pandemic. The Company’s business has been significantly impacted by COVID-19; its revenue and its gross profit for the three months ended March 31, 2020 has declined by more than $6.1 million and $1.8 million, respectively, as compared to the same period of last year.

The Company is negotiating a reverse merger with AS Capital Inc., a public company listed on the OTC.

NOTE 18 – FINANCIAL INFORMATION OF THE PARENT COMPANY (UNAUDITED)

The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with the Securities and Exchange Commission Regulation S-X Rule 5-04 and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

F-48

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

The subsidiary did not pay any dividends to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiaries” and the income of the subsidiaries is presented as “share of income of subsidiaries”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with US GAAP are not required.

The Company did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2019 and 2018.

PARENT COMPANY BALANCE SHEETS

	As of December 31,
	2019	2018
Assets
Current assets
Investment in subsidiaries	$10,464,035	$14,207,238
Total Current Assets	10,464,035	14,207,238
Total Assets	$10,464,035	$14,207,238

Liabilities and Shareholders’ Equity
Shareholders’ Equity
Ordinary shares (par value $1 per share, 50,000 shares authorized; 100 shares issued and outstanding at December 31, 2019 and 2018)	$100	$100
Additional paid-in capital	7,249,775	7,249,775
Statutory reserves	1,687,125	1,547,861
Retained earnings	2,136,211	5,855,424
Accumulated other comprehensive loss	(609,176)	(445,922)
Total Shareholders’ Equity	10,464,035	14,207,238

Total Liabilities and Shareholders’ Equity	$10,464,035	$14,207,238

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the year ended December 31,
	2019	2018
Equity income of subsidiaries and VIEs	$1,338,398	$5,862,756

Net income	1,338,398	5,862,756
Foreign currency translation adjustments	(163,254)	(720,631)
Comprehensive income	$1,175,144	$5,142,125

F-49

HANJIAO INTERNATIONAL HOLDING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(amounts in U.S. dollars unless otherwise stated)

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$1,338,398	$5,862,756
Adjustments to reconcile net income to cash used in operating activities:
Equity income of subsidiaries and VIEs	(1,338,398)	(5,862,756)
Net cash provided by (used in) operating activities	–	–

Changes in cash and cash equivalents	–	–
Cash and cash equivalents at beginning of year	–	–
Cash and cash equivalents at end of year	$–	$–

F-50

4/8/2020 11:36 AM

<DRAFT>

AS CAPITAL, INC. Unaudited Pro forma Financial Information

F-51

AS CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

	Historical	Historical
	ASIN	HanJiao	Pro Forma Adjustments	Note	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$–	$13,449,805			$13,449,805
Advances to suppliers	–	6,720,321			6,720,321
Inventories, net	–	1,495,026			1,495,026
Prepayments and other current assets	–	891,487			891,487
Due from related parties, net	–	32,279			32,279

Total current assets	–	22,588,918			22,588,918

Non-current assets:
Long-term investment, net	–	11,237,029			11,237,029
Property and equipment, net	–	230,371			230,371
Deposits	–	45,129			45,129

Total non-current assets	–	11,512,529			11,512,529

TOTAL ASSETS	$–	$34,101,447			$34,101,447

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Tax payable	$–	$19,021,322			$19,021,322
Due to related parties	138,533	245,201			383,734
Accrued expenses	31,159	3,052,886			3,084,045
Other payable and other current liabilities	–	6,549,220			6,549,220

Total current liabilities	169,692	28,868,629			29,038,321

Total liabilities	169,692	28,868,629			29,038,321

Commitments and contingencies	–	–			–

Shareholders’ (deficit) equity:
Common stock	1,120	–	8,600	(a)	9,720
Additional paid-in capital	36,110,927	7,249,875	(36,290,339)	(a),(b)	7,070,463
Statutory reserves	–	1,687,125			1,687,125
Accumulated other comprehensive loss	–	(692,948)			(692,948)
Accumulated deficit	(36,281,739)	(3,011,234)	36,281,739	(b)	(3,011,234)

Total shareholders’ (deficit) equity	(169,692)	5,232,818			5,063,126

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$–	$34,101,447			$34,101,447

F-52

AS CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	Historical	Historical
	ASIN	HanJiao	Pro Forma Adjustment	Pro Forma Combined

Revenues	$–	$34,331		$34,331

Cost of revenues	–	(38,781)		(38,781)

Gross loss	–	(4,450)		(4,450)

Operating expenses:
Selling expenses	–	(1,272,914)		(1,272,914)
General and administrative expenses	(27,033)	(1,132,466)		(1,193,357)
Financial income, net	–	182,138		182,138

Total operating expenses	(27,033)	(2,223,242)		(2,250,275)

Operating loss	(27,033)	(2,227,692)		(2,254,725)

Other income (expenses)
Other expenses, net	–	(2,191,729)		(2,191,729)

Total other expenses, net	–	(2,191,729)		(2,191,729)

Loss before provision for income taxes	(27,033)	(4,419,721)		(4,446,454)

Provision for income taxes	–	–		–

Net loss	$(27,033)	$(4,419,721)		$(4,446,454)

Net loss per share – basic and diluted	$(0.00)			$(0.05)

Weighted average number of shares outstanding	11,201,030			97,201,030

F-53

AS CAPITAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical	Historical
	ASIN	HanJiao	Pro Forma Adjustment	Pro Forma Condensed Combined

Revenues	$–	$58,233,055		$58,233,055

Cost of revenues	–	(41,763,786)		(41,481,638)

Gross profit	–	16,469,269		16,751,417

Operating expenses:
Selling expenses	–	(3,595,934)		(3,595,934)
General and administrative expenses	(153,516)	(8,110,916)		(8,546,580)
Financial expenses, net	–	(83,409)		(83,409)

Total operating expenses	(153,516)	(11,790,259))		(12,225,923))

Operation (loss) profit	(153,516)	4,679,010		4,525,494

Other income (expenses)
Other expenses, net	–	(2,378,313)		(2,378,313)
Loss from equity investment	–	(31,098)		(31,098)

Total other expenses, net	–	(2,409,411)		(2,409,411)

Loss before provision for income taxes	(153,516)	2,269,599		2,116,083

Provision for income taxes	–	(931,201)		(931,201)

Net (loss) income	$(153,516)	$1,338,398		$1,184,882

Net (loss) income per share – basic and diluted	$(0.00)			$0.01

Weighted average number of shares outstanding	11,201,030			97,201,030

F-54

AS CAPITAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION AS OF MARCH 31, 2020

NOTE 1 – BACKGROUND OF ORGANISATION

On August 6, 2020, AS Capital, Inc. (the “Company” or “ASIN”) and HanJiao International Holding Limited (“HanJiao” or“HJ”) consummated a Share Exchange Agreement (the “Share Exchange Transaction”). In connection with the Share Exchange Transaction, the Company issued 86,000,000 shares of its Common Stock in acquiring 100% in the equity shares of HJ. Upon the completion of the Share Exchange Transaction, the shareholders of HJ now own approximately 88.5% of the common stock of ASIN.

NOTE 2 – BASIS OF PRESENTATION

Because ASIN is a shell company, the ongoing operations of the combined entity will consist mainly of the business operations of HJ. The senior management of HJ will serve as the senior management of the combined entity. HJ is deemed to be the accounting acquirer for accounting purposes and the Share Exchange Transaction will be treated as a recapitalization of ASIN. Accordingly, the consolidated assets, liabilities and results of operations of HJ will become the historical financial statements of the Company, and ASIN’s assets, liabilities and results of operations will be consolidated with HJ. The accompanying pro forma financial statements are presented as a continuation of HJ.

The pro forma balance sheet as of March 31, 2020 is based on the historical financial statements of ASIN after giving effect to HJ’s acquisition of ASIN as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of March 31, 2020 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with HJ’s consolidated financial statements for the years ended December 31, 2019 and 2018, and for the three-months period ended March 31, 2020 and 2019 included as Exhibits included in this Current Report on Form 8-K filed with SEC.

The accompanying pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2020, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between HJ and ASIN since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The accompanying pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2020 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To eliminate the accumulated deficits of ASIN incurred before the merger transaction to reflect the recapitalization of ASIN

Dr.	Additional paid-in capital	36,281,739
Cr.	Accumulated deficits	36,281,739

F-55

AS CAPITAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION AS OF MARCH 31, 2020

(b)	To reflect the issuance of 86,000,000 shares of common stock of ASIN for the acquisition of 100% of HIHL outstanding capital stock

Dr.	Additional paid-in capital	8,600
Cr.	Common stock	8,600

NOTE 4 – PRO FORMA EARNINGS (LOSS) PER SHARE

The pro forma earnings (loss) per share, giving effect to the merger transaction has been computed as follows:

Net loss	$(4,446,454)

Net loss per share – Basic and diluted	$(0.05)

Weighted average number of shares deemed issued and outstanding	97,201,030

F-56

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of AS Capital, Inc. (1)
3.1.1	Certificate of Amendment to the Articles of Incorporation for Rineon Group, Inc. (2)
3.1.2	Certificate of Amendment to the Articles of Incorporation for AS Capital, Inc. (3)
3.2	Amended and Restated By-Laws (3)
4.2	Description of Securities**
5	Opinion of Jingtian & Gongcheng Law Offices Regarding PRC Legal Matters
10.1	Share Exchange Agreement, dated August 6, 2020, by and among AS Capital, Inc., HanJiao International Holding Limited and certain investors*
10.2	Equity Acquisition Agreement, dated March 15, 2019, by and between Rongcheng Health Group Co. Ltd. and Beijing Luji Technology Co. Ltd.*
10.3	Exclusive Consulting and Services Agreement, dated May 15, 2019, by and among Beijing Hongtao Management Consulting Co. Ltd. and Beijing Luji Technology Co. Ltd. *
10.4	Business Operations Agreement, dated May 19, 2019, by and among Beijing Hongtao Management Consulting Co. Ltd., Beijing Luji Technology Co. Ltd. and Tian Xiangyang, Tian Zhihai, Liu Zexian, Gao Xuewei, and Li Chunduo *
10.5	Equity Disposal Agreement, dated May 15, 2019, by and among Beijing Hongtao Management Consulting Co. Ltd., Beijing Luji Technology Co. Ltd., Tian Xiangyang, Tian Zhihai, Liu Zexian, Gao Xuewei, and Li Chunduo *
10.6	Equity Pledge Agreement, dated May 15, 2019, by and among Beijing Hongtao Management Consulting Co. Ltd., Tian Xiangyang, Tian Zhihai, Liu Zexian, Gao Xuewei, and Li Chunduo *
10.7	Agency Agreement, dated May 15, 2019, by and among Beijing Hongtao Management Consulting Co. Ltd., Tian Xiangyang, Tian Zhihai, Liu Zexian, Gao Xuewei, and Li Chunduo *
10.8	House Lease Contract, dated June 12, 2020, by and among Beijing Hongtao Management Consulting Co. Ltd. And Beijing Luji Technology Co. Ltd.*
10.9	Labor Contract, dated January 1, 2019, by and between Beijing Luji and Tian Xiangyang*
10.10	Labor Contract, dated January 1, 2017, by and between Beijing Luji and Shan Yonghua*
10.11	Labor Contract, dated January 1, 2017, by and between Beijing Luji and Tian Zhihai*
10.12	Labor Contract, dated January 1, 2019, by and between Beijing Luji and Yin Jian’en*
10.13	Labor Contract, dated January 1, 2019, by and between Beijing Luji and Wang Jirui*
10.14	Form of Director Retainer Agreement *
21	List of Subsidiaries*
99.1	Court Custodian Documents (4)
*	Filed Herewith.
**	Incorporated by reference to the section entitled “Description of Securities” of this Current Report.

(1)	Incorporated by reference to the Exhibits to Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 1, 2018.
(2)	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2009.
(3)	Incorporated by reference to the Exhibits to Information Statement on Definitive Schedule 14C filed with the Securities and Exchange Commission on July 29, 2020.
(4)	Incorporated by reference to the Exhibits to Amendment No. 5 to Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 17, 2019.

75

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AS CAPITAL, INC.
Dated: August 7, 2020

	By:	/s/ Tian Xiangyang
Tian Xiangyang
Chief Executive Officer

76